UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RVISION, INC.

(Name of small business issuer in its charter)

Nevada	3812	86-0887580
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2365 A Paragon Drive San Jose, California 95131 Telephone: 408-437-5777 Facsimile: 408-437-9923	2445 Fifth Avenue, Suite 450 San Diego, California 92101 Telephone: 619-233-1403 Facsimile: 619-233-1423
(Address and telephone number of principal executive offices)	(Address and telephone number of principal place of business)

Gregory E. Johnston

2365 A Paragon Drive

San Jose, California 95131

Telephone: 408-437-5777

Facsimile: 408-437-9923

(Name, address, and telephone number of agent for service)

Copies to:

Brian M. Kelly	James R. Kruse
2445 Fifth Avenue, Suite 450	Jack G. Hanley
San Diego, California 92101	Kruse Landa Maycock & Ricks, LLC
Telephone: 619-233-1403	136 East South Temple, 21st Floor
Facsimile: 619-233-1423	Salt Lake City, Utah 84111
Telephone: 801-531-7090
Facsimile: 801-531-7091
Miles Mochizuki
2365 A Paragon Drive San Jose, California 95131 Telephone: 408-437-5777 Facsimile: 408-437-9923

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated October  17, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

3,700,600 Shares of Common Stock

RVision, Inc.

This prospectus relates to the resale of up to 3,700,600 shares of common stock held by the selling stockholders named under the caption “Selling Stockholders” on page 55. The selling stockholders may offer and sell such shares using this prospectus in transactions at $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Such transactions will constitute the initial public offering of our common stock. The selling stockholders may sell shares in transactions:

(i)	in the over-the-counter market or otherwise; and

(ii)	in ordinary brokerage transactions, in block transactions, in privately-negotiated transactions, or otherwise.

The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $150,000.

Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.

An investment in our shares involves certain risks. WE URGE YOU TO READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE  5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2007.

The offering of RVision, Inc.’s, securities, sold pursuant to this prospectus within California, will be limited to investors that have $250,000 liquid net worth (exclusive of home, home furnishings and automobile) plus an estimated $65,000 gross income during the current tax year, or $500,000 liquid net worth, or $1,000,000 net worth (inclusive) or $200,000 gross annual income.

PROSPECTUS SUMMARY INFORMATION

This prospectus summary contains an overview of the information from the prospectus. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 5, in its entirety before making an investing decision. All amounts rounded to the nearest 10,000 are approximate.

Overview

We provide technologically-advanced security products integrating sophisticated customized pan/tilt/zoom optical and infrared cameras and video hardware with related processors, software, and other technologies. Our devices can be positioned remotely in locations exposed to temperature, wind, and stability extremes to detect movement and identify images for security systems for governmental and commercial customers. Our products incorporate both infrared and daylight optical sensors, scene awareness detection algorithms, and an all-weather, multiple-sensor surveillance platform with the ability to pan/tilt/zoom in all directions.

We market and integrate waterside, land-based, and mobile mounted security systems that meet the security requirements of such facilities as military bases, military and commercial port facilities, drilling rigs, power and petrochemical plants, airports, and water treatment facilities. During 2006, we received revenues principally from our Patrol closed circuit television, or CCTV, vision system (31% of revenue), our model m3G infrared pan/tilt/zoom camera (30% of revenue), and our model 2G SEE camera (18% of revenue). All of these products are used principally for domestic security or defense installations. Approximately 89% and 81% of our revenues during 2005 and 2006, respectively, were from subcontracting sales to prime contractors for governmental purchasers. For the first six months of 2007, we received revenues principally from the sales of the Patrol CCTV (37% of revenue), SEE camera (13% of revenue), and Carbide (32% of revenue). During this period, approximately 91% of our revenues were from subcontract sales to prime contractors servicing governmental agencies.

We believe that our operational success will depend on effective execution in selling, delivering, and servicing our products; developing and introducing into our markets improved models of our existing products as well as innovative new security solutions; and supplementing our product sales with an array of technical security service.

We are focusing our product development and marketing on larger, more complex security systems incorporating our most advanced performance capabilities and engineering, frequently custom engineered for specific installations, with higher unit prices and gross margins, while we continue with our established products.

History and Corporate Information

Our company was incorporated in Nevada on January 31, 1997, under the name Golf Training, Inc., to manufacture and market golf-related products. Those activities were abandoned because we failed to develop training products acceptable to distributors. On January 24, 2000, we changed our corporate name to Eagle Lake Incorporated in order to eliminate the impression from our name that we were engaged in any golf-related activities. Since 2000, we have been a privately-held investment firm headquartered in Salt Lake City, Utah. One of our early investments was in a limited liability company with the name RVision, which manufactured and marketed remote security cameras, as well as unrelated firms engaged in water purification, energy exploration, and other activities.

2

From 2002 until we acquired RVision in December 2005, we provided financial support to RVision in the form of operating loans aggregating $500,000. In connection with our advances to RVision, we also purchased for an aggregate of $17,050, a 1% limited liability company membership interest in RVision. Our discussions with RVision respecting its business condition and opportunities, its need for additional capital and sales capabilities, and other factors led to discussions in early 2005 about a possible combination among our company, RVision and Custom Federal, which was an unrelated firm that marketed and integrated waterside and land-based security systems that met the security requirements of military bases, military and commercial port facilities, drilling rigs, power and petrochemical plants, airports, and water treatment facilities. These discussions led to the consolidation of these three entities in December 2005 through the issuance by Eagle Lake Incorporated of common stock to acquire all of the outstanding equity ownership interests in RVision LLC, a California limited liability company, and Custom Federal, Inc., a California corporation. RVision LLC had been organized by Gregory E. Johnston, who became our chief executive officer and a principal stockholder after the consolidation. As a term of this transaction, we were required to have $500,000 in cash in our company, which we satisfied by forgiving the $500,000 in closing date balance of interim advances, including accrued interest, from us to RVision. At the closing of the consolidation, we also issued 2,800,000 shares at $1.00 per share for $275,000 in debt forgiveness and net cash proceeds of approximately $2,275,000 to fund ongoing operations.

Immediately prior to closing the consolidation, we transferred all of our assets, other than loans to RVision aggregating $500,000, to two newly-created subsidiaries, Pamplona, Inc. and Niagara Water Company, which assumed all of our liabilities. We then transferred all of the issued and outstanding stock of Pamplona and Niagara Water to our stockholders, so that such subsidiaries then became separately-owned corporations, owned by those persons that were stockholders immediately prior to the consolidation. The former RVision and Custom Federal equity holders have no interest in Pamplona and Niagara Water.

Our principal executive offices and related engineering and assembly facilities are located at 2365 A Paragon Drive, San Jose, California 95131. Our telephone number is 408-437-5777, and our facsimile number there is 408-437-9923. Our sales and system integration offices are located at 2445 Fifth Avenue, Suite 450, San Diego, California 92101. Our telephone number at that facility is 619-233-1403, and our facsimile number there is 619-233-1423.

Summary Consolidated Financial Data

The following summary of historical consolidated financial information as of and for the periods ended June 30, 2007 and 2006, and December 31, 2006, and 2005, is derived from our consolidated financial statements included elsewhere in this prospectus:

3

	Six Months Ended June 30,		Fiscal Years Ended December 31,
	2007	2006	2006	2005

Statement of Operations Data:
Sales	$4,868,966	$3,644,826	$7,300,439	$3,338,878
Cost of goods sold	3,168,443	2,308,964	4,307,883	1,778,205
Gross profit	1,700,523	1,335,862	2,992,556	1,560,673
Total operating expenses	2,497,978	2,196,598	4,140,890	3,170,540
Loss from operations	(797,455)	(860,736)	(1,148,334)	(1,609,867)
Loss for the period	$(966,579)	$(854,672)	$(1,180,251)	$(1,665,538)
Loss per share-basic and diluted	$(0.06)	$(0.05)	$(0.07)	$(0.17)
Weighted average shares	16,926,292	16,663,370	16,848,530	9,601,090

	June 30,	December 31,
	2007	2006	2005

Balance Sheet Data (as at):
Working capital	$457,046	$819,939	$777,471
Total current assets	2,777,927	2,241,021	2,582,752
Long-term liabilities	489,807	410,146	--
Total stockholders’ equity	3,032,098	3,502,610	2,945,486

In the consolidation, on December 14, 2005, Eagle Lake Incorporated acquired all of the outstanding equity interests of RVision by issuing a total of 8,000,000 shares of common stock. Pursuant to the agreement, an additional 1,200,000 shares of common stock were issued to the prior owners of RVision because we did not obtain $12,000,000 in additional new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006. We were obligated to issue an additional 800,000 shares of common stock to the prior RVision owners if we had a consolidated gross margin (the amount by which gross sales exceeds cost of goods sold) of at least 25% during 2006. We met that gross margin benchmark, but Gregory E. Johnston and a nonexecutive employee had waived their rights to receive 374,540 and 28,805 earn-out shares, respectively, so the remaining 396,655 additional shares became issuable in satisfaction of this amended covenant as of December 31, 2006, resulting in 9,596,655 total shares of common stock issued to date to the prior owners of RVision.

Immediately prior to the consolidation, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision retained control of the assets and operations of the combined entities after the consolidation. Therefore, the transaction has been accounted for as a recapitalization of RVision and the reverse acquisition of Eagle Lake. The recapitalization of RVision was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006. The additional 800,000 shares of common stock have been accounted for similar to a stock dividend and included in loss per share from the earliest date presented.

On December 14, 2005, we also acquired all of the outstanding common stock of Custom Federal by issuing 2,050,000 shares of common stock. Pursuant to the consolidation agreement, an additional 615,000 shares of common stock were issued to the prior owners of Custom Federal because we did not obtain additional new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006. We were obligated to issue an additional 410,000 shares of common stock to the

4

prior Custom Federal owners if we had a consolidated gross margin of at least 25% during 2006. We met that gross margin benchmark, but in October 2006 Brian Kelly and Ernest T. Cammer III had waived their rights to receive 146,003 and 119,457 earn-out shares, respectively, so the remaining 144,540 additional shares were issuable in satisfaction of this amended covenant as of December 31, 2006, resulting in 2,809,540 total shares of common stock issued to date to the prior owners of Custom Federal. The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share.

For a detailed discussion of the accounting treatment of the consolidation, see Notes 1 and 2 to Notes to Consolidated Financial Statements.

RISK FACTORS

Risk Factors Relating to our Financial and Business Condition

We have a history of operating losses.

From our inception in February 1998 through June 30, 2007, we have incurred an accumulated deficit of $6,364,427, and expect that we will continue to incur losses and that our accumulated deficit will increase. We reported losses of $1,180,251 and $1,665,538 for the years ended December 31, 2006 and 2005, respectively, and $966,579 and $854,672 for the six months ended June 30, 2007 and 2006, respectively. We estimate that our losses may continue into the fourth quarter of 2007 and possibly beyond, depending on the level of our sales, operating gross margins, and general and administrative expenses, all of which are dependent upon our ability to overcome the risks highlighted in this section.

We cannot assure that our current efforts to reorganize our component purchasing and assembly procedures to improve delivery scheduling, predictability, and reliability will enable us to meet increasing sales volumes.

We continue to focus management efforts on improving our component purchasing and assembly procedures to improve delivery scheduling, predictability, and reliability to meet increasing sales volumes. These efforts include establishing delivery schedules and priorities with our component and subassembly suppliers; seeking more favorable pricing and purchase terms for components; increasing the number of alternative sources for components; and establishing a minimal level of work in progress to meet short-term delivery requirements. Our inability to implement these measures successfully could adversely affect customer satisfaction, damage our reputation, and, in turn, inhibit future sales.

In order to manage increased production to meet anticipated sales growth, we will need to improve our production management and cost accounting systems.

During 2006, we estimate that approximately $120,000 of our losses were attributable to the sale of product to one customer at below our manufacturing cost due to estimating our manufacturing costs too low when we entered into this contract in a prior year. We have implemented new cost accounting measures to improve our ability to determine product pricing by tracking detailed costs of components, subassemblies, labor, and indirect charges in an effort to assure that our products are priced high enough to recover all direct and indirect costs of goods sold, particularly customization engineering for specific orders, and generate a gross profit. Without improvement to our production management and cost accounting systems, we may not be able to assure proper tracking of cost of goods sold, research and development costs, marketing expenses, and general and administrative expenses and may offer and sell

5

products at a loss. The lack of proper tracking in these areas may allow for excessive costs and expenses in these categories to an extent that profit margins are reduced or eliminated.

We cannot assure that we will be able to obtain sufficient funds from operations or research or other grants or sources for ongoing research and development that we expect will be required to meet market demands for successive generations of improved products.

Our research and development of new products is and will continue to be important to compete in the electronic surveillance industry. We cannot assure that we can fund desired research and development from internally-generated funds, new equity, or external sources such as government-sponsored research grants or similar subsidies. If we cannot meet market demand for successive generations of innovative and/or improved products, we may not be able to attract new customers or maintain existing customer relationships.

From time to time we may be required to suspend deliveries to commercial customers to meet the priority demands of governmental military or security agency purchasers, which may adversely impact our marketing to commercial and individual customers.

The priority needs of governmental military or security agency purchasers may require that we suspend deliveries to some or all of our production of a particular product away from orders for the commercial sector. The size and level of priority of orders from governmental agencies are irregular and unpredictable, and from time to time in the past, we have had to delay filling orders from commercial customers until priority governmental orders have been filled. Although governmental priority fulfillment regulations preclude cancellation of pending commercial orders as a result of reallocation of limited production facilities to fill governmental priority orders, our relations with our commercial customers may be adversely affected because we do not have the financial or technical resources to expand production facilities to be able to fill commercial orders until priority governmental orders. We cannot predict whether or when we may be subject to governmental priority requirements. This may damage our reputation among commercial customers and potential customers and, in turn, adversely impact our marketing to such customers and potential customers in the commercial sector.

We depend on our ability to integrate the product development and production activities of RVision and the marketing capabilities of Custom Federal in order to achieve the anticipated benefits of the consolidation.

Our ability to integrate and operate efficiently and economically as a consolidated organization is dependent on the integration of RVision’s research and development and manufacturing activities with the marketing and product integration capabilities of Custom Federal. Our inability to integrate operations effectively may depress sales, increase costs, and preclude us from being profitable.

Due to the relatively small scale of the business and resource constraints, our internal control over financial reporting may have material weaknesses and significant deficiencies, as defined by the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission.

Historically, we have not had sufficient qualified accounting personnel to implement accounting policies and procedures to ensure the timely and accurate preparation of our financial statements. While we are actively working to improve our internal accounting systems, procedures and reporting, and have recently hired a full-time chief financial officer, we cannot assure that our remedial efforts will be successful in eliminating all material weaknesses and significant deficiencies that may exist in our internal controls. We have initiated a comprehensive assessment of the design and effectiveness of our internal controls over financial reporting and believe that the remedial measures we plan to implement will be adequate for us to meet our reporting obligations under the Securities Exchange Act of 1934 and

6

the Sarbanes-Oxley Act of 2002. However, we cannot assure that these remedial measures will be implemented successfully or that they will not be adversely affected by our inability to adequately fund and staff our accounting and financial reporting function.

Our historical shortage of qualified accounting personnel has limited our ability to prepare adequate internal management and cost accounting reports to properly manage operations.

We are actively working to improve our internal accounting systems to timely generate management reports. Our remedial efforts have been directed at attributing component and related engineering customization costs to specific products, coordinating component purchases with orders and backlog, timing and prioritization of order fulfillment, and prioritization of trade accounts payable payments and accounts receivable collections. Any lack of comprehensive internal systems that to date have been managed manually may inhibit our ability to manage and administer our operations and may result in excessive cost of goods sold, product shipping delays or dissatisfied customers, suppliers and other creditors.

We may seek additional capital through the sale of equity securities, which would reduce the percentage interest of the existing stockholders in the consolidated enterprise.

We estimate that we will require approximately $350,000 in capital from external sources to fund expanded component purchases, work in progress, and marketing for each $1 million in sales over an annualized sales rate of $10 million for 2007 and intend to seek up to approximately $2.5 million through the sale of debt or equity securities as soon as practicable to fund expansion. In addition, we may benefit from additional capital for research and development of new products or significant improvements to existing products. We may seek such additional capital to fund our needs through the sale of additional equity securities, which would reduce the percentage interest in our corporation held by existing stockholders and may dilute the economic interest of existing stockholders. Our board of directors can authorize the sale of additional equity securities without stockholder consent. We have no commitments or arrangements to sell additional securities.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our businesses, our future performance is highly dependent upon the continued services of our key engineering personnel and executive officers, the development of additional management personnel, and the recruitment and retention of new qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel. In addition, key personnel may be required to receive security clearances and substantial training in order to work on government sponsored programs or perform related tasks. The loss of key employees, our inability to attract new qualified employees or adequately train employees, or the delay in hiring key personnel could impair our ability to prepare bids for new projects, fill orders, or develop new products.

We may incur liabilities for product defect or liability claims for which we are unable or unwilling to purchase insurance because of the related cost.

We include complex system designs and components in our products that may contain errors or defects, particularly when we incorporate new technology into our products or release new versions. While we have not yet had to recall a product, if any of our products are defective, we might be required to redesign or recall those products or pay substantial damages or warranty claims. Such an event could result in significant expenses, disrupt sales, and affect our reputation and that of our products, which would have a material adverse effect on our business, financial condition, and results of operations.

7

Furthermore, product defects could result in substantial product liability. We may be unable or unwilling to purchase product liability insurance at all, or that is adequate or will remain available on acceptable terms, to cover these risks.

The occurrence or perception of security breaches within our company could harm our business, financial condition, and operating results.

Our products are often used by customers in applications that might involve sensitive, confidential, or classified information and data. We may come into contact with such information or data when we perform support or maintenance functions for our customers. While we have internal policies, procedures, and training for employees in connection with performing these functions, even the perception that such potential contact may pose a security risk or that any of our employees have improperly handled sensitive or confidential information and data of a customer could harm our reputation and could inhibit market acceptance of our products. Third parties may attempt to breach our security systems, however sophisticated they may be. Such security breaches could harm our reputation, and even the perception of security risks, whether or not valid, could inhibit market acceptance of our products with both governmental and commercial purchasers.

Our products may contain undetected defects that could impair their market acceptance.

Our products involve sophisticated hardware and software technology that perform critical functions to highly demanding standards. We cannot assure that current or future products will not develop operational problems, which could have a material adverse effect on us. We offer complex products that may contain undetected defects or errors, particularly when first introduced or as new versions are released. We may not discover such defects or errors or other operational problems until after a product has been released and used by the customer. Significant costs may be incurred to correct undetected defects, errors, or other operational problems in our products and these defects, errors, or problems could result in future lost sales. In addition, defects or errors in our products may result in product liability claims or questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance.

Our intellectual property may not be adequately protected.

While we have one patent and one patent application pending, we cannot assure that patents will be issued on the basis of our applications or that if such a patent is issued, it or our existing patent will be sufficiently broad to protect our technology. In addition, we cannot assure that any patents issued to us or our existing patent will not be challenged, invalidated, or circumvented. In order to safeguard our unpatented proprietary know-how, trade secrets, and technology, we rely primarily upon trade secret protection and nondisclosure provisions in agreements with employees and others having access to confidential information. We are also seeking trademark protection for the names of our principal products. We cannot assure that these measures will adequately protect us from improper disclosure or misappropriation of our proprietary information.

Our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

Any allegation that any of our products infringe the intellectual property of others could be time-consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays, or force us to enter into royalty or license agreements rather than dispute the merits of such an allegation. If patent holders or other holders of intellectual property initiate legal proceedings against us, we may be forced into protracted and costly litigation. We may not be successful

8

in defending such litigation, and we may not be able to procure any required royalty or license agreements on terms acceptable to us or at all.

If our products infringe on the intellectual property rights of others, we may be required to indemnify our customers for any damages they suffer.

Third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages or may be required to obtain licenses for the products our customers use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using or, in the case of value-added resellers, selling our products.

We rely on a limited number of suppliers and manufacturers for specific components, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable if our supplies are interrupted.

We rely on nonaffiliated suppliers for various standard and customized components and on manufacturers of assemblies that are incorporated into all of our products. We do not have long-term supply or manufacturing agreements with all of these suppliers and manufacturers, and in some instances alternative sources may be limited. If these suppliers or manufacturers experience financial, operational, manufacturing capacity, or quality assurance difficulties, cease production and sale of such products at the end of their life cycle, or if there is any other disruption in our relationships with these suppliers or manufacturers, we will be required to locate alternative sources of supply. Our inability to obtain sufficient quantities of these components, if and as required in the future, may subject us to:

•	delays in delivery or shortages in components that could interrupt and delay manufacturing and result in cancellations of orders for our products;
•	increased component prices and supply delays as we establish alternative suppliers;
•	inability to develop alternative sources for product components;
•	required modifications of our products, which may cause delays in product shipments, increased manufacturing costs, and increased product prices; and
•

increased inventory costs as we hold more inventory than we otherwise might in order to avoid problems from shortages or discontinuance, which may result in write-offs if we are unable to use all such products in the future.

Risk Factors Relating to our Industry

Currently, over 80% of our revenues are from indirect sales to governmental purchasers, and the impairment of this relationship or changes in governmental defense spending could reduce our revenues accordingly and negatively impact our results of operation.

Approximately 89% and 81% of our net sales in 2005 and 2006, respectively, and 91% of our net sales for the six months ended June 30, 2007, were made as a subcontractor for prime contractors to various U.S. governmental civilian and military purchasers. Therefore, any significant disruption or deterioration of our relationship with any of these U.S. governmental purchasers could adversely affect our current governmental contracts and our ability to procure new governmental contracts, which could significantly reduce our revenues and negatively impact our financial condition and operations. We compete with other governmental contractors for a limited number of governmental programs and for uncertain levels of funding. Our competitors continuously engage in efforts to expand their business relationships with the U.S. government at our expense. Accordingly, despite our efforts to maintain and

9

broaden our relationships with it, the U.S. government may choose to use other contractors for its limited number of programs and deprive us of sales opportunities.

Our activities are affected by the level of U.S. defense spending, and a reduction in current defense budget expenditures or changing governmental priorities could significantly reduce sales under governmental contracts.

Our revenues from the U.S. government largely result from contracts awarded by military purchasers under various defense programs. The funding of defense programs is subject to the overall U.S. governmental budget and appropriation decisions and processes, and our programs must compete for funding with nondefense programs and other defense programs in which we are not involved. U.S. governmental budget decisions, including defense spending, are based on changing governmental priorities and objectives, which are driven by numerous factors, including national and international geopolitical events and economic conditions, and are beyond our control. In recent years, the overall level of U.S. defense spending has increased for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the U.S. Department of Defense’s military transformation initiatives. We cannot assure that U.S. defense spending will continue to grow, particularly in view of the recent changes in the controlling political party in Congress. Significant changes to U.S. defense spending could have long-term consequences for the market of our products. In addition, as a result of changing governmental priorities and requirements, defense spending could shift away from the current importance of military force and facility protection and security to other programs or into new areas, and the timing of funding of force and facility protection and security programs could change. Shifts or reductions in defense spending or changes in timing could result in the reduction or elimination of, or the delay in, funding of one or more of our defense programs, which could negatively impact our results of operations and financial condition.

Over 80% of our business is governed by U.S. governmental contracts, which are subject to continued appropriations by Congress and termination.

We supply products either directly or as a subcontractor for various U.S. governmental civilian and military programs, all of which are generally subject to congressional appropriations. Congress generally appropriates funds on a fiscal year basis even though a program may extend for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. U.S. governmental contracts and subcontracts under a program are subject to termination or adjustment if appropriations for such program are not available or change. In addition, U.S. governmental contracts generally contain provisions permitting partial or total termination, without prior notice, at the U.S. government’s convenience as well as termination for default based on performance. Upon termination for convenience, we generally will be entitled to compensation only for products supplied and commitments completed at the time of termination. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders.

Our financial performance is highly dependent on our procurement, performance, and payment under our U.S. governmental orders. The termination of one or more large contracts, whether due to lack of funding, for convenience, or otherwise, or the occurrence of delays, cost overruns and product failures in connection with one or more large contracts, could reduce our sales, including our backlog of orders for future delivery. In such an event, our losses would likely increase as we would continue to incur operating costs as we sought to procure new U.S. government contracts to offset the revenues lost as a result of any termination of our contracts. Among the factors that could materially adversely affect our federal governmental contracting business are:

10

•	budgetary constraints affecting federal government spending generally, or defense and intelligence spending in particular, and annual changes in fiscal policies or available funding;
•	changes in federal governmental programs, priorities, procurement policies, or requirements;
•	new legislation, regulations, or governmental union pressures on the nature and amount of services the government may obtain from private contractors;
•	federal governmental shutdowns (such as during the government’s 1996 fiscal year) and other potential delays in the governmental appropriations process; and
•	delays in the payment of our invoices by governmental payment offices due to problems with, or upgrades to, governmental information systems, or for other reasons.

These or other factors could cause federal governmental agencies, or prime contractors when we are acting as a subcontractor, to reduce their purchases under contracts, to exercise their right to terminate contracts, or to not exercise options to renew contracts, any of which could reduce sales, including our sales backlog, while costs continued as are sought to develop sales have a materially adverse effect on our business, financial condition, and results of operations.

We may not be successful in obtaining the necessary licenses to conduct operations abroad, and Congress may prevent proposed sales to foreign governments.

In order to sell many of our products outside of the U.S., we must first obtain licenses and authorizations from various governmental agencies. For exports to foreign governments of defense articles and services that the U.S. government has restricted, the U.S. Department of State must notify Congress at least 15 to 30 days, depending on the size and location of the sale, prior to authorizing these sales. During that time, Congress may take action to block the proposed sale. Sales outside the United States accounted for less than approximately 2% and 5% of our revenue for 2005 and 2006, respectively. We cannot assure that we will continue to be successful in obtaining the necessary licenses or authorizations or that Congress will not prevent sales of our articles or services restricted by the U.S. government. Our inability to sell products outside of the U.S. could limit our sales opportunities and revenues.

We enter into fixed-price contracts that could subject us to losses in the event that we have cost overruns.

All of our contracts are entered into on a fixed-price basis. This allows us to benefit from cost savings, but we carry the financial risk of cost overruns. Because many of our contracts involve advanced designs and innovative technologies, we may experience unforeseen technological difficulties and cost overruns. If our initial estimates are incorrect, we can lose money on these contracts. During 2006, we estimate that approximately $120,000 of our losses were attributable to the sale of product to one customer at below our manufacturing cost due to estimating our manufacturing costs too long when we entered into this contract in a prior year. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, then we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would reduce or eliminate the gross margins under our contracts.

Our business could be adversely affected by a negative audit by the U.S. government.

As a U.S. General Services Administration provider, we are subject to audits and investigations by U.S. governmental agencies. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative

11

sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government. In addition, we could suffer serious harm to our reputation if allegations of impropriety were made against us.

As a subcontractor to prime contractor to the U.S. government, we are subject to a number of procurement rules and regulations, which increases our performance and client costs and expose to governmental sanctions or disbarment.

We must comply with, and are affected by, the International Traffic in Arms Regulations (“ITAR”) controlled by the U.S. Department of State and the Export Administration Regulations (“EAR”) controlled by the U.S. Department of Commerce relating to the export of certain technology, data, and hardware to foreign countries. If we fail to comply with ITAR or EAR, we could be subject to civil as well as criminal sanctions and penalties that could affect our business. Further, ITAR and EAR are subject to change and the change of a foreign country’s status to which we currently ship our products could affect our business.

We have entered, and expect to continue to enter, into strategic alliances and teaming, and other arrangements, and these activities involve risks and uncertainties.

In the ordinary course of our business, we have entered, and expect to continue to enter, into strategic alliances, teaming and other business relationships with other firms to, among other things, expand our research and development, sales, and other capabilities; obtain required or preferred proprietary components; and support expansion of our portfolio of products and services. In some of these business arrangements, we may team up with one or more competitors. Some arrangements may involve foreign associates. These arrangements involve the following risks and uncertainties, including:

•

the risk of the other firm failing to satisfy its project performance and other contractual obligations, which may result in contract liabilities to us for our delivery guarantees and other commitments;

•	the challenges in achieving strategic objectives and other benefits expected from the business arrangement;
•	the risk of conflicts arising between us and other firms and the difficulty of managing and resolving such conflicts; and
•	the difficulty of managing or otherwise monitoring such business arrangements.

We could be suspended or debarred from contracting with the federal government.

We could be suspended or debarred from contracting with the federal government generally or any significant agency in the intelligence community or Department of Defense for, among other things, actions or omissions that are deemed by the government to be so serious or compelling that they affect our contractual responsibilities. For example, we could be debarred for committing a fraud or criminal offense in connection with obtaining, attempting to obtain, or performing a contract or for embezzlement, fraud, forgery, falsification, or other causes identified in applicable federal acquisition regulations. In addition, our reputation or relationship with the governmental agencies could be impaired. If we were suspended or debarred, or if our relationship or reputation were impaired, our sales opportunities and revenues would be reduced and our operating loss would increase.

12

We may not be able to implement our business plan effectively because of changing national security priorities, technological advances, competition, and other factors.

Our operating results may vary substantially due to factors that are difficult to forecast. The newly emerging and expanding security surveillance industry where we market our products is subject to substantial economic fluctuations due to changing national security priorities that affect the demand for our products and services, introduction of new products by competitors, and product obsolescence resulting from technological advances. We have experienced and expect to continue to experience significant fluctuations in our quarterly and annual operating results due to a variety of factors, including:

•	governmental initiatives and priorities for various kinds of security solutions;
•	international and domestic political, military or terrorist events that heighten or de-emphasize specific types of security threats;
•	sales mix of products with different gross margins;
•	the suitability of our products for specific security concerns with heightened priority;
•	industry demand for components or subassemblies that we use that may result in manufacturing delays and disruption;
•	the development and introduction by competitors of products that have superior security capabilities; and
•	our use in our products of technologies that may be rendered obsolete by competitor’s products.

Frequently, our net sales and operating results for a specific quarter will depend upon generating orders to be shipped in the same quarter in which the order is received. The failure to receive anticipated orders or delays in shipments near the end of a particular quarter, for example, due to unanticipated rescheduling or cancellations of shipments by our customers or unexpected manufacturing difficulties, may cause our net sales in a particular quarter to fall significantly below expectations, which could increase losses from operations for such period.

A portion of our business is dependent upon obtaining and maintaining required security clearances.

Some of our federal governmental contracts require employees involved in secure aspects of the project to maintain various levels of security clearances, and at our San Jose, California facility, we are required to maintain facility security clearances complying with federal governmental requirements. Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit, and retain employees that already hold security clearances. If our employees are unable to obtain or retain security clearances or if our employees that hold security clearances terminate employment with us, any customer whose work requires cleared employees could terminate its contract or decide not to renew its contract upon its expiration. In addition, we expect that some of the contracts on which we will bid will require us to demonstrate our ability to obtain facility security clearances and perform work with employees that hold specified types of security clearances. To the extent we are not able to obtain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-compete on expiring contracts.

13

Risk Factors Relating to Control by Seven of Our Directors and Executive Officers; Impediments to Change of Control

Our officers and directors will continue to control 61% of our outstanding common stock following this offering.

Following the completion of this offering, Gregory E. Johnston, Brian M. Kelly, Arie Levinkron, Ernest T. Cammer III, Ramer B. Holtan, Jr., Swen A. Mortenson, and Howard S. Landa, principal stockholders and our executive officers and directors, will collectively beneficially own approximately 61% of our outstanding common stock. See “Principal Stockholders.” Accordingly, by virtue of their ownership of shares, the stockholders referred to above acting together may effectively have the ability to influence significant corporate actions. Such actions include the election of our directors and the approval or disapproval of fundamental corporate transactions, including mergers, the sale of all or substantially all of our assets, liquidation, and the adoption or amendment of provisions in our articles of incorporation and bylaws. Such actions could delay or prevent a change in our control. See “Principal Stockholders” and “Description of Securities.” In addition, the Nevada Revised Statutes restrict business combinations with interested stockholders, and our articles of incorporation contain provisions that may discourage, delay, or prevent a third party from acquiring control of the company by means of a tender offer, a proxy contest for a majority of the board of directors, or otherwise. See “Description of Securities—Certain Article and Bylaw Provisions.”

There is no established trading market for our securities, and such a market may never develop, which would mean that investors might be unable to sell our securities.

There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. If such a market does develop, our common stock may never trade at or above the offering price.

Risk Factors Relating to Limited Offering in California

California Limited Offering Qualification

The offering is expected to be approved in California on the basis of a limited offering qualification where offers/sales could only be made to issuees based on certain suitability standards as described in the offering document. As a result of this limited offering qualification, the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140.

California Secondary Trading Exemptions Withheld

Under the limited offering qualification in California, the exemptions for secondary trading available under California Corporations Code § 25104(h) will be withheld. However, there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements.

14

Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management’s current beliefs, expectations, anticipations, estimations, projections, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.

NO NET PROCEEDS TO US

We will not receive any proceeds from the disposition of the shares of common stock by the selling stockholders or their transferees.

DETERMINATION OF OFFERING PRICE

There is currently no established trading market for our common stock. Each selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares using this prospectus in transactions at $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, as determined by the selling stockholder, and after our shares are quoted may change during the offering.

The range of prices at which shares may be sold initially until our shares are quoted has been determined by us, after informal conversations with various randomly selected selling stockholders. The minimum estimated price of $1.00 is the same price at which cash investors purchased, immediately preceding our acquisition of RVision and Custom Federal in December 2005, an aggregate of 2,800,000 of the 3,700,000 shares to be offered and sold pursuant to this prospectus. The foregoing price bears no relationship to earnings, book value, or similar criteria of value.

15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This discussion contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion plan should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Introduction

On December 14, 2005, we completed the placement of 2,800,000 shares of common stock and completed a consolidation of RVision and Custom Federal and thereby substantially improved our liquidity. Prior to the consolidation and capital injection, we focused on the development and market introduction of our initial products and the sale of a limited number of items to fill limited orders with limited capital and personnel. Through the first three quarters of 2005, we continued to sustain substantial losses, although we had a much improved 2005 fourth quarter due, in part, to money advanced under interim secured loans that allowed us to complete a substantial shipment to Raytheon Company, one of our largest 2005 customers. We also invested heavily in research and development particularly in comparison to our gross revenues. As we grow, we will continue substantial investment in research and development although as sales increase we anticipate that research and development will constitute a lower percentage of gross sales in the future.

Post consolidation effectively commenced January 1, 2006. While sales were dramatically higher in the first quarter, throughout 2006 we continued to devote significant effort to integrating our operations following the consolidation, transition, and internal restructuring. Sales have continued to increase in the first half of 2007, but because of the costs of this transition effort, our current research and development efforts, and other new product introduction costs, we do not expect to become profitable until the fourth quarter of 2007 or later, depending on whether we successfully execute the initiatives described in the business and properties section, including the market acceptance of our new products with higher unit sales prices and gross margins than previous products, which we are now beginning to ship.

In the consolidation, on December 14, 2005, Eagle Lake Incorporated acquired all of the outstanding equity interests of RVision by issuing a total of 8,000,000 shares of common stock. Pursuant to the agreement, an additional 1,200,000 shares of common stock were issued to the prior owners of RVision because we did not obtain $12,000,000 in additional new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006. We were obligated to issue an additional 800,000 shares of common stock to the prior RVision owners if we had a consolidated gross margin (the amount by which gross sales exceeds cost of goods sold) of at least 25% during 2006. We met that gross margin benchmark, but Gregory E. Johnston and a nonexecutive employee had waived their rights to receive 374,540 and 28,805 earn-out shares, respectively, so the remaining 396,655 additional shares became issuable in satisfaction of this covenant, resulting in 9,596,655 total shares of common stock issued to date to the prior owners of RVision.

Immediately prior to the consolidation, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision retained control of the assets and operations of the combined entities after the consolidation. Therefore, the transaction has been accounted for as a recapitalization of RVision and the reverse acquisition of Eagle Lake. The recapitalization of RVision was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006. The

16

additional 800,000 shares of common stock have been accounted for similar to a stock dividend and included in loss per share from the earliest date presented.

On December 14, 2005, we also acquired all of the outstanding common stock of Custom Federal by issuing 2,050,000 shares of common stock. Pursuant to the consolidation agreement, an additional 615,000 shares of common stock were issued to the prior owners of Custom Federal because we did not obtain additional new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006. We were obligated to issue an additional 410,000 shares of common stock to the prior Custom Federal owners if we had a consolidated gross margin of at least 25% during 2006. We met that gross margin benchmark, but in October 2006 Brian Kelly and Ernest T. Cammer III had waived their rights to receive 146,003 and 119,457 earn-out shares, respectively, so the remaining 144,540 additional shares became issuable in satisfaction of this covenant, resulting in 2,809,540 total shares of common stock issued to date to the prior owners of Custom Federal. The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share.

For a detailed discussion of the accounting treatment of the consolidation, see Notes 1 and 2 to Notes to Consolidated Financial Statements.

Results of Operation

Six Months Ended June  30, 2007 Versus 2006

Sales during the first six months of 2007 of $4,870,000 were 34% higher than $3,640,000 in sales for the first six months of 2006. This was due to increased output in production and shipping. Subcontract sales to prime contractors under governmental contracts comprised approximately 91% and 78% of sales, during the six months ended June 30, 2007, and 2006, respectively. We expect that subcontract sales to prime contractors for governmental purchasers will continue to account for over 80% of our sales.

Gross profit during the first six months of 2007 of $1,700,000 was 27% higher than $1,340,000 for the same period in the preceding year. This was due to sales volume increase. Gross margin during the first half of 2007 of 35% of sales was lower than the 37% gross margin during the same period in the preceding year. This was due in part to increased sales of large camera systems in the Carbide product line, which have more expensive component parts and lower gross margins than our other products. A principal supplier of these component parts is Industrial Security Alliance Partners, Inc. (“ISAP”), an affiliate of Brian Kelly, our president. See “Material Relationships and Related Transactions—Business with Industrial Security Alliance Partners.” Our efforts to improve gross margins are concentrated on searching for new suppliers from which we can buy materials and components at lower prices than from our existing suppliers and trying to increase the volume of goods we buy from our suppliers in order to take advantage of any available quantity discounts. If we can find suppliers that will sell to us at lower prices and/or we are able to order in larger volumes from suppliers, we expect that gross margins will increase.

Operating expenses during the first six months of 2007 of $2,500,000 were 14% higher than the $2,200,000 for the same period a year earlier. Operating expenses were 51% of sales for the six months ended June 30, 2007, as compared to 60% for the same period a year earlier. The amount of operating expenses for the first six months of 2007 was principally impacted by an increase in share-based compensation of $192,000 and an increase in legal expenses of $134,000. We expect that our second half 2007 cash operating expenses will continue at about the same level as the first half, but that total operating expenses will increase due to share-based compensation expenses related to option grants.

17

The backlog at June 30, 2007, was $4,640,000, compared to $1,050,000 at June 30, 2006.

2006 Versus 2005

Our operations beginning in 2006 were significantly impacted by our December 2005 acquisition of Custom Federal and the infusion of approximately $2.8 million in new equity, yielding net proceeds of approximately $2.1 million. The above funding enabled us to generally increase working capital and to increase marketing by $860,000 and increase by $120,000 our stock of components for manufacture during early 2006.

Sales during the year ended December 31, 2006, of $7,300,000 were 119% higher than $3,340,000 in sales for the year ended December 31, 2005. The increase in sales was due to an increase in unit sales of approximately 87% and an increase in prices of approximately 15%. During 2006, our comprehensive review of the costs of materials and labor required to manufacture our various products, including allocable engineering services distinguishable from research and development, enabled us to initiate product price increases where warranted and feasible, subject to pricing restrictions under pending purchase orders. The cost of goods sold and pricing review is ongoing. During 2006, we focused our sales effort on our standard catalogue of products and the introduction of our Carbide positioner products, which generally have higher gross margins than our other products. Subcontract sales to prime contractors under governmental contracts comprised approximately 81% and 89% of sales during the years ended December 31, 2006 and 2005, respectively. We expect that subcontract sales to prime contractors for governmental purchasers will continue to account for over three-quarters of our sales.

The amount of gross profit during the year ended December 31, 2006, of $2,990,000 was 92% higher than $1,560,000 for the same period in the preceding year. However, gross margin as a percentage of sales during the year ended December 31, 2006, of 41% was lower than the 47% gross margin during the same period in the preceding year due to a 2006 sales emphasis on selling more items with larger unit prices and gross margins larger in dollars, even though less than when expressed as a percentage of sales, principally due to increase in the cost of materials to 52% of sales in 2006 as compared to 48% in 2005 and an increase in the cost of labor of 7% of sales in 2006 as compared to 5% in 2005. We continue efforts to improve gross margins by searching for new suppliers from which we can buy materials and components at lower prices than from our existing suppliers and trying to increase the volume of components and subassemblies we buy from our suppliers in order to take advantage of any available quantity discounts. If we can find suppliers who will sell to us at lower prices and/or we are able to order in larger volumes from suppliers, we expect that gross margins will increase.

Operating expenses during the year ended December 31, 2006, of $4,140,000 were 31% higher than the $3,170,000 for the same period a year earlier. Operating expenses were 57% of sales for the year ended December 31, 2006, as compared to 95% for the same period a year earlier, indicating that our sales are increasing at a faster rate than general and administrative and research and development costs. The increase in 2006 is principally due to $570,000 in expenses associated with our San Diego, California office, which we maintained following the acquisition of Custom Federal in December 2005, $520,000 in additional personnel and outside service costs for our San Jose, California office, and an increase of $140,000 in professional fees for legal, auditing, and consulting services. The increase in operating expenses for 2006 were offset by a decrease in share-based compensation for the year ended December 31, 2006, which included $303,970 for share-based compensation under the new accounting rules governing options (as set forth in the footnotes to the financial statements), as compared to $707,400 for share-based compensation related to stock awards during 2005, as further discussed below. As sales increase, the impact of share-based compensation deductions on earnings is expected to decrease.

We issued 1,415,000 shares of common stock for services as recorded in our financial statements during 2005, in two transactions. At the closing of the consolidation with Custom Federal and Eagle Lake

18

in December 2005, we issued 300,000 shares to nonemployees for operating and related business advisory services, which were valued at $1.00 per share, consistent with the value of stock issued in contemporaneous cash, arm’s-length transactions on the same date. In 2006, we issued no shares of common stock for services as recorded in our financial statements.

The remaining equity interests issued for noncash consideration during 2006 were issuances of 800,000 and 144,540 contingent shares, respectively, to former equity holders of RVision LLC and Custom Federal, Inc., from meeting a gross margin requirement, and of 615,000 contingent shares to Custom Federal, Inc., as a result of not obtaining a certain level of capital by May 1, 2006.

The remaining equity interests issued for noncash consideration during 2005 were issued pursuant to an equity formula of RVision LLC (the accounting acquirer in the reorganization). Pursuant to this equity formula, RVision LLC awarded 1,000,000 membership interests in 2005 to various individuals and entities. In the accounting for the reverse acquisition with Eagle Lake, the 1,000,000 membership interests were reported as the issuance of 1,150,000 shares of stock during 2005, and included in the statement of stockholders’ equity as 1,115,500 shares issued for services, 23,000 shares issued for the acquisition of intangible assets and 11,500 shares issued for interest. We have valued these shares for financial reporting purposes using the conversion ratio of the exchange of common stock between RVision and Eagle Lake, then an unrelated party. Eagle Lake received 1,200,000 shares in exchange for its note of $500,000. This exchange was negotiated at arm’s-length and agreed upon in May 2005 in the letter of intent. We had not previously sold our equity interests for cash prior to that time. Using that value per share, we estimated our enterprise value based on the outstanding shares during 2005, and using the relationship between enterprise value and annual sales, we estimated the value of equity interests granted in years prior to 2005.

Since, at that time, we were an early-stage enterprise with related characteristics of historical losses, negative cash flows from operations, and under-capitalization, management concluded that the more traditional valuation techniques related to income, cash flows, and assets were impractical to apply. Furthermore, we did not obtain a contemporaneous valuation performed by an unrelated valuation specialist due to the cost and time constraints involved with such an endeavor. Instead, we chose to use the contemporaneous agreement with Eagle Lake for the valuation of 2005 equity grants and a multiple of sales approach for prior years. The initial price of each share for investors to sell their stock pursuant to this prospectus is $1.00 per share. The primary reason for the increase in price per share is due to the advancements in product development, acquisition of the marketing expertise of Custom Federal, Inc., and increases in orders and related revenues.

The backlog at December 31, 2006, was $2,600,000, compared to $2,380,000 at December 31, 2005. Our December 31, 2005, backlog was large in relation to our 2006 sales of $7,300,439 because we had suffered working capital shortages until the consolidation and receipt of new capital in December 2005 that delayed our fulfillment of orders in late 2005. We customarily have a large backlog relative to our annual sales because orders frequently require deliveries over several months.

Liquidity and Capital Resources

Operating Activities

During 2006, we used net cash of $1,750,000 to fund operating activities, principally to fund our $1,180,251 operating loss, $930,000 in decreases in deferred revenue and $540,000 in changes in accounts receivable, which more than offset noncash expenses of $300,000 for stock-based compensation for services and $570,000 for changes in accounts payable and accrued liabilities.

19

During the first six months of 2007, we used net cash of $450,000 to fund operating activities, principally to fund our $970,000 operating loss, net of noncash expenses for stock-based compensation of $390,000, depreciation and amortization of $50,000, interest expense from amortization of discount on long-term debt of $120,000, and net of changes in the elements of working capital, the most significant of which were an increase in accounts receivable of $320,000, an increase in accounts payable of $420,000, a decrease in accrued liabilities of $70,000, and an increase in other current assets of $44,000.

Investing Activities

Investing activities used cash of $140,000 in 2006 to purchase property and equipment.

Investing activities used cash of $13,000 in the first six months of 2007 to purchase property and equipment.

Financing Activities

During 2006, financing activities provided net cash of $900,000 consisting of the proceeds from the sale of securities, reduced by principal paid on capital leases.

During the first six months of 2007, financing activities provided net cash of $620,000 consisting of the net proceeds from the issuance of promissory notes and common stock, reduced by payment of principal on capital leases.

Financial Condition

We had stockholders’ equity of $3,500,000 at December 31, 2006 and $3,030,000 at June 30, 2007. The improvement in stockholders’ equity during 2006 was principally attributable to the issuance of stock to former owners of Custom Federal, which was recorded as goodwill, and the issuance of warrants, options, and beneficial conversion feature recorded as discount on long-term debt.

At December 31, 2006, we had $610,000 in cash, $810,000 in accounts receivable, and $790,000 in inventory. At June 30, 2007, we had $760,000 in cash, $1,130,000 in accounts receivable, and $780,000 in inventory.

Our December 31, 2006, current liabilities principally consisted of accounts payable of $1,010,000, accrued liabilities of $290,000, and deferred revenue of $100,000, with total current liabilities of $1,420,000. The deferred revenue consists of deferred warranty revenue. Our June 30, 2007, current liabilities principally consisted of accounts payable of $1,430,000, accrued liabilities of $220,000, notes payable (less unamortized discount) of $580,000, and deferred revenue of $80,000 with total current liabilities of $2,320,000. The deferred revenue principally consists of deferred warranty revenue.

At December 31, 2006, our stockholders’ equity was $3,500,000, with a tangible equity of $650,000. At June 30, 2007, our stockholders’ equity was $3,030,000 with a tangible equity of $200,000.

At December 31, 2006, we had working capital of $820,000. At June 30, 2007, we had working capital of $460,000. The various components of our working capital are likely to continue to fluctuate significantly from quarter to quarter depending on the nature and level of sales from time to time. We expect continued increases in accounts receivable, inventory, and accounts payable as sales increase.

We have neither off-balance-sheet assets nor liabilities. Inflation did not have a material impact on our financial operations in 2006, and we do not expect inflation to have a material impact on our financial operations in 2007.

20

Capital Requirements and Resources

During 2006, our principal source of working capital to fund our operation losses was net cash of $910,000 from the issuance of $800,000 in convertible secured notes due October 31, 2008 and related warrants, and $150,000 in common stock, less $45,000 in payments on capital leases.

In May 2007, we raised $625,000 from the issuance of units which consisted of subordinated secured notes and shares of restricted common stock, yielding net cash proceeds of $623,000. We retained $760,000 in cash at June 30, 2007.

We estimate that our cash resources could fund our present operating activities for the ensuing approximately 12 months at our current level of sales. of up to approximately $10 million. We estimate that we will require approximately $350,000 in capital from external sources to fund expanded component purchases, work in progress, and marketing for each $1 million in sales over an annualized sales rate of $10 million for 2007. We are seeking to expand sales and operations over a $10 million annualized rate. In addition, we may benefit from additional capital for research and may seek additional capital for that expansion. We are also considering increasing research and development projects to develop new products or introduce significant improvements to existing products. Finally, we have $625,000 in outstanding indebtedness due November 7, 2007.

In order to meet the above needs, we anticipate raising up to $2.5 million as soon as practicable through the private offer of notes, equity or other securities. As part of this financing, we intend to seek the consent of the holders of $800,000 in senior secured notes now outstanding to extend the security for the notes to include the notes for the new cash raised. Currently, we have no arrangements with any source to provide additional capital. We expect that we may have to grant the holders of the $800,000 in senior secured notes more favorable warrant terms, additional warrants or other consideration in order to obtain their consent. Accordingly, we cannot assure that adequate funding will be available to fund the above. If we are unable to obtain external capital to repay the $625,000 in notes due November 7, 2007, we will seek to negotiate note extensions while we seek capital from other sources or divert operating funds for that purpose, which could impair our expansion plans and require us to defer payment of trade payables.

To date, we have funded activities principally through operating cash flows, the sale of equity securities, borrowings from affiliates and others, and purchase order deposits from our customers. We do not anticipate that borrowings from affiliates and other stockholders will continue to be available. Further, we want to use customer deposits as a means of managing credit risk rather than a source of working capital in an effort to reduce product pricing concessions. Accordingly, if we determine to supplement anticipated increases in internally-generated funds from increased sales in order to fund expansion or additional product development, we expect to rely principally on the sale of equity securities and borrowings from outside parties. We have no arrangement with anyone to provide such funding and cannot assure that we will be able to obtain any additional equity or borrowings on terms that may be acceptable or favorable to us. We may also seek to fund some of our research and development activities through various grants and similar awards from agencies with specific domestic security responsibilities. Previously we have not obtained any such grants and cannot assure that we will be able to obtain grants in the future or that the research tasks undertaken can be completed within the grant amount.

Critical Accounting Policies

The preparation of our financial statements requires that management make estimates and judgments that can have a significant impact on the financial position and results of operations that we report in our consolidated financial statements. Accounting polices that require significant judgments and

21

estimates include realizability of accounts receivable; realizability of inventory; accounting for business combinations including allocation of cost to assets acquired and the assessment of realizability of long-lived assets acquired; and stock-based compensation. A description of our significant accounting policies is included in the notes to the consolidated financial statements. Judgments and estimates are based on historical experience as well as relevant facts and circumstances known at each reporting date. Actual results may differ from these estimates.

In assessing the realizability of accounts receivable, we make judgments as to future collectibility of accounts receivable, the creditworthiness of customers, advance payments made by customers, and other factors as appropriate. Historically, our provision for uncollectible accounts and our actual bad debts has not been significant in relation to the amount of our sales, and our estimates of uncollectible amounts have been materially correct. We do not expect our future bad debts to become significant because of the creditworthiness and nature of our customer base. However, if the amounts of actual future bad debts were to deviate from our historical experience, upon which the allowance has been based, our revenue could be adversely affected.

In assessing the realizability of inventories, we make judgments as to the expected selling prices and future demand requirements of our products in relation to the cost, nature, and volume of our inventory on hand. Historically, the market value of our inventory has consistently exceeded its cost and the amount of excess or obsolete inventory has not been significant because most of our inventory is purchased as orders are received and products are assembled to fulfill those orders. Historically, any adjustments related to lower of cost or market valuation of inventory have not been material and we do not expect that this would change in the future as long as we continue to management our inventory as we have done in the past. However, if these historical practices or trends were to change in the future, we could be required to adjust our inventory carrying values, which would have a negative impact on our gross profit.

Principally as a result of the acquisition of Custom Federal in December 2005, we have significant long-lived intangible assets. The allocation of the purchase price of Custom Federal required management to make significant judgments related to the nature of the intangible assets acquired. Based on these judgments, all of the excess purchase price of Custom Federal over net identifiable assets acquired was allocated to goodwill. Goodwill is reviewed for impairment at least annually and when indications of impairment exist. Recoverability of intangible assets is measured by comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are impaired, the impairment is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The acquisition of Custom Federal is a relatively recent event and management’s judgments and assumptions related to the future net cash flows expected to be generated by this acquisition lead us to believe that there has been no impairment of the recorded goodwill. The failure of such future net cash flows to be achieved at the levels that management expects, or other unanticipated events or circumstances, could adversely affect the accuracy and validity of management’s assumptions, judgments, and estimates, and could result in the future impairment of these intangible assets.

Share-based compensation included in the consolidated financial statements principally relates to the issuance of common stock and the granting of stock options, and the related accounting principles governing the measurement of the related compensation. The measurement of share-based compensation related to the issuance of common stock for noncash compensation requires management to estimate the fair value of the common stock on the dates of issuance. The measurement of share-based compensation related to the grant of stock options requires management to determine the fair value of the options granted. We use the Black-Scholes option-pricing model, which requires judgments by management of expected future volatility of our common stock, expected term of the stock options, expected forfeitures of stock options, fair value of our common stock, and other factors. A change in these assumptions

22

underlying the valuation of common stock or stock options could materially impact out share-based compensation expense and our results of operations.

BUSINESS AND PROPERTY

Overview

We provide technically-advanced, environmentally-hardened video products and physical security solutions to governmental and private sectors. Since our organization in 1998 as the brainchild of Gregory E. Johnston, our chairman and chief executive officer, we have developed a number of product models incorporating successive improvements, leading to our current emphasis on sophisticated, environmentally-rugged, pan/tilt/zoom cameras, hardened processors, custom tactical video hardware, software integration solutions, and related technologies strategically coordinated to meet the physical security requirements of governmental and commercial customers.

In 2002, we first gained security industry recognition by winning a succession of three phases of competitive contracts to provide the California Department of Transportation, or Caltrans, with environmentally-rugged, hardened cameras to protect the critical infrastructure of seven bridges and two tunnels in the San Francisco Bay Area. We believe that this project, Bay Area Security Enhancement, or BASE, is still today the largest critical transportation infrastructure project covering more than 2,000 square miles. We continued to refine and broaden the technical capabilities of our product offerings and introduce them to new potential governmental and commercial customers. In 2005, we acquired key electronic image processor technology from Datacube, Boston, Massachusetts, an unrelated entity. Included in the purchase were unrestricted rights to their Visual Chip Studio (VCS) software toolset that enables mathematicians to implement image processing algorithms directly to the new processor hardware. These algorithms provide a means for “machine vision,” fusion of multiple sensors in real-time and autonomous, or self-controlled, security surveillance. These capabilities can be integrated into systems that we believe can provide surveillance and protection of public, corporate, and civilian and military governmental resources. Our plans and customer response to our products required us to seek new capital and enhance our sales and integration capabilities through the acquisition of Custom Federal.

Custom Federal, our marketing subsidiary, was founded by Brian M. Kelly and Ernest (Trey) Cammer, whose collective experience includes an extensive background in mid-wave and long-wave infrared, electro-optics, and design, installation, and integration of surveillance/security systems for critical infrastructure.

We maintain a website at www.rvisionusa.com .

Key Focus

Our operational success focuses on timely, cost-effective execution in the following three areas:

Product Development—predicting and identifying customer requirements and translating them into products on a timely basis.

Sales and Customer Service—using manufacturers’ representatives and system integrators, coupled with our experienced inside sales staff, enables us to deploy a large number of technically-skilled sales people.

Technical Service—providing training and support to our system integrators and sales force to ensure that the installations are properly executed.

23

Scope of Market

There has been a significantly increased emphasis on security worldwide that parallels the public’s attention on the global war on terror. Bombings of the Khobar Towers in Saudi Arabia, the USS Cole in Yemen, the train stations in Madrid and London, along with the attacks on the World Trade Center and Pentagon on September 11, 2001, have led to an unprecedented demand for physical security. From this environment, the President of the United States created the Department of Homeland Security to protect America from acts of terrorism. The Department of Defense has mandated that force protection, the implementation of measures to safeguard troops, become part of the military’s mission. This increased demand for physical security has led to the greater acceptance of video surveillance as a method of monitoring areas of risk. Round-the-clock surveillance capability is now a necessary component of video systems. Advanced technological developments in video compression, image processing, and wireless communications along with the decreased cost of digital storage and bandwidth have allowed surveillance systems to be deployed in more areas and present greater scene awareness than ever before. There has also been dramatic advances in the ability to sense potential threats, in any direction, at long distances; allowing video surveillance systems to work more effectively.

We expect that the burgeoning global security industry will continue to grow rapidly over the next few years. As physical security and information technology continue to combine to create increasingly sophisticated solutions, we believe integrated security systems and remote and networked video will likely be among the strongest security growth sectors.

The Department of Homeland Security, through associated grant programs, has announced plans to finance development of physical security products and solutions for national, state, and local interests. According to the Homeland Security Research Corporation available at http://www.hsrc.biz/uploads/ HSRC%20Newsletter%2011s.pdf, the global homeland security and homeland defense budget is expected to expand from $28 billion in 2003 (the year the Department of Homeland Security was formed) to $170 billion by 2015. The fiscal year 2006 Department of Homeland Security budget-in-brief is $34 billion, of which nearly $3 billion is earmarked for security and terrorist prevention programs such as the Secure Border Initiative, Port Security Grant Program, Targeted Infrastructure Protection Grants Program, State Homeland Security Program, Urban Areas Security Initiative, and Counter-MAN Portable Air Defense Systems. In addition, the United States Coast Guard 2006 budget-in-brief has $2.2 billion for port waterways and coastal security.

The Department of Defense fiscal 2006 budget-in-brief for physical security equipment (Army, Navy, Air Force, and Marines combined) is $345 million. In addition, there are several defense programs that require rugged, commercial, off-the-shelf, surveillance products including the Navy’s Ship Protection Program and the Army’s Expedited Modernization Initiative Procedure.

Products

We currently market technologically-advanced, environmentally-rugged, pan/tilt/zoom cameras, hardened processors, custom tactical video hardware, and software solutions for the physical security requirements of military and civilian governmental units and commercial and industrial firms. We principally sell these products as a subcontractor to prime contractors for governmental, including military, applications.

We generate sales revenue from the following products:

•

Patrol CCTV—our first product is a tough, mobile vision system, which accounted for approximately 31% and 37% of our camera systems sold during the year ended December 31, 2006, and six months ended June 30, 2007, respectively, is sold under subcontracts to prime

24

contractors for military customers. The rugged and compact system is designed for Thule® roof racks making nearly all vehicles capable of added sight from the top of the vehicle. In 2004, the system was selected by the U.S. Army to be used on the Buffalo vehicle, a heavy-duty, specially-designed vehicle operated in Iraq and Afghanistan to investigate and remove improvised explosive devices, or IEDs. Patrol CCTV is used on all the vehicle and cargo inspection systems manufactured by Science Applications International Corporation and container x-ray inspection trucks.

•

Carbide— a line of tough, numerically-controlled, variable-speed, precision, multi-payload, pan/tilt/zoom positioners for commercial and civilian governmental customers is the entry positioner for 50-pound payloads that we introduced to the market in late 2006. The sale of Carbide products constituted approximately 32% of our revenues in the first six months of 2007. In early 2007 we shipped the first production of Carbide 150, an enhanced version of our basic Carbide 50 model to aim precisely to 150-pound payloads of large precision sensors as well as non-kinetic, stand-off actuators.

•

SEE—the first camera designed for the Patrol CCTV product, is a rugged, compact, pan/tilt/zoom, color and near infrared, camera hardened for outdoor and waterfront applications accounted for approximately 18% and 13% of our revenue for the year ended December 31, 2006, and six months ended June 30, 2007, respectively. The electro-optics are enclosed in nitrogen to keep the optics from fogging in high temperature changes. We make nitrogen-filled camera enclosures standard across the product line. This product includes digitally-enhanced image processing for operation in near-zero ambient light. The SEE camera is certified by Caltrans for purchase for facilities surveillance. We are now selling a high-resolution model that more than doubles the optic range and is called the SEE–HR.

•

m3G— rugged, miniature, multipurpose, pan/tilt/zoom, integrated, near infrared illuminator and color, near infrared camera comprising a compact night vision system, accounted for approximately 30% and 12% of our revenue during the year ended December 31, 2006, and six months ended June 30, 2007, respectively. Advanced features are used by the U.S. Government. An original equipment manufacturer contract with FLIR Systems incorporates its Indigo uncooled camera.

•	LOOK— handheld joystick/camera control and display for mobile operation of pan/tilt/zoom imaging devices that is included as part of our Patrol CCTV product.

•	CataPult20— a novel pole system to elevate sensor platforms that features a lowering system for simple installation and camera cleaning and maintenance.

•

PUMP Station— provides network streaming, command control, and security with superior image clarity and fidelity for either legacy closed-circuit television or SEE generated signals, suitable for solar-powered applications.

•	PUMP IP2—an Intel Celeron® or Intel PentiumM® processor, frame grabber, memory, and heat piping with custom algorithms are housed in a six-inch cast cube for third-party use.

We are completing development and intend to market these products within the next year:

•

DiamondBack— Dome Series, released in the fourth quarter of 2006, combines closed-circuit television and thermal, infrared camera technology with an architecturally unique dome housing. The multiple spectrum sensors enable day or night detection. The DiamondBack

25

incorporates our proprietary “QuickConnect” system to facilitate relocation between fixed or mobile mounts to capture activity in most environments. A low profile, covert, industrial design blends the camera to manmade and natural placements.

•	SierraDVR— an image capture system hosted on our PUMP IP2 model and to supplement Patrol CCTV on IED detection vehicles to capture live IED extraction for cataloguing and future cueing.

Our principal product development projects include:

•

IP5—image processing engine to host high-level “sight” algorithms. The IP5 represents the next generation of computing power and is founded on the advanced processing capabilities we acquired from Datacube;

•

Cole—an autonomous protection, all-weather, day or night, sensor system with computational power to enable scene awareness and actuation, featuring energy efficiency, long life, and strong performance; and

•	various image processing and other software solutions.

Marketing and Distribution

Sales and Marketing

We use independent manufacturers’ representatives, supported by our sales management team, to market our products. Manufacturers’ representatives market our products and services nationwide. We believe using manufacturers’ representatives optimizes our ability to deploy a large number of sales personnel throughout the North American market, while incurring costs only when an actual sale is made.

We market both to end-users and through system integrators and resellers that integrate our products into larger, frequently enterprise-wide, security systems.

Currently, approximately 70% of our shipped and sold goods represent readily manufactured products that do not require significant engineering services, and approximately 30% are products that require product development or customization engineering. To date, we have had no material software sales.

We typically act as a first or lower tier sub-contractor to a large or a prime contractor following a competitive bidding process for the prime contractor. Subcontracting sales accounted for approximately 81% and 89% of our sales for the years ended December 31, 2006 and 2005, respectively and 91% for the six months ended June 30, 2007. A request for proposal, or RFP, of specified products or components and related engineering services is generated by the customer for qualified prime contractors and is filtered and handed down to us as a potential subcontractor for quotation. We provide the prime contractor with a product quotation and any additional engineering support as required by the RFP. Prime contractors typically review our products for technical performance and reliability before we are invited to participate. We frequently provide quotations to more than one prime contractor responding to the same RFP. If the customer selects a prime contractor for which we have provided a quotation and related engineering, we typically complete further, more detailed engineering before the final purchase order is signed to purchase specified products, components or customization services from us. Frequently, the prime contractor provides a quality assurance and specification compliance acceptance test procedure that

26

we perform at our factory prior to shipment. The test data is included with the product shipment in addition to our regular factory conformance documentation.

We have a standard one year warranty against defects in materials and workmanship with an option to purchase four additional years of extended support. On occasion, the second year warranty is provided to support the contract.

We support our manufacturer’s representatives with product booths at military and security industry trade shows, such as ASIS Internationaland ISC West.

In addition to our North American marketing effort, we have initiated discussions with marketing firms to represent our products in selected international markets. Sales outside the United States accounted for less than approximately 2% and 5% of our revenue during 2005 and 2006, respectively. International sales that we make generally require us to comply with governmental agency defense trade export licensing requirements.

Our primary marketing focus is to offer, either directly or indirectly through resellers, advanced security solutions to the Department of Homeland Security, Department of Defense, Department of Justice, Department of Energy, Department of Transportation, and corporate clientele for product deployment at high security risk facilities, such as ports/harbors, airports, military installations, governmental facilities and infrastructure, highways, bridges/tunnels, and corporate campuses, both domestically and around the world. We participate in a variety of seminars to the consulting engineering community, advertise in industry media, mine federal databases, and consult with governmental personnel and provide product informative literature and a product information website. From time to time, we advertise in trade magazines such as “Security Management,” “Government Security News,” “Homeland Security Today,” “Signal,” “National Defense,” and “Security Sales & Integration” for specific markets.

As an integral component of our marketing effort, we sometimes place models of our products in customer installations to demonstrate their features, familiarize customers with the products’ capabilities, and encourage customer focus on the possible integration of our products into existing or proposed enterprise-wide security systems. To date, we have completed test installations of the Cole at the McCarran Airport, Las Vegas, Nevada, and with Anteon in North Carolina. We are seeking additional product demonstration and evaluation opportunities at a variety of other locations.

On December 13, 2006, we entered into a Cooperative Research Development Agreement with the Federal Aviation Administration, or FAA. This cooperating research arrangement will allow us to jointly validate our products in the specific domain of airspace environments with the FAA. Testing will take place at the William J. Hughes Technical Center in Atlantic City, New Jersey, over eight months.

Our ongoing testing is focused on qualifying our products and image processing to support aircraft landing safety by capturing the image of aircraft on final approach and determine automatically if their landing gear are down and engines operating and to detect fuselage fires. We have been accepted as an approved vendor for various security products by the General Services Administration and the California Department of Transportation. Generally, the approvals and listings enable agencies subject to the purchasing requirements of the listing authority to purchase these designated products without additional specification or performance testing.

On February 1, 2006, we were granted a 10-year contract by the U.S. General Services Administration for the sale of surveillance systems to U.S. governmental agencies without completing a bidding process.

27

Technical Services

For our marketing and integration allies and end-users, we believe our ability to execute high-quality, timely, technical support is a key factor in establishing the capability we can offer as a contrast to traditional closed-circuit television manufacturers. We provide both pre-sale and post-sale support for our products for:

•	network management and design expertise;
•	traditional closed-circuit television system configuration and troubleshooting experience;
•	software customization and integration with other management data; and
•	digital communications standards and alternatives (fiber, wireless, and Internet protocol).

Additionally, we are developing, but have not yet sold, web-based expert systems to enable our third-party integrators to directly access our internal product development software to support the integrator’s solution. This system enables our channel allies to troubleshoot problems by allowing them direct access to our support software.

We employ technicians in California, Chicago, and South Carolina, enabling us to offer extended hours of service for our technical telephone support and reduce travel costs if a site visit is needed.

One of our governmental customers has qualified us as a needed industry contract source, requiring us to complete and maintain additional security procedures regarding sensitive information exchange. A small number of our senior personnel have been granted high-level security clearances by this agency to enable them to work on classified projects.

Backlog

We had an order backlog of $2,600,000 and $2,380,000 as of December 31, 2006 and 2005, respectively. We had an order backlog of $4,640,000 and $1,050,000 as of June 30, 2007 and 2006, respectively. Backlog consists of orders received for products or services for which a sales agreement has been reached and delivery is expected within 12 months. Backlog may not be indicative of revenue for any future periods because a significant portion of our sales frequently results from purchase orders rather than long-term supply contracts on fixed terms. To date, we have not had long-term governmental contracts that require the delivery over multiple year periods. The amount of our backlog at any date may not accurately reflect the amount of product sold to any customer, because during the course of product order fulfillment, we frequently respond to changing customer requirements, provide new engineered solutions, or negotiate other order of changes. In some instances, we provide products to third-party system integrators, which may change their requirements during the life of the contract and may result in the delivery of different components, subassemblies, or analytical tools at different prices than as originally contracted. Finally, our agreements for the sale of products frequently have provisions for equipment reduction or contract cancellation in various circumstances, either with or without the payment by the customer of all or a portion of the contract amount for goods or services dedicated to the agreement or as a liquidated settlement.

Principal Customers

Our largest customers during 2005 were Raytheon Company, CACI International, Inc., and Force Protection, Inc., which accounted for approximately 30%, 10%, and 13%, respectively, of our revenue. Our largest customers during 2006 were CACI International and Force Protection, which accounted for approximately 14% and 23%, respectively, of our revenue. We do not have long-term contracts with any of these customers, but generally sell products based on a number of individual purchase orders on our customers’ standardized forms specifying the products, customization, or other items required, including

28

a scheduled delivery date and pricing. We manufacture and ship pursuant to such purchase orders and expect payment under our customers’ accounts payable payment practices, generally 30 days. We sometimes require a customer deposit prior to identifying components to a specific order in the case of orders requiring specialized or expensive components or extensive engineering or to reduce customer credit risk.

Competition

We compete in segments of the security industry related to video surveillance and detection, image processing and recognition, and security systems and solutions. We believe that competition in these areas is principally based on the quality of the product in terms of, performance, reliability, service, deliverability, and price. We believe that our principal products—our Patrol CCTV vision system, our model 2G SEE camera, and our model m3G infrared pan/tilt/zoom camera, which combined constituted approximately 79% of our revenues in 2006—meet or exceed the performance and reliability of our known competitors. A feature of our products that enables service personnel to unplug and remove defective units and replace then with workable units is a competitive advantage over other products with similar performance. We believe this feature has competitive advantages for product installations in extreme locations such as on bridge towers or on military locations exposed to enemy fire.

Because of our limited financial resources, we are at a competitive disadvantage with most other suppliers of competitive products and services. We believe that governmental and commercial purchasers consider the financial strength of potential suppliers in determining whether to purchase from them. We have attempted to meet this competition by focused our marketing to large prime contractors. Two or more competing prime contractors sometime include our products in bids for the same proposal.

We believe that price is a minor competitive factor.

Video surveillance competitors include closed-circuit television manufacturers such as Pelco, Bosch (formerly Phillips/burle), Honeywell (formerly Ultrak), GE (formerly Kalatel), and Vicon. Image processing competitors include DVTel, Verint (formerly SmartSight), and Axis Communications. Video detection competitors include Object Video, Guardian Solutions, and VistaScape. Thermal or infrared camera providers include FLIR Systems, Axsys Systems, Inc. (formerly Diversified Optical Products, Inc.), and Raytheon Company. We compete with manufacturers of environmentally-hardened surveillance products such as ExtremeCCTV, QuickSet, and Cohu. Of the foregoing competitors, we believe that Pelco has the greatest existing market penetration and the largest breadth of products similar to our product offerings. Many of these competitors have greater financial and technical resources, more established sales and distribution channels, and more extensive industry recognition and relationships than we do.

Research and Development

We incurred costs of $1,650,241 and $1,700,530 for research and development during the years ended December 31, 2006 and 2005, respectively. In addition, we routinely complete customer-required engineering and related developmental activities in connection with the delivery of various customized products that indirectly support our research and development effort.

We are seeking to obtain external funding for specific research and development projects by participating in grant and study programs sponsored by the Department of Homeland Security and other federal agencies with specific security infrastructure responsibilities. We spent approximately $860,000 on research and development during the first half of 2007 and expect to continue our research and development effort at about the same level during the remainder of the year, except to the extent that we

29

redirect our research and development personnel and related resources to meet special engineering tasks associated with specific product sales.

Manufacturing

Assembly and Testing

We produce our products principally by assembling and testing components and subassemblies that we acquire from qualified vendors and manufacturers, including optical cameras, Sony, Hitachi; infrared imagers, FLIR, L3, ISAP, Axsys; positioning motors and controls, Maxon, Oriental Motors. In each case, the named suppliers are the principal supplier of the named component meeting our specifications. Because of the specialized performance specifications of these items, we are dependent on such companies for the items supplied by them and may encounter delays, incur additional costs, or have to alter the performance capabilities of our products if we were required to establish an alternative source for these components. We also use industry standard electronic and mechanical components and other items available from a number of independent, unaffiliated sources that are assembled into custom products. We generally order components and subassemblies and begin product assembly only after we have a specific customer order. This enables us to customize products to customer specifications and reduce capital required to maintain a significant finished goods inventory. We intend to increase the limited amount of finished goods in inventory to facilitate sales demonstrations and to meet priority short-term delivery requests. Our ability to maintain a large finished goods inventory is constrained by our limited capital.

We subcontract with a limited number of local contract manufacturing firms to build some higher volume products or assemblies and some semi-custom products and projects on a case-by-case basis. We generally rely on our own personnel to assemble lower volume and initial test runs of production products. We retain the capability to assemble and test all products in our own facility in order to meet priority critical delivery schedules.

We may increase our reliance on outside contract manufacturers if increases in sales of higher volume units warrant or when customers desire alternative manufacturing sources or manufacturing sources are nearby their system integration facilities in order to coordinate and accelerate deliveries, quality control, and system integration. We believe that there are a number of such manufacturers in our geographical area that would provide alternative additional manufacturing services if we determine to seek them, although we currently have no arrangement with any firm to obtain additional manufacturing capacity.

In an effort to improve customer acceptance of our products, we intend to seek qualification of our manufacturing facility under the ISO 9000 family of criteria of the International Organization for Standardization, an independent international manufacturing quality certification. We have not determined whether we meet the ISO 9000 criteria. In selecting contract manufacturers, we may prefer manufacturers that are ISO 9000 certified.

Our products are designed to perform in outdoor environments and are tested to meet these requirements. Testing is performed by our staff at the San Jose facility, by third-party environmental laboratories, and select customers as beta tests. The range of tests includes electromagnetic interference, vibration, shock, temperature, salt vapor, pressurized water spray, sand, and dust for the most demanding customers.

30

Components and Subassemblies

The raw materials for our products consist of components and subassemblies as well as miscellaneous standard, readily available wiring, fasteners, and similar items. Most of our products contain sophisticated optical cameras, infrared imagers, and drive motors that must meet our exacting specification and that are available from one or a very limited number of domestic and foreign suppliers. We purchase harmonic motors from Harmonics, a single source specialized motor manufacturer from which we have been able to purchase routinely; for use in the limited circumstances when we need to dramatically lower the weight of a specific product. We purchase other motors from Maxon Motors because of their superior quality and performance for certain applications and would have to seek alternative, lower performance replacements if this source became unavailable. We have selected other suppliers because of the quality and compatibility of their products, although alternative sources are available, such as: Sunin Precision, Tyco Electronics, and Sony electronics. We have no long-term or master agreements for the purchase of any of the above items, but purchase items under standardized purchase orders from time to time.

We have no contract with any such supplier that requires it to give us priority delivery when, as has occurred from time to time previously, items are in short supply. We are forced to delay shipments when required components are unavailable, which sometimes prevents us from meeting the scheduled delivery dates under our contracts with our customers. This may expose us to claims for breach of contract and related damages or jeopardize our relationships with our customers. Except for the limited source items as noted above, the other industry standard electronic and mechanical components and other items that we require for our products are readily available from several competitive sources.

Intellectual Property

We believe our intellectual properties are critical to our business and growth. We rely on patent laws, trade secret protection, and confidentiality agreements with employees, consultants, customers, and others with which we interact to protect our proprietary rights.

We currently have one U.S. patent relating to our ground surveillance system, no. 6,791,673, September 2004, and have one U.S. patent pending relating to our family of cameras based on our entry model, Patrol CCTV. We do not believe that our business is dependent upon or obtains a competitive advantage from our issued or pending patents. We have applied for patent protection on other features of our products, but cannot assure that any patents will be issued or that we will derive any competitive advantage. We have not applied for any foreign patents and cannot assure that we could obtain any patents we may seek internationally. We also have a fully paid, worldwide license on imaging process systems that we acquired from an unrelated party in early 2005.

We currently have six trademark applications in progress at the United States Patent and Trademark Office as set forth in the chart below.

Mark	Serial Number

LOOK	78909570
Carbide	78909575
Diamondback Dome	78909584
Patrol	78909592
SEE	78909598
Mini m3G	78909602

31

We frequently review our research and development efforts and product identification needs to consider whether we should seek additional patent or trademark protection for new developments or product offerings.

We do not believe that any of our products or other proprietary rights infringe the rights of third parties. However, we cannot assure that others may not assert infringement claims against us in the future and recognize that any such assertion may require us to incur legal and other defense costs, enter into compromise royalty arrangements, or terminate the use of some technologies. Further, we may be required to incur legal and other costs to protect our proprietary rights against infringement by third parties.

Government Regulation

The international sales and the nature of our products generally makes us subject to the International Traffic in Arms Regulations (“ITAR”) controlled by the U.S. Department of State and the Export Administration Regulations (“EAR”) controlled by the U.S. Department of Commerce. ITAR controlled technology may not be exported without prior written authorization and certain EAR technology requires a prior license depending upon its categorization, destination, end-user and end-use. Exports or re-exports of any U.S. technology to any destination under U.S. sanction or embargo are forbidden. Products that are subject to ITAR and EAR may be shipped anywhere in the continental United States only. Under ITAR and EAR, all other destinations must be approved by the Department of State or the Department of Commerce. Should there be a change of status under ITAR or EAR of a destination to which we currently have a contract to ship our products, the value of that contract could be materially affected. We conduct our operations and the destinations to which we currently ship our products are in compliance with all of such requirements.

Warranty and Service

Generally we warrant our products against defects in workmanship and materials for a period of one to two years from purchase. Under such warranty, we may, at our option, service or replace defective parts, provided that the customer has complied with the warranty provisions. Warranty work is either performed at the customer’s facilities or by providing the customer with a replacement part and requiring the customer to return the defective item to us for repair or disposal. We have not incurred material costs associated with fulfilling our warranties.

We believe the modular configuration of many of our models facilitates repair and reduces operating interruptions due to routine maintenance or repairs, including warranty work, because individual components typically can be removed and replaced with a working component while the removed item is serviced, repaired, or replaced.

Employees

We have 28 full-time employees, of which 23 are in San Jose and 5 are in San Diego. Our staff consists of 3 executive, 6 administrative and clerical, 8 engineering and technical, and 11 production employees. We believe we have a good working relationship with our employees, which are not represented by a collective bargaining organization. We utilize consultants to supplement our permanent staff and contract manufacturers to assemble our standard products.

Properties

Our principal executive offices and related engineering and assembly facilities are located in approximately 10,900 square feet of space at 2365 A Paragon Drive, San Jose, California 95131, rented

32

from an unrelated party under a lease expiring in September 2008 at a current monthly rental of $10,560, subject to 3% annual escalation, with an option to extend for three years. Our telephone number is 408-437-5777, and our facsimile number is 408-437-9923.

Our sales and system integration offices are located in approximately 3,584 square feet of space at 2445 Fifth Avenue, Suite 450, San Diego, California 92101, rented from an unrelated party under a lease expiring in November 2009 at a current monthly rental of $8,173, subject to 3% annual increases, with an option to extend for three years. Our telephone number at that facility is 619-233-1403, and our facsimile number there is 619-233-1423.

We sublease 644 square feet of the San Diego premises to ISAP, an entity of which Brian Kelly, our executive officer, director, and principal stockholder, is also an executive officer, director, and principal stockholder, under an April 1, 2006, sublease agreement with ISAP. See “Material Relationships and Related Transactions—Business with Industrial Security Alliance Partners.” Under the sublease, ISAP pays a current monthly rental of $1,477 subject to 3% annual increases, which is approximately equal to the terms under which we lease the space from an unrelated party. The sublease expires on March 31, 2009, with options to extend for up to five additional periods of one year each.

Legal Proceedings

We are not a party to any pending material legal proceedings, and no such proceedings have been threatened by or, to the best of our knowledge, against us, except that in June 2006 we received a letter from FLIR Systems, Inc., claiming that we were violating noncompetition provisions of a March 2005 agreement under which we sell to FLIR a customized, daylight, pan/tilt camera system and we purchase from FLIR thermal camera blocks that we incorporate into the same customized, pan/tilt camera system to support FLIR’s sales channel. Under our 2005 agreement with FLIR, for as long as FLIR purchases at least 25 units per quarter, we are obligated not to develop or sell products that are substantially similar to the customized, daylight, pan/tilt camera and related technology we sell to FLIR or use our underlying technology for infrared camera-affiliated applications offered to other customers unless we obtain its consent. FLIR specifically referred to our existing Carbide and then proposed DiamondBack product lines. FLIR demanded full corrective action and an accounting of our alleged noncompliance. We believe that at all times we have complied in all material respects with our agreement with FLIR and that our products have been based on our own proprietary technologies that do not rely on FLIR protected proprietary information. We contested FLIR’s assertions vigorously.

On August 24, 2006, we settled this dispute with FLIR by entering into an amendment to our earlier agreement under which FLIR agreed that it only had rights to the customized pan/tilt apparatus sold to them and released its previously asserted claim that its intellectual properties were improperly included in any of our other products. We returned to FLIR $283,500 in advance deposits for product orders, but the pending orders remained in place, subject to customary payment terms of 30 days after delivery. We agreed to place into escrow the documentation respecting daylight pan/tilt cameras that we sell to FLIR so that it would continue to have access to the intellectual property incorporated into these cameras if we were to declare bankruptcy, sell substantially all of our assets, be a party to a corporate reorganization, or breach our agreement with it. In addition, FLIR agreed to sell to us, at reduced competitive fixed prices, specialized lenses we use in products sold to third parties depending on the volume purchased, and agreed to pay us at the rate of $175 per hour for requested product customization.

MANAGEMENT

All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation, or removal. Executive officers serve at the discretion of the board of

33

directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

The following table sets forth the name, age, and position of each of our current directors and executive officers:

Name	Age	Title

Gregory E. Johnston	54	Chairman of the Board of Directors, Chief Executive Officer, and Chief Technical Officer
Brian M. Kelly	38	President, Chief Operating Officer, and Director
Arie Levinkron	57	Senior Vice President, Mechanical Engineer
Ernest T. (Trey) Cammer III	42	Senior Vice President, Sales and Integration
Miles Mochizuki	55	Chief Financial Officer
Ramer B. Holtan, Jr.	62	Director
Swen A. Mortenson	57	Director
Howard S. Landa	59	Director

Executive Officers and Directors

Gregory E. Johnston founded RVision in February 1998 and is the inventor and product developer of our principal products and systems, including SEE, PUMP, LOOK, and Patrol CCTV vision systems. He designed, integrated, and tested the mobile pan/tilt/zoom video system. When Mr. Johnston was the general manager of Lumisys, Inc., CCD Products Division, Sunnyvale, California, from March 1995 to February 1998, he was responsible for development and marketing the introduction of Lumisys’ first charge coupled device x-ray film digitizer based on scanning and digitizing technology developed by X-Ray Scanner Corporation, Torrance, California, founded by Mr. Johnston and acquired by Lumisys in March 1995. As founder of X-Ray Scanner in September 1987, Mr. Johnston created a photoelectric control method for a charge coupled device/metal oxide silicon photo detector array with expanded dynamic range for digitizing medical x-ray files, which was incorporated into approximately 4,500 medical x-ray scanners that X-Ray Scanner marketed and supported worldwide. Mr. Johnston also adapted this scanning technology for portable and military applications. At various defense and research divisions of Northrop, Newberry Park, Palos Verdes, and Fullerton, California, he was principally engaged in the invention and development of imaging, processing, and controlling systems. He received his B.S. in electrical engineering at the University of Michigan at Ann Arbor and did postgraduate course works in Kalman filtering and infrared instrument and imaging design.

Brian M. Kelly founded Custom Federal, Inc., San Diego, California, a systems integration and installation company, in October 2003, to design, integrate, and install surveillance/security systems for critical infrastructure, principally for the Department of Defense, Department of Justice, and the Department of Homeland Security. In November 1996, he founded and has been an officer and director of Industrial Security Alliance Partners, Inc. (ISAP), San Diego, California, an original equipment manufacturer of infrared security cameras. He has a 10-year background in mid-wave and long-wave infrared electro-optics and initiated the development of the ISAP camera line. He majored in business administration at University of Redlands, Redlands, California.

Arie Levinkron, with 30 years of experience with mechanical design of military and commercial equipment, is responsible for the engineering and mechanical design of our products. For the last five years, Mr. Levinkron has been an employee of RVision. Mr. Levinkron served three years of military service in the Israeli Army, from July 1968 to July 1971.

34

Ernest T. (Trey) Cammer III formed General Signal and Vision, LLC, Hanahan, South Carolina, in April 2002 to offer security system consulting and design services to industrial and commercial customers. In October 2003, he and Brain Kelly formed and funded Custom Federal, where he served as chief technical officer and project manager for all installations of video surveillance systems. From January 1999 through March 2003, Mr. Cammer was director of sales for W.H. Platts Co., Charleston, South Carolina. Beginning August 1996, Mr. Cammer was senior electronic technician with Penn Central Technical Security Company, Charleston, South Carolina, and after it was purchased by Vitro Corporation, Charleston, South Carolina, until September 1989. From April 1990 to July 1998 he served successively as engineer technologist, field engineer, and director of commercial sales with Management Systems Applications, Inc., Hanahan, South Carolina, which installed and managed security systems for the U.S. Navy and Marine Corps in various locations around the world. Mr. Cammer graduated from Nielsen Electronics Institute, Charleston, South Carolina, after attending the College of Charleston, South Carolina.

Miles Mochizuki was appointed our chief financial officer on September 30, 2007. From July 2005 to September 2007, he was a consultant providing interim management and Sarbanes-Oxley compliance services to unaffiliated private and publicly traded companies. Between 1997 and 2005, he served as the chief financial officer of three technology companies located in the San Francisco Bay Area: InnoPath Software, Inc., Alviso California (July 2003 to July 2005); Logilent Learning Systems, Inc., Lafayette, California (September 2000 to August 2002); and Mobile Force Technologies, Inc., Pleasanton, California (September 1997 to May 2000). During this period, he also served as a consultant providing interim and project management services. From 1985 to 1997, he held various positions of increasing responsibility with Pacific Telesis Group, a NYSE-listed company with annual revenues of $9 billion and the parent company of Pacific Bell, Nevada Bell, and AirTouch Communications. His last position there was Director of Capital Markets, where he was responsible for completing more than $3 billion in debt and equity transactions. Prior to Pacific Telesis Group, he was an auditor and management consultant with Peat, Marwick, Mitchell & Co., a predecessor firm of KPMG. Mr. Mochizuki is a certified public accountant and holds bachelor and master degrees in business administration from the University of Hawaii.

Ramer B. Holtan, Jr. is Senior Counsel in the Seattle office of Perkins Coie, a 600 attorney international law firm. Mr. Holtan earned an A.B. from Howard University in 1966, and a J.D. from the University of Illinois College of Law where he was the Articles Editor of the University of Illinois Law Review, a member of the Order of the Coif, and graduated cum laude in 1972.

Swen A. Mortenson graduated from Stevens Henagar College, Salt Lake City, Utah, in June 1969 and became a Certified Public Accountant with the state of Utah in July 1971. Since his certification, he has been a member of the Utah Association of Certified Public Accountants and the American Institute of Certified Public Accountants. He has been a full time Certified Public Accountant and managing partner with the firm Swen A. Mortenson CPA, Inc., in Salt Lake City, Utah, since September 1996. Since July 2006, he has served as secretary/treasurer and director of Prestige Capital Corporation, Salt Lake City, Utah, which is currently inactive. Since November 2004, he has also served as secretary/treasurer and director of Wrap-N-Roll USA, Inc., a Sandy, Utah provider of specialized advertising services using large format printing on vinyl substrates.

Howard S. Landa was the president of Eagle Lake Incorporated from January 2000 until the completion of the consolidation on December 14, 2005. Since his retirement from the private practice of law in Salt Lake City, Utah, in 1999, Mr. Landa has managed his personal and family investments. Mr. Landa holds a B.S. in political science from the University of Utah, a J.D. from Hastings College of Law, and an L.L.M. in taxation from New York University.

35

Key Employees

Jim Bowlby. Mr. Bowlby has over 25 years of intensive scientific development and project management. He was chief technology officer for Woodside Technology Group, 2002-2003. He developed intellectual property for the group including the development of detailed simulations using thermodynamic properties of oligonucleotides. In 2001 he started the Bioinformatics Group for a genomics-based, biotechnological and biopharmaceutical company focused on developing biological products and understanding diseases prevalent in the Asia Pacific region His issued and provisional patent applications and publications include nonlinear charge coupled device, direct paper marking technology, DNA analysis methods, quantitative gene expression, site-directed mutagenesis, complimentary DNA enrichment, direct haplotyping, tsunami chain reaction, and Methylated DNA detection. He has been consulting with RVision for a number of years and has assisted Mr. Johnston on patents obtained by RVision and the engineering of customized products for several of its important customers. Mr. Bowlby holds an M.A. in Physics, an A.B. in physics, and an A.B. in mathematics from the University of California, Berkeley. He completed the Computer Science School for the U.S. Marine Corp.

Larry R. Hubble. Mr. Hubble acted as an independent consultant for Datacube in 2003-2004 and completed development of the MP4X4 product, a special purpose system designed to handle and capture an independent Mpeg system transport streams that RVision licensed in 2005. He has been acting as a consultant for RVision for the last 15 months, where he has helped develop and test a demonstration system for object identification and handoff between multiple cameras, a demonstration system for weapon security, and for range-limited track and hold. He holds a B.S. in physics, a B.S. in mathematics, and an M.S. in computer science all from Oregon State University.

Executive Compensation

Summary Compensation

The following table sets forth, for the last fiscal year, the annual and long-term compensation earned by, awarded to, or paid to any person who was our principal executive officer during the preceding fiscal year, each of our other two highest compensated executive officers earning more than $100,000 during the last fiscal year, and each other highest compensated executive officer earning more than $100,000 during the last fiscal year who was not an executive officer on December 31, 2006 (the “Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
________________________	_________	____________	____________	____________	____________	____________	____________	____________	____________

Gregory E. Johnston	2006	$179,438	--	--	--	--	--	$11,815(1)	$191,253
Chairman & CEO

Brian M. Kelly	2006	179,438	--	--	--	--	--	7,207(1)	186,645
Director, President, COO

Arie Levinkron	2006	160,000	--	--	--	--	--	12,799(1)	172,799
Sr. Vice Pres.,
Mechanical Eng.

Ernest T. Cammer III	2006	135,938	--	--	--	--	--	8,791(1)	144,729

36

Sr. Vice Pres.,
Sales and Integration

____________________

(1)	Consists of amounts paid for health insurance benefits.

Executive Compensation Narrative

Under their employment agreements, Gregory E. Johnston and Brian M. Kelly were to receive salaries of $200,000 per year during 2006. However, each agreed to accept a salary at the rate of $198,000 per year for the first eight and one-half months of 2006. Effective August 16, 2006, Messrs. Johnston and Kelly agreed to a 25% salary reduction to annual salaries of $148,500 each to enhance our cash flow. The reduced amount has not been accrued and will not be paid. Effective August 16, 2006, Arie Levinkron also agreed to a 25% salary reduction, but we accrued the deferred amount during 2006 and paid it January 2007. This amount is included in Mr. Levinkron’s compensation in the above table. Ernest T. Cammer III also agreed to a 25% salary reduction. The reduced amount has not been accrued and will not be paid.

As a condition precedent to our consolidation with RVision and Custom Federal, we entered into employment agreements with each of the above Named Executive Officers that became effective when the consolidation was closed in December 2005. Such agreements, which are described below under “Employment Agreements, Termination of Employment, and Change in Control,” provide for annual compensation in the amounts noted in the above table, with payment of $50,000 of such salary to Gregory Johnston and Brian Kelly to be deferred until the earlier of December 31, 2006, until we obtained $12.0 million in new equity, or December 14, 2010. As noted below under “October 2006 Executive Agreements,” subsequently Messrs. Johnston and Kelly agreed to amended performance requirements for payment of these bonuses, but these requirements were not met, so both the $50,0000 deferred amount and the 2006 $50,000 bonus have been cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information respecting the Outstanding Equity Awards at December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gregory E. Johnston	85,000	--	--	$1.50	12/14/12	--	--	--	--
	--	85,000(1)	--	2.25	12/14/12	--	--	--	--
	--	85,000(2)	--	3.00	12/14/12	--	--	--	--
	--	85,000(3)	--	3.75	12/14/12	--	--	--	--
	--	85,000(4)	--	4.50	12/14/12	--	--	--	--

Brian M. Kelly	185,000	--	--	$1.50	12/14/12	--	--	--	--
	--	185,000(1)	--	2.25	12/14/12	--	--	--	--
	--	185,000(2)	--	3.00	12/14/12	--	--	--	--
	--	185,000(3)	--	3.75	12/14/12	--	--	--	--
	--	185,000(4)	--	4.50	12/14/12	--	--	--	--

37

Arie Levinkron	85,000	--	--	$1.50	12/14/12	--	--	--	--
	--	85,000(1)	--	2.25	12/14/12	--	--	--	--
	--	85,000(2)	--	3.00	12/14/12	--	--	--	--
	--	85,000(3)	--	3.75	12/14/12	--	--	--	--
	--	85,000(4)	--	4.50	12/14/12	--	--	--	--

Ernest T. Cammer III	85,000	--	--	$1.50	12/14/12	--	--	--	--
	--	85,000(1)	--	2.25	12/14/12	--	--	--	--
	--	85,000(2)	--	3.00	12/14/12	--	--	--	--
	--	85,000(3)	--	3.75	12/14/12	--	--	--	--
	--	85,000(4)	--	4.50	12/14/12	--	--	--	--

_______________

(1)	Options vesting during the year ending December 14, 2007.
(2)	Options vesting during the year ending December 14, 2008.
(3)	Options vesting during the year ending December 14, 2009.
(4)	Options vesting during the year ending December 14, 2010.

Directors’ Compensation

The following table sets forth the compensation paid to each director who was not a Named Executive Officer during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

William P. Crowell	$10,000	--	$33,525(1)	--	--	--	$43,525(2)
John A. Gordon	10,000	--	--	--	--	--	10,000(3)
Howard S. Landa	2,500(4)	--	67,050(1)	--	--	--	69,550(5)

____________________

(1)

The weighted-average fair value of stock options to purchase shares at $1.50 per share granted during 2006 was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with FASB 123R.

(2)	As of December 31, 2006, we had granted Mr. Crowell options to purchase an aggregate of 150,000 shares of our common stock.
(3)	As of December 31, 2006, we had granted Mr. Gordon options to purchase an aggregate of 150,000 shares of our common stock.
(4)	Mr. Landa waived the payment of an additional $7,500 owed to him in director fees in 2006.
(5)	As of December 31, 2006, we had granted Mr. Landa options to purchase an aggregate of 225,000 shares of our common stock as director’s compensation.

We compensate our outside directors with grants of stock options. On becoming a director, we grant each outside director five-year options to purchase 150,000 shares of our common stock, exercisable immediately. Annually thereafter, we grant outside directors five-year options to purchase a number of shares determined by dividing $75,000 by the market price for the stock, but in no event are they granted options to purchase less than 15,000 shares (as adjusted for stock splits, combinations, recapitalizations, and the like). We granted five-year options to purchase 150,000 shares at $1.50 per share to John A. Gordon in February 2006, when he became a director. On that date, we also granted Howard S. Landa five-year options to purchase 75,000 shares at $1.50 per share for additional services as a director in advising us respecting cost containment, order fulfillment and capital budgeting. On March 20, 2007, we granted each of William P. Crowell, John A. Gordon, and Howard S. Landa five-year options to purchase 50,000 shares of our common stock at $1.50 per share. Messrs. Crowell and Gordon resigned as directors on July 19, 2007. They were replaced by Ramer B. Holtan, Jr., and Swen A. Mortenson on August 10, 2007. On that date, we granted five-year options to purchase 150,000 shares of common stock at $1.50 per share to each of Messrs. Holtan and Mortenson. The exercise price of this annual grant exceeded the

38

market price immediately preceding the date of the grant. We do not pay any separate compensation to employees that serve on the board of directors.

Our two directors that are also executive officers did not receive any additional compensation for their services as directors during the fiscal year ended December 31, 2006, as noted above.

Employment Agreements, Termination of Employment, and Change in Control

On August 30, 2005, we entered into Employment Agreements with Gregory E. Johnston, Brian M. Kelly, Arie Levinkron, and Ernest T. Cammer that provide for continued service in their current capacities for a period of five years, effective on December 14, 2005, and concluding on December 14, 2010. We also entered into an employment agreement with Miles Mochizuki on September 30, 2007, that provides for his service as chief financial officer for a period of three years. Except for the financial terms summarized below, the terms of the employment agreements with Messrs. Johnston, Kelly, Levinkron, and Cammer are materially the same for each employee. The agreements provide that each of the executives is entitled to the benefits of such group medical, travel and accident, short-and long-term disability, and term life insurance, if any, as we make generally available to our executive officers. The agreements also provide for reimbursement of out-of-pocket expenses related to our business and affairs and two weeks of vacation each calendar year.

The agreements provide for base salaries and participation in bonus plans at the discretion of our board of directors as well as participation in other employee benefit plans that are consistent with and similar to such plans provided to our employees generally. To date we have not developed any such bonus or employee benefit plans. The annual salaries and minimum bonuses for 2007 are as follows:

Name of Executive	Annual Salary	Minimum Bonus

Gregory E. Johnston	$250,000	$50,000
Brian M. Kelly	250,000	50,000
Arie Levinkron	160,000	--
Ernest T. Cammer	150,000	--
Miles Mochizuki	190,000	--

Payments on Termination, Including Change in Control

Each of these employment agreements provides for termination payments to the Named Executive Officers, in addition to accrued salary and unreimbursed expenses through the termination date, depending on the termination circumstances, in the following maximum amounts, assuming termination as of December 31, 2006 (or September 30, 2007, in the case of Mr. Mochizuki), at current rates of compensation:

Reason for Termination and Benefits	Gregory E. Johnston	Brian M. Kelly	Arie Levinkron	Ernest T. Cammer III	Miles Mochizuki

By Us for Cause(1)	--.(7)	--.(7)	--.(7)	--.(7)	--.(7)

By Employee for Good Reason(2)or By Us Other than for Cause(1):
Three months group health insurance	$2,954	$1,802	$3,200	$2,198	--
Salary continuation for 12 or 24 months(3)	500,000	500,000	320,000	300,000	190,000
Quarterly bonus for larger of current or previous fiscal year	50,000	50,000	--	--	--
Equity liquidity within 120 days after termination	1,750,000	1,750,000	1,250,000	1,250,000	--

39

Vesting of unvested options	--.(8)	--.(8)	--.(8)	--.(8)	--.(8)
Total	$2,302,954	$2,301,802	$1,573,200	$1,552,198	190,000

Due to Employee Death:
Salary continuation for 6 or 12 months(4)	$250,000	$250,000	$160,000	$150,000	190,000

Due to Employee Disability(5) :
Two months group health insurance	$1,969	$1,201	$2,133	$1,465	--
Salary continuation for 6 or 12 months(6)	250,000	250,000	160,000	150,000	95,000
Vesting of unvested options	--.(8)	--.(8)	--.(8)	--.(8)	--.(8)
Total	$251,969	$251,201	$162,133	$151,465	95,000

By Employee for Other Than Good Reason(2):
Right to repurchase shares	--.(9)	--.(9)	--.(9)	--.(9)	--.(9)

__________

(1)	“For cause” means the:
•	employee’s failure to perform duties;
•	employee’s knowing or intentional engagement in illegal activity that is materially injurious to us;
•	employee’s knowing violation of a state or federal law that is directly or indirectly applicable to our business;
•	employee’s material breach of any confidentiality agreement or invention assignment agreement with us;
•	employee’s repeated misuse of alcohol, narcotics, or other controlled substances that is materially detrimental to us and that materially interferes with employee’s duties; or
•

employee being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude or fraud against, or the misappropriation of material property belonging to, us.

(2)	“Good reason” means:
•	significant diminution in position or responsibilities or, in the case of a change in control of the company, assignment to a title lower than executive vice-president;
•	substantial reduction of the facilities and perquisites available to the employee;
•	material reduction by us in the base salary or bonus opportunity of the employee;
•	material reduction in benefits available to the employee;
•	relocation of the employee to a facility or location more than 25 miles from employee’s present work location;
•	failure of the company to obtain assumption of the employment agreement by any successor; or
•	material breach by us of any material provision of the employment agreement.
(3)

In the case of termination by employee for good reason or by us other than for cause, salary continuation shall be for a maximum of 24 months for Messrs. Johnston, Kelly, Levinkron, and Cammer, and for a maximum of 12 months for Mr. Mochizuki.

(4)

In the case of termination due to employee death, salary continuation shall be for maximum of 12 months for Messrs. Johnston, Kelly, Levinkron, and Cammer, and for a maximum of 6 months for Mr. Mochizuki.

(5)

The employee shall be considered to have a disability if the employee is substantially unable to perform his duties for more than 180 days, whether or not consecutive, in any 12-month period by reason of a physical or mental illness or injury.

(6)

In the case of termination due to employee disability, salary continuation shall be for a maximum of 12 months for Messrs. Johnston, Kelly, Levinkron, and Cammer, and for a maximum of 6 months for Mr. Mochizuki.

(7)	Accrued salary and unreimbursed expenses through termination date.
(8)

All unvested options will immediately vest and be exercisable for two years as follows: Gregory E. Johnston, 340,000 shares with a weighted average exercise price of $3.375; Brian M. Kelly, 740,000 shares with a weighted average exercise price of $3.375; Arie Levinkron, 340,000 shares with a weighted average exercise price of $3.375; and Ernest T. Cammer III, 340,000 shares with a weighted average exercise price of $3.375. No amount is attributed to the accelerated vesting of options in the foregoing table because the weighted average exercise price exceeds the price at which we have sold stock for cash.

(9)

We have the right, but not the obligation, to repurchase the terminated employee’s common stock within 120 days after termination in the cases of Messrs. Johnston, Kelly, Levinkron, and Cammer, as detailed in the table below. Messrs. Johnston, Kelly, Levinkron, and Cammer are also precluded from selling his shares into any trading market until December 31, 2007. No such rights apply in the case of Mr. Mochizuki.

40

In the circumstance in which an employee terminates other than “for good reason,” we have the assignable right under the employment agreements to repurchase a declining percentage of the shares of our common stock issued to the employee in our acquisition of RVision and Custom Federal at increasing prices as follows, so that our right of repurchase will expire on December 31, 2007:

	October	November	December

Purchase price per share	$0.800	$0.825	$0.850

Gregory E. Johnston
Number of shares	495,018	330,012	165,006
Amount	$396,014	$272,260	$140,255

Brian M. Kelly
Number of shares	103,125	68,750	34,375
Amount	$82,500	$56,719	$29,219

Arie Levinkron
Number of shares	133,730	89,153	44,577
Amount	$106,984	$73,551	$37,890

Ernest T. Cammer III
Number of shares	84,375	56,250	28,125
Amount	$67,500	$46,406	$23,906
Miles Mochizuki(1)
Number of shares	--	--	--
Amount	--	--	--

(1)

In the case of a termination by Mr. Mochizuki for other than good reason, we have no assignable or other rights to repurchase any of his shares of common stock, pursuant to our employment agreement with him.

The employment agreements with our Named Executive Officers also provide that, should the employee receive any payment that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any associated interest or penalties are incurred by the employee, then we would be required to make an additional payment to the employee equal to the excise tax and associated interest and penalties within certain limits enumerated in the employment agreement. We would be required to make further payments to the employee equal to any excise tax and associated interest and penalties on any such additional payments. The determination as to whether payments are necessary in the case of any such imposition of an excise tax, would be made at our expense by an accounting firm selected by us. Generally, the accelerated vesting of options would be treated as a payment in the nature of compensation under Section 4999. However, we do not believe we would be required to make additional tax reimbursement under the foregoing provisions in the event of termination of their employment under the foregoing circumstances because of the nominal value of such options as of December 31, 2006.

Each employment agreement also provides that the employee will not, during his employment and for a period of two years thereafter, divulge or disclose any of our “confidential information” to any third party. Under the employment agreement, “confidential information” includes (a) any and all trade secrets concerning our business and affairs, costs, bidding practices, price lists, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries,

41

concepts, ideas, designs, methods and information of ours), and any other information, however documented; and (b) any and all information concerning the business and affairs of ours (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials); and (c) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for us containing or based, in whole or in part, on any information included in the foregoing. Further, upon termination of the employment the employee shall return all “confidential information” to us.

The employment agreement provides that while the employee is employed by us and for a period of two years thereafter, the employee will not directly or beneficially, own, manage, operate, join, control, participate in the ownership, management, operation or control of, permit the use of his name by, work for, or provide consulting, financial or other assistance to any competing business. The employee’s noncompetition covenant will terminate 120 days after termination of employment if we do not repurchase at least 25% of the terminated employee’s common stock within 120 days after the date of termination, in the case of termination by the employee other than for good cause, or if we do not fulfill our obligation to provide liquidity to the terminated employee as provided above in the case of termination for other reasons. During the same period, the employee shall further refrain from soliciting the employment of any of our employees for any other party. The employee also agrees to not disparage the company at any time during or after employment with us.

Pursuant to these employment agreements, we agreed to register the resale of the shares of our common stock held by them and to bear the related costs.

We maintain life insurance on the lives of Messrs. Johnston and Kelly in the amount of $2,000,000 each and Mr. Cammer in the amount of $1,000,000. We own and are the beneficiary under each of these policies.

October 2006 Executive Agreements

On October 2, 2006, we entered into an agreement with Gregory E. Johnston, Brian M. Kelly, and Ernest T. Cammer III to reduce executive compensation and equity ownership to facilitate the sale of $800,000 in principal amount of convertible secured promissory notes then to be offered by us for interim capital. In this agreement,

•

Mr. Johnston agreed to grant to the purchasers of the $800,000 in convertible secured notes options to purchase an aggregate of 640,000 shares of his stock at $0.70 per share through December 31, 2007;

•

Messrs. Johnston, Kelly, and Cammer agreed to waive any right to receive 374,540, 146,003 and 119,457 additional shares, respectively, to which they may be entitled under earn-out provisions of our agreement to acquire RVision and Custom Federal in December 2005 and consented that warrants to purchase 640,000 of such shares could be granted to the purchasers of the $800,000 in convertible secured notes to be offered;

•

Messrs. Johnston, Kelly, and Cammer agreed to reduce their monthly salaries to $12,375, $12,375, and $9,375 per month, respectively, for the months of September through December 2006, after which they would return to their previously agreed amounts;

•	Messrs. Johnston and Kelly each waived deferred salaries of $50,000 as provided in their employment agreements;

42

•

Messrs. Johnston and Kelly agreed to waive their guaranteed bonuses of $50,000 each pursuant to their employment agreements, provided that if we achieved a combined order backlog at December 31, 2006, and sales for the months of September through December 2006 aggregating $6,500,000, we would pay bonuses to Messrs. Johnston, Kelly, and Cammer and $50,000, $50,000, and $30,000, respectively;

•	Messrs. Johnston, Kelly, and Cammer waived the prohibition in our registration rights agreements with them that precluded us from granting senior or priority registration rights to others; and

•

We consented to waive those provisions of our employment agreements with Messrs. Kelly and Cammer that precluded them from engaging in other activities unless such other activities are directly competitive with our business, so long as such other activities do not materially interfere with their performance of their duties for us, specifically including our consent for Mr. Kelly to become an employee, officer, director, and stockholder of Industrial Security Alliance Partners, Inc., which manufactures and markets thermal imaging cameras and related items and with which he was associated prior to our acquisition of Custom Federal.

We did not achieve a combined order backlog at December 31, 2006, and sales for the months of September through December 2006 aggregating $6,500,000, so we did not pay the above bonuses aggregating $130,000.

Employment Agreement with Miles Mochizuki

We entered into an employment agreement with Miles Mochizuki on September 30, 2007, that provides for his service as chief financial officer for a period of three years. We will pay Mr. Mochizuki a base annual salary of $190,000 and an annual bonus as determined by our board of directors. Mr. Mochizuki is entitled to such group medical, travel and accident, short-and long-term disability, and term life insurance benefits, if any, as we make generally available to our executive officers. The agreement also provides for reimbursement of out-of-pocket expenses related to our business and affairs and three weeks of vacation each calendar year.

Mr. Mochizuki will participate in other employee benefit plans that are consistent with and similar to such plans provided to our employees generally. To date, we have not developed any such bonus or employee benefit plans.

Equity Compensation Plans

Information about our equity compensation plans as of the end of our most recent fiscal year is set forth as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise prices of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,077,000	$2.65	2,923,000
Equity compensation plans not approved by security holders	--	--	--
Total	3,077,000		2,923,000

43

We are authorized to issue options, stock awards, and similar rights to acquire an aggregate of 6,000,000 shares pursuant to our 2005 Long-Term Incentive Plan, which was approved by our stockholders in December 2005. To date, all outstanding options that have been granted have been granted under our 2005 Long-Term Incentive Plan.

2005 Long-Term Incentive Plan

Our stockholders have approved our 2005 Long-term Incentive Plan under which we may award to all of our employees, officers, directors, and others a variety of equity incentives relating to an aggregate of 6,000,000 shares of common stock.

Our plan is administered either by our board of directors or by a committee that may be appointed by our board of directors. Awards granted under the plan may be incentive stock options (“ISOs”) as defined in the Internal Revenue Code, appreciation rights, options that do not qualify as ISOs, restricted stock units, or stock bonus awards that are awarded to employees, officers, and directors who, in the opinion of our board of directors or the committee, have contributed or are expected to contribute materially to our success. In addition, at the discretion of our board of directors or the committee, options or bonus stock may be granted to individuals who are not employees, officers, or directors but contribute to our success.

The exercise price of options is to be determined by our board of directors or the committee at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the plan must expire not later than 10 years after the date of grant (five years in the case of ISOs granted to 10% stockholders).

Optionees may exercise options by paying cash, check, other shares of our common stock (with some restrictions), cashless exercise, a reduction in the amount of any liability to the optionee, any other form of consideration permitted by applicable law, or by any combination of those means, as determined by the board or committee.

The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by our board of directors or the committee, in its sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

Options, stock purchase rights, and restricted stock units granted under the plan are nontransferable other than by will or by the laws of descent or distribution, and may be exercised during the optionee’s or participant’s lifetime only by the optionee or participant or by an optionee’s or participant’s family member who has acquired the option, stock purchase right, or restricted stock unit through a gift or a transfer for value pursuant to a domestic relations order in settlement of marital property rights or a transfer to an entity in which more than 50% of the voting interests are owned by an optionee’s or participant’s family members or the optionee or participant in exchange for an interest in that entity. In the case of an ISO, however, the options are nontransferable other than by will or by the laws of descent or distribution and may only be exercised by the optionee during the lifetime of the optionee or by the optionee’s executor, personal representative (or person acting in a substantially similar capacity), or heir.

As of the date of this prospectus, we had outstanding vested and unvested options to purchase 4,788,000 shares at a weighted average price of $2.24 per share under this plan.

44

Indemnification of Officers and Directors

Our articles of incorporation and bylaws provide for the indemnification of our officers, directors, and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act.

Insofar as indemnification under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

Limitation on Liability

Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee, or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers, or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

45

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of the date of this prospectus, respecting the beneficial ownership of our common stock by each person that owns of record, or that we know to own beneficially, more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated:

Person or Group	Nature of Ownership	Amount	Percent(1)
Principal Stockholders:
Gregory E. Johnston(2)	Common stock	5,248,700	30.9%
2365 A Paragon Drive	Options	162,917	0.9
San Jose, California 95131		5,411,617	31.5
Brian M. Kelly(3)	Common stock	1,673,997	9.9
2445 Fifth Avenue, Suite 450	Options	354,583	2.0
San Diego, California 92101		2,028,580	11.7
Arie Levinkron	Common stock	1,764,313	10.4
2365 A Paragon Drive	Options	162,917	0.9
San Jose, California 95131		1,927,230	11.2
Ernest T. Cammer III	Common stock	1,130,543	6.7
2445 Fifth Avenue, Suite 450	Options	162,917	0.9
San Diego, California 92101		1,293,460	7.5

Directors:
Gregory E. Johnston	--see above--
Brian M. Kelly	--see above--
Ramer B. Holtan, Jr.	Options	150,000	0.9
Swen A. Mortenson	Options	150,000	0.9
Miles Mochizuki	Options	130,000	0.8
Howard S. Landa(4)	Common stock	551,870	3.2
	Options	295,000	1.7
		846,870	4.9

All Executive Officers and Directors as a Group (8 persons):	Common stock	10,369,423	61.0%
	Options	1,568,334	8.5%
	Total	11,937,757	64.3%

(1)

Calculations of total percentages of ownership for each person or group assume the exercise of options and warrants owned and exercisable within 60 days by that person or group to which the percentage relates pursuant to Rule 13d-3(d)(1)(i).

(2)

Includes 345,000 shares owned by Mr. Johnston’s wife and children. Mr. Johnston has granted to holders of $800,000 in aggregate principal amount of outstanding convertible secured notes options to purchase an aggregate of 640,000 shares at $0.70 per share through December 31, 2007.

(3)	Includes 170,000 shares owned by Mr. Kelly’s wife and mother-in-law.
(4)

Includes 147,400 shares owned by Mr. Landa’s wife, 100,000 shares owned by his IRA, 8,000 shares owned by Landa Investments, LLC, 29,000 shares owned by DWC Holdings, L.L.C., 104,650 shares owned by Pamplona, Inc., and 34,500 shares owned by Auction Specialist, Inc. Options and warrants include warrants to purchase 20,000 shares owned by Mr. Landa’s wife.

46

COMMON STOCK AND DIVIDEND POLICY

Common Stock

There is no public trading market for our common stock.

As of the date of this prospectus, we had 16,991,195 shares of common stock issued and outstanding. We do not have any shares of preferred stock issued and outstanding. We are registering the resale of 3,700,600 shares of common stock for the selling stockholders identified in this prospectus.

As of the date of this prospectus, we had reserved for issuance on exercise of options and warrants an aggregate of 5,453,000 shares of common stock, with a weighted average exercise price of $2.15 per share.

As of the date of this prospectus, there were approximately 209 holders of our common stock.

Penny Stock Regulations

Our stock will be regulated as a penny stock, and broker-dealers will be subject to regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. The Securities and Exchange Commission has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock will be classified as a penny stock. As a penny stock, our common stock will be subject to rules promulgated by the Securities and Exchange Commission that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to additional rules promulgated by the Securities and Exchange Commission. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

Dividend Policy

We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

47

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and has no subscription or conversion rights. In the event of our liquidation, dissolution, or winding up, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any. As of the date of this prospectus, no shares of preferred stock were issued and outstanding.

Article and Bylaw Provisions That May Have Anti-Takeover Features

The following provisions of our articles of incorporation, bylaws, and Nevada law may be used by our incumbent management to make it substantially more difficult for a third party to acquire control of our company:

•	We may issue preferred stock with rights senior to those of our common stock on the authority of our board of directors and without the consent of stockholders.
•	Our board of directors may fill vacancies occurring on the board of directors and may increase the size of the board and fill resulting vacancies until the next annual meeting of stockholders.
•

Our bylaws permit stockholders to nominate a person for election as a director only if written notice of such intent is provided to the Company at least 30 days prior to the meeting that contains the same kind of information respecting the nominee as would be required under the proxy rules of the Securities and Exchange Commission, including the written consent of the nominee to serve as a director if elected and the name and address of the stockholder making the nomination as well as the number of shares of stock owned by the nominating stockholder. Our bylaws permit stockholders to bring matters before a stockholder meeting only if the written notice of such intent is provided to the company at least 30 days prior to the meeting setting forth a brief description of each matter proposed, the name and address of the stockholder proposing the matter, the number of shares owned by such stockholder, and any material interest of such stockholder in the matter to be proposed.

48

Nevada law provides that a merger or consolidation, sale or similar transaction involving all or substantially all of our assets, the issuance of securities having an aggregate value equal to 5% or more of the aggregate market of all of our outstanding shares, or the reclassification, recapitalization, or a similar transaction involving an “interested” stockholder (as defined in the statute) within three years after the stockholder became interested, cannot be completed unless such transaction is approved by our board of directors. After the expiration of three years after a person becomes an interested stockholder, a transaction cannot be completed with the interested stockholder unless it is approved by the board of directors or a majority of the outstanding voting power not beneficially owned by the interested stockholder, unless detailed “fair price” provisions are met. Such fair price provisions generally require that the amount of cash and the market value of the consideration of the cash to be received per share by all of the holders of our outstanding common stock not beneficially owned by the interested stockholder, be at least equal to the higher of the price per share paid by the interested stockholder or the market value on the date of announcement of the proposed combination. For purposes of these provisions, an “interested” stockholder is one that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of a corporation.

The foregoing provisions may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by the board of directors and thereby deprive the stockholders of opportunities to sell shares of common stock at prices higher than the prevailing market price. These provisions may also limit our stockholders’ ability to approve transactions that they may deem to be in their best interests and discourage transactions in which our stockholders might otherwise be able to dispose of their shares over the then-current market price.

Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we shall, to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time, indemnify each officer and director and that we may, at the discretion of the board of directors, indemnify any other person. Section 78.7502 of the Nevada Revised Statutes authorizes a corporation to indemnify any person that was or is a party, or is threatened to be made a party, to any threatened, pending, or completed, civil, criminal, administrative, or other proceeding by reason of the fact that the person was a director, officer, employee, or agent of the corporation against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the matter provided that such person exercised his or her powers in good faith and with a view to the interest of the corporation or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If our director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, we are obligated to indemnify him or her against all related expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being offered for resale under this prospectus, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

49

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our consolidated financial statements as of December 31, 2006 and 2005, and for the years then ended, and the financial statements of Custom Federal, Inc. as of December 31, 2004 and 2003, for the year ended December 31, 2004 and for the period from October 22, 2003 through December 31, 2003, are included in this prospectus in reliance on the reports of Hansen Barnett & Maxwell, P.C., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

No expert preparing or certifying all or any part of the prospectus or a report for use in connection with this prospectus or counsel named in this prospectus as having given an opinion on the validity of the securities being registered upon any other legal matter concerning the registration or offering of the securities was hired on a contingent basis, will receive a direct or indirect interest in our company, or was a promoter, underwriter, voting trustee, director, officer, or employee of our company.

MATERIAL RELATIONSHIPS AND RELATED TRANSACTIONS

We have been a party to the following transactions between persons who were then an executive officer, directors, or principal stockholders of our corporation, RVision, or Custom Federal.

The Consolidation

On December 14, 2005, our corporation, then known as Eagle Lake Incorporated, which then had 1,200,000 shares of common stock issued and outstanding, issued 8,000,000 shares to the owners of RVision and 2,050,000 to the owners of Custom Federal in exchange for all of the issued and outstanding ownership interests in RVision and Custom Federal. On that date, we also issued 2,800,000 shares for cash and cancellation of indebtedness at $1.00 per share. We issued 1,200,000 and 615,000 additional shares to the owners of RVision and Custom Federal, respectively, because we did not obtain at least $12.0 million in new capital by May 1, 2006. We were obligated to issue an additional 1,210,000 shares of common stock to the prior RVision and Custom Federal owners if we had a consolidated gross margin of at least 25% during 2006. We met that gross margin benchmark, but Gregory T. Johnston, a nonexecutive employee, Brian M. Kelly, and Ernest T. Cammer III had waived their rights to receive 374,540, 28,805, 146,003 and 119,457 earn-out shares, respectively, so the remaining 541,195 additional shares were issuable in satisfaction of this amended covenant as of December 31, 2006, resulting in 12,406,195 total shares of common stock issued to date to the prior owners of RVision and Custom Federal. The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting.

In the consolidation, Gregory E. Johnston and Arie Levinkron, executive officers and directors of RVision, received 5,279,192 and 1,426,450 shares, or 66% and 17%, respectively, of the 8,000,000 shares issued on December 14, 2005, to acquire RVision. Immediately following the closing of the consolidation, Mr. Johnston and Mr. Levinkron sold 497,000 and 15,000 shares, respectively, for cash, of which 100,000 shares were purchased from Mr. Johnston by each of an affiliate of Howard S. Landa and Terrell W. Smith, our then-officers and directors. In addition, Mr. Johnston transferred 592,000 shares in family member gifts and other transactions. Of the 1,200,000 additional shares we issued to the owners of RVision in May 2006, 634,829 and 211,718 shares were issued to Mr. Johnston and Mr. Levinkron, respectively. Of the 396,655 additional shares we were obligated to issue to the former RVision owners as of December 31, 2006, 48,679 and 141,145 shares were issuable as of December 31, 2006, to Gregory T. Johnston and Arie Levinkron, respectively. As a result of the foregoing, Mr. Johnston retained 4,825,021 shares, or 50% of the 9,596,655 shares issuable to the former RVision owners.

50

Brian M. Kelly and Ernest T. Cammer III received 1,430,000 and 1,170,000 shares, or 53% and 43%, respectively, of the 2,665,000 shares issued to date to acquire Custom Federal. Mr. Kelly and Mr. Cammer waived their right to receive 146,003 and 119,457 shares, respectively, of the additional 410,000 shares issuable to the former owners of Custom Federal at December 31, 2006.

Of the 2,800,000 shares sold for cash and cancellation of $275,000 in indebtedness at the time of the consolidation, an affiliate of Terrell W. Smith, then an officer and director, purchased 76,000 shares on the same terms at which they were sold to unaffiliated purchasers.

Prior to the closing, we transferred all of our assets, other than our $500,000 note receivable from RVision, to our new subsidiaries, Pamplona and Niagara Water, which also assumed all of our preclosing liabilities, and transferred all of the shares of Pamplona and Niagara Water to our stockholders of record immediately preceding the closing of the consolidation, so that the former owners of RVision and Custom Federal have no equity interests in either Pamplona or Niagara Water.

At the closing of the consolidation, we issued 300,000 shares valued at $1.00 per share to persons who had provided operating and related business advisory services to RVision prior to the consolidation, including 10,000 shares issued to Terrell W. Smith, who was then an executive officer and director.

Under the consolidation agreement, the principal owners of RVision, Gregory Johnston and Arie Levinkron, agreed to indemnify Eagle Lake for breaches of the representations and warranties made respecting RVision in the consolidation agreement. Howard S. Landa, our president, director, and a principal stockholder prior to the consolidation, has indemnified us in an aggregate amount not to exceed $1,200,000 in cash or our common stock at $1.00 per share for breaches by us of any material representations, warranties, and covenants to the owners of RVision and Custom Federal under the consolidation agreement.

Under the consolidation, our previous subsidiaries, Pamplona, Inc. and Niagara Water Company, whose stock was transferred to our stockholders immediately prior to the consolidation, delivered to each former owner of RVision receiving more than 50,000 shares of our common stock at the closing, the irrevocable joint and several offer of Pamplona and Niagara Water to purchase an aggregate of up to 300,000 shares of our stock received by such RVision owners in the consolidation, at the lower of $0.70 per share or the market price of such shares, in order to provide cash that they may later use to pay tax liabilities resulting from their receipt of an equity interest in RVision as compensation for services.

Transactions Prior to the Consolidation

Loans to RVision

Since 2002, we provided financial support to RVision in the form of purchases of membership interests and operating loans as set forth in the following table:

	Form of Funding Provided
	2002	2003	2004	2005 to 12/14/05
Purchases of membership interests in RVision	$--	$4,800	$8,050	$4,200
Advances (repayments)	223,031	(49,958)	(89,075)	416,002
Aggregate balance of advances due, including interest, payable at period end	223,031	173,073	83,998	500,000

51

As a result of our purchases of RVision membership interests between 2000 and 2005, at the time of the consolidation on December 14, 2005, we had an approximately 1% membership interest in RVision, so in the consolidation, we received 91,000 shares in exchange for our RVision membership interests. These 91,000 shares were included in the assets transferred to Pamplona immediately preceding the consolidation.

In addition to financing provided by us to RVision, affiliates of Eagle Lake, Custom Federal, and others loaned $300,000 to RVision under the terms of a loan and security agreement and associated documents dated September 2, 2005. The loan was repayable pursuant to a promissory note bearing interest at 9% per annum on the earlier of December 31, 2005, or closing of the consolidation. Brian M. Kelly, an executive officer, director, and principal stockholder of Custom Federal, provided $150,000 of these loans to RVision. At the closing of the consolidation, $150,000 of such loan was converted to common stock and included in the issuance of an aggregate of 2,800,000 shares immediately prior to the consolidation, and the remaining balance and all accrued but unpaid interest was paid in cash.

Prior to closing of the consolidation, Howard S. Landa and Brian M. Kelly, executive officers and directors of Eagle Lake and Custom Federal, respectively, each loaned RVision $35,000, or a total of $70,000, on the same terms and for the same security as the above $300,000 secured loan. RVision also agreed to pay Messrs. Landa and Kelly each a $1,750 fee in connection with the loan. These loans were repaid at the closing of the consolidation.

On November 17, 2005, TATS, a Limited Liability Company, which is a family entity of Terrell W. Smith, an executive officer and director of Eagle Lake, and the wife of Howard S. Landa, an executive officer, director, and principal stockholder of Eagle Lake, loaned $25,000 and $63,250, respectively, to RVision for working capital. These loans were unsecured, repayable with interest at 9% per annum on December 31, 2005, guaranteed by Gregory Johnston, and convertible into RVision membership interests at $1.00 per interest. In consideration of these loans, RVision agreed to issue to each of Mr. Landa’s wife and TATS a five-year warrant to purchase, at $1.50 per share, 20,000 shares and 5,000 membership interests, respectively, which were converted in the consolidation into warrants to purchase our shares of common stock on the same terms. Thereafter, RVision issued to Mr. Landa’s wife a single replacement note for $100,000 to combine amounts due to Mr. Landa’s wife for the $63,250 loan and to Mr. Landa for his previous $35,000 interim secured loan and the fee for that previous loan of $1,750. The new note was converted into common stock in the consolidated companies at $1.00 per share at the time of the consolidation.

Officer and Director Advances

Prior to 2005, we made advances to Gregory E. Johnston under an oral arrangement. The receivable did not bear interest and had no due date. During 2005, the balance of the receivable in the amount of $67,242 was settled by charging the amount of the receivable to Mr. Johnston as compensation.

Sale of RVision Interests

Immediately preceding the consolidation, Gregory E. Johnston owned 5,279,192 units of membership interest in RVision, which were exchanged for the same number of shares of our common stock upon closing of the consolidation. Immediately following the consolidation, individuals who were existing stockholders purchased 497,000 of such shares for $497,000 in order to enable Mr. Johnston to meet previously incurred business obligations. Of such shares, 100,000 shares were purchased by TATS, a Limited Liability Company, which is a family investment entity affiliated with Terrell W. Smith, an

52

executive officer and director of Eagle Lake. In addition, Arie Levinkron, an officer and director of Custom Federal, also sold 15,000 shares for $1.00 per share.

Conversion of Our Options to Common Stock

In order to eliminate issued and outstanding options to purchase an aggregate of 700,000 shares of our common stock at $3.00 per share prior to the consolidation, we entered into agreements with the optionees to exchange all of such outstanding options for an aggregate of 110,800 of our shares, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation. Howard S. Landa, the president and a director of Eagle Lake, exchanged options to purchase 67,500 shares for 27,000 shares of common stock, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation. An affiliate of Terrell W. Smith, an executive officer and director of Eagle Lake, received 10,800 of such shares in exchange for options to purchase 27,000 shares, after giving effect to a 1-to-0.4 share reverse stock split effected immediately preceding the consolidation.

Assignment and Assumption of Lease

In connection with our acquisition of Custom Federal and the expansion of our activities, Custom Federal Inc., our wholly owned subsidiary assumed a lease on approximately 1,737 square feet of office space adjacent to Custom Federal’s existing office in San Diego, California, and parking spaces, with a term expiration in November 2009 and monthly lease payments of $3,740, with annual escalations of approximately 3%. The previous lessee under the assigned lease was ISAP. Brian Kelly, our executive officer, director, and principal stockholder, is an employee, director and officer of ISAP. See “Material Relationships and Related Transactions—Business with Industrial Security Alliance Partners.” Mr. Kelly, who personally guaranteed ISAP’s obligations under the lease, remains a guarantor of the lease as assumed by us. Concurrently with our assumption of the ISAP lease, we executed an indemnification agreement indemnifying Mr. Kelly from any obligations as a guarantor of the assumed lease.

On April 1, 2006, we executed a sublease with ISAP under which ISAP subleases back from us 644 square feet of the premises at a current monthly rental of $1,477 subject to 3% annual increases. The sublease expires on March 31, 2009, with options to extend for up to five additional periods of one year each.

October 2006 Executive Agreements

As noted above under “Management,” on October 2, 2006, we entered into agreements with Gregory E. Johnston, Brian M. Kelly, and Ernest T. Cammer III to reduce executive compensation and equity ownership to facilitate the sale of $800,000 in principal amount of convertible secured promissory notes then to be offered by us for interim capital. In addition to changes to their compensation and non-competition agreement with us, in this agreement,

•

Mr. Johnston agreed to grant to the purchasers of the $800,000 in convertible secured notes then being offered options to purchase an aggregate of 640,000 shares of his stock at $0.70 per share through December 31, 2007;

•

Messrs. Johnston, Kelly, and Cammer agreed to waive any right to receive 374,540, 146,003 and 119,457 additional shares, respectively, to which they may be entitled under earn-out provisions of our agreement to acquire RVision and Custom federal in December 2005 and consented that warrants to purchase 640,000 of such shares could be granted to the purchasers of the $800,000 in convertible secured notes to be offered;

53

•	Messrs. Johnston, Kelly, and Cammer waived the prohibition in our registration rights agreements with them that precluded us from granting senior or priority registration rights to others.

Business with Industrial Security Alliance Partners

In the October 2, 2006 agreement with Messrs. Johnston, Kelly, and Cammer, we agreed that Mr. Kelly could continue as an employee, officer, and director of Industrial Security Alliance Partners, Inc., or ISAP, which markets thermal imaging cameras and related items and with which he was affiliated prior to and following our acquisition of Custom Federal. We regularly purchase components from ISAP at competitive prices. ISAP also provides extended payment terms that enable us to pay for the components when we receive payment from our customers. In his capacity as an employee, officer, and director of ISAP, Mr. Kelly benefits from any profits that may be realized by ISAP from these transactions. Purchases from ISAP were $113,000 in 2006. During the first six months of 2007, we purchased $846,000 in components from ISAP, and as of June 30, 2007, had no products ordered.

We have adopted policies addressing conflicts of interest arising as a result of our business with ISAP that require our chief executive or chief financial officer to review and approve all ISAP orders, our chief financial officer to monitor our San Diego office operations to assure that we do not pay our employees for rendering any incidental services to ISAP, us to maintain and monitor compliance with our confidentiality and proprietary information and nondisclosure policies, and our officers to report quarterly directly to the board respecting the status of our relationship with ISAP.

SELLING STOCKHOLDERS

This prospectus relates to the resale of 3,700,600 shares of our common stock by the selling stockholders, none of whom is an executive officer, director, principal stockholder, or other affiliate. Each of the selling stockholders obtained beneficial ownership of the common stock being offered for resale by it pursuant to this prospectus in one of the following transactions:

A.	On December 14, 2005, we sold in private transactions an aggregate of 2,800,000 shares of common stock at $1.00 per share to nonaffiliates, all of which are to be offered pursuant to this prospectus.

B.

On December 14, 2005, in connection with the issuance of common stock to acquire all of the outstanding equity ownership interests of RVision and Custom Federal, we issued an aggregate of 300,000 shares to four unaffiliated persons that provided business, operating, and related financial advisory services to the constituents prior to the completion of the transaction valued at $300,000. All of the foregoing shares are to be offered pursuant to this prospectus, including 10,000 shares issued to Terrell W. Smith, then an officer and director.

C.

Immediately following the issuance of common stock to acquire all of the outstanding equity interests of RVision and Custom Federal on December 14, 2005, six persons, including two persons who were then officers and directors and their affiliates, purchased an aggregate of 497,000 shares and 15,000 shares of our common stock received by Gregory Johnston, our president and chairman, and Arie Levinkron, an executive officer and principal stockholder, respectively, at $1.00 per share. Of the foregoing, 324,300 shares purchased by nonaffiliates are to be sold pursuant to this prospectus.

54

D.

In November 2005, prior to the consolidation of RVision and Custom Federal into Eagle Lake, we issued an aggregate of 110,800 shares, after giving effect to the 1-to-0.4 reverse split effected immediately preceding the consolidation, including 27,000 shares issued to Howard S. Landa, our then-chairman and president, in consideration of the cancellation by the recipients of options to purchase an aggregate of 700,000 shares of our common stock at $3.00 per share. Of the foregoing, 83,800 shares issued to nonaffiliates and their transferees are to be offered pursuant to this prospectus.

E.

In February and March 2006, in separate, private, negotiated transactions, we issued an aggregate of 92,500 shares of common stock valued at $1.00 per share to three suppliers of our raw materials, components, and subassemblies in consideration of a $50,000 cash payment and $42,500 credit at $1.00 per share against our obligations to them and in recognition of their strategic significance to us in our ongoing business and their previous forbearance from collecting overdue accounts payable. These shares are to be offered pursuant to the prospectus.

F.

In April 2006, we sold 100,000 shares of restricted common stock for $1.00 per share, or $100,000, in a private transaction to an unrelated person. These shares are to be offered pursuant to the prospectus.

The table below sets forth specified information during the 60 days preceding the date of this prospectus that we received from the respective named selling stockholders:

•	the name of each beneficial owner of the common stock registered for resale pursuant to this prospectus;
•	the identification of the transaction by reference to the lettered paragraphs above in which such selling stockholder acquired shares to be sold;
•	the number of shares of common stock that each selling stockholder beneficially owns as of such date;
•	the number of shares of common stock that may be sold pursuant to this prospectus;
•	the number of shares to be beneficially owned by each selling stockholder, assuming the sale of all of the shares of common stock offered herby; and
•

by footnote, any relationship of such selling stockholder with us or any of our predecessors or affiliates within the past three years, other than that of being a stockholder, and to our knowledge, details regarding any affiliation or association of any selling stockholder with a securities broker dealer.

The table also provides information concerning the resale of shares of common stock by the selling stockholders and assumes that all shares offered by the selling stockholders will be sold. We will not receive any proceeds from the resale of the common stock by the selling stockholders:

	Stock
	Received in
	Transaction	Beneficially		Beneficially
	Described	Owned		Owned
	in Above	Before Offering		Number	After Offering
Selling Stockholder	Paragraph	Number	%	To Be Sold	Number	%

Craig Allen	D	2,400	*	2,400	--	--
Nieves Balagué and Romina Kelly(1)	A	170,000	1.0	50,000	120,000	*
Byron B. Barkley	A	50,000	*	50,000	--	--

55

Andrew Bebbington	D	17,600	*	3,600	14,000	*
Joseph E. Bernolfo III	A	100,000	*	100,000	--	--
Baylor Biederman, Paul Keller, Custodian(2)	A	2,500	*	2,500	--	--
Chandler Biederman, Paul Keller, Custodian(2)	A	2,500	*	2,500	--	--
Cole Biederman, Paul Keller, Custodian(2)	A	2,500	*	2,500	--	--
Madison Biederman, Paul Keller, Custodian(2)	A	2,500	*	2,500	--	--
David Cannon	A	15,000	*	15,000	--	--
Chachas Land Co., Inc.(3)	A	25,000	*	25,000	--	--
George G. Chachas SEP IRA(3)	A	25,000	*	25,000	--	--
George G. Chachas Trust, George G. Chachas Trustee(3)	A	25,000	*	25,000	--	--
Lane Clissold	A	25,000	*	25,000	--	--
David S. Coleman	A	25,000	*	25,000	--	--
Richard V. Denton	E	27,500	*	12,500	15,000	*
The Dough-Hunters(4)	A	50,000	*	50,000	--	--
Robert Freiheit, IRA Rollover, Charles Schwab, Custodian(5)	A	290,000	1.7	103,600	186,400	1.1
Gary I. Furukawa	A	250,000	1.5	250,000	--	--
E. Barney Gesas(6)	A	78,400	*	12,000	66,400	*
Richard G. Hock(7)	A	122,000	*	100,000	22,000	*
Ramer B. Holtan Jr.	A	80,000	*	80,000	--	--
Kurtis D. Hughes	A	15,000	*	11,500	3,500	*
Paul W. Hutchinson II	E	30,000	*	30,000	--	--
JES Holdings LLC(8)	A	74,000	*	46,000	28,000	*
David C. Johnson	A	70,000	*	50,000	20,000	*
Ronald Dennis Kadziel(9)	A	20,000	*	20,000	--	--
Jim M. Katsanevas(10)	A	295,900	1.7	279,300	16,600	*
Ralph A. Kelly and Charlene A. Kelly	A	50,000	*	50,000	--	--
Steve Kircher	D	40,000	*	40,000	--	--
Joe Kowal	D, F	128,000	*	100,000	28,000	*
John Landon	A	20,000	*	20,000	--	--
Andrew Chin-Wing Law	E	50,000	*	50,000	--	--
Stephen D. Lipkin	A	25,000	*	25,000	--	--
James McCarthy	A	11,600	*	10,000	1,600	*
MIJEMKA(11)	A	78,000	*	70,000	8,000	*
James W. Newman	A	50,000	*	50,000	--	--
John H. Newman	A	7,000	*	5,000	2,000	*
Louis Nichols	A	20,000	*	20,000	--	--
William G. Palmer	A	29,600	*	20,000	9,600	*
Puff and Duff Limited Partnership(16)	A	29,000	*	25,000	4,000	*
Kent Rainey	A	50,000	*	50,000	--	--
Debra N. Reilly	A	5,000	*	5,000	--	--
Barney Rosenblatt Family Trust, Brock Rosenblatt Trustee(12)	A	20,000	*	20,000	--	--
Brock Rosenblatt(12)(13)	A	54,000	*	5,000	49,000	*
Jeffrey Rosenblatt(14)	A	54,000	*	5,000	49,000	*
Stacy Rosenblatt(14)	A	54,000	*	5,000	49,000	*
Steven Runolfson	A	20,000	*	10,000	10,000	*
Leslie M. Crouch Separate Property Trust, Leslie M. Crouch Trustee(15)	A	112,700	*	100,000	12,700	*
Margaret Siegel	A	70,000	*	50,000	20,000	*
SJB Investments LLC(13)(14)	A	27,000	*	15,000	12,000	*
Donald E. Smith 401(k) profit sharing(16)	A	19,000	*	15,000	4,000	*
Terrell W. Smith(17)	A, B, C	365,750	2.2	220,800	144,950	*
Trenton Staley	A	15,000	*	15,000	--	--

56

Steve Strasser	A, B, C	254,600	1.5	237,400	17,200	*
Stephen Swindle	A	28,000	*	20,000	8,000	*
Domenick and Barbara Treschitta(18)	A, B, C	135,000	*	132,400	2,600	*
Jon Unger	A	26,600	*	25,000	1,600	*
Venshar Inc.(6)(19)	A, B, C	323,600	1.9	261,600	62,000	*
William M. Wirthlin	A, C	62,500	*	57,500	12,500	*
Chad Martin Wittman	A	50,000	*	50,000	--	--
Cody C. Yount Trust(20)	A	50,100	*	50,000	100	*
Austin W. Yount Trust(20)	A	50,100	*	50,000	100	*
Larry K. Yount and Gail R. Yount(21)	A	155,300	*	150,000	5,300	*
Robyn P. Yount Trust(20)	A	50,100	*	50,000	100	*
RRY Real Estate, LLC(21)	A	50,000	*	50,000	--	--
Tatum S. Yount Trust(20)	A	50,100	*	50,000	100	*
Steven D. Zimmer and Doris Marie Zimmer	A, C	125,000	*	115,000	10,000	*
				3,700,600

*Less than 1%.

(1)	Romina Kelly is the spouse of Brian M. Kelly, our president and a director.
(2)	Paul Keller is the custodian of shares for his named minor grandchildren.
(3)	Entities controlled by and for the benefit of George G. Chachas.
(4)	An investment entity of Scott C. Sharp.
(5)	Includes shares owned of record by Robert Freiheit, Fiserv ISS & Co. IRA for the benefit of Mr. Freiheit, and First Trust Corporation, Trustee for Mr. Freiheit.
(6)	E. Barney Gesas and Nancy Gesas are spouses. Includes 66,400 shares held by Nancy Gesas. Nancy Gesas is an executive officer of Venshar, Inc., which owns 323,600 shares.
(7)

Mr. Hock is the trustee of the RGH Profit Sharing Plan. Includes 2,400 shares held by Mr. Hock’s spouse, 75,000 shares held by the RGH Profit Sharing Plan, and 10,000 shares held by the RGH Employee Benefit Plan.

(8)	Managed by Christopher Landa, the adult child of Howard S. Landa.
(9)	Consists of 10,000 shares owned by Ronald D. Kadziel and 10,000 shares owned by Kakes and B-Boys, LLC, which he manages.
(10)	Consists of 225,900 shares owned by Jim M. Katsanevas and 70,000 shares owned by his affiliate, Eagle Acceptance Company, Inc.
(11)	Michael H. Bourne is the managing partner of this stockholder.
(12)	Brock Rosenblatt is the trustee of the Barney Rosenblatt Family Trust for the benefit of Brock, Jeffrey and Stacy Rosenblatt.
(13)	SJB Investments LLC is managed by Stacy Rosenblatt and Brock Rosenblatt.
(14)	Jeffrey Rosenblatt has a beneficial interest in SJB Investments LLC.
(15)	Includes 12,700 shares owned by Leslie M. Crouch directly.
(16)

Profit sharing plan of Magic Valley Women’s Health Clinic PLLC. Donald E. Smith is also a principal in Puff and Duff Limited Partnership, so each may be deemed the beneficial owner of 19,000 shares owned by Donald E. Smith’s profit sharing account and 29,000 shares in the name of Puff and Duff Limited Partnership.

(17)	Consists of 24,000 shares in the name of Mr. Smith’s IRA, 228,000 shares in the name of his family company, TATS, A Limited Liability Company, and 113,750 shares in the name of Pamplona, Inc.
(18)	Barbara Treschitta and Domenick Treschitta are spouses. Consists of 65,000 shares owned by Domenick, 50,000 shares owned by Barbara, and 20,000 shares held jointly by Domenick and Barbara Treschitta.
(19)	Owned and controlled by Robert Sharp and Nancy Gesas.
(20)	Robyn P. Yount is the trustee of separate trusts for himself and his children.
(21)	Larry K. Yount is the manager of RRY Real Estate, LLC.

PLAN OF DISTRIBUTION

Each selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The selling stockholders may offer their shares in transactions at $1.00 per share until our shares are quoted on the OTC Bulletin Board. We intend to encourage a securities broker-dealer to apply on Form 211 to quote our stock, concurrent with the date of the prospectus, on the OTC Bulletin Board, but we cannot assure when or whether this application will

57

be cleared or that, if cleared, quotations of our common stock will commence on any trading facility or will result in the development of a viable trading market for our shares sufficient to provide stockholders with the opportunity for liquidity. If our shares are quoted on the OTC Bulletin Board, the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts

58

under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

We are required to pay fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGALITY OF STOCK

The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

59

Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

Upon the effectiveness of the registration statement, of which this prospectus is a part, we will be subject to the reporting requirements of the Exchange Act, and we will file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. Our Securities and Exchange Commission filings will also be available to you free of charge at the Securities Exchange Commission’s web site at http://www.sec.gov.

60

TABLE OF CONTENTS

Prospectus Summary Information	2
Risk Factors	5
Forward-Looking Statements	15
No Net Proceeds to Us	15
Determination of Offering Price	15
Management’s Discussion and		RVISION, INC.
Analysis or Plan of Operation	16
Business and Property	23
Management	35
Principal Stockholders	47
Common Stock and Dividend Policy	48
Description of Securities	49	3,700,600 Shares
Interests of Named Experts and Counsel	51	Common Stock
Material Relationships and		$0.001 Par Value
Related Transactions	51
Selling Stockholders	55
Plan of Distribution	59
Legality of Stock	61
Where You Can Find
Additional Information	61	PROSPECTUS
Index to Financial Statements	F-1

You should rely on the information contained in this prospectus. No dealer, salesperson, or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

		__________________, 2007

Until [__________], (40 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

                                                    RVISION, INC. AND SUBSIDIARIES

                                              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

RVision, Inc. and Subsidiaries                                                                              Page
------------------------------------------------------------------------------------------------------ ---------------

Report of Independent Registered Public Accounting Firm                                                     F-2
Consolidated Balance Sheets - December 31, 2006 and 2005                                                    F-3
Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005                        F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
     December 31, 2005 and 2006                                                                             F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005                        F-6
Notes to Consolidated Financial Statements                                                                  F-7

Condensed Consolidated Balance Sheet - June 30, 2007 (Unaudited)                                            F-27
Condensed Consolidated Statements of Operations for the Six Months Ended
     June 30, 2007 and 2006 (Unaudited)                                                                     F-28
Condensed Consolidated Statement of Stockholders' Equity for the Six Months Ended
     June 30, 2007 (Unaudited)                                                                              F-29
Condensed Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 2007 and 2006 (Unaudited)                                                                     F-30
Notes to Condensed Consolidated Financial Statements (Unaudited)                                            F-31

Custom Federal, Inc.

Report of Independent Registered Public Accounting Firm                                                     F-34
Balance Sheets - September 30, 2005 (Unaudited) and December 31, 2004                                       F-35
Statements of Operations for the Nine Months Ended September 30, 2005 and 2004
     (Unaudited), for the Year Ended December 31, 2004 and for the Period from
     October 22, 2003 (Date of Inception) through December 31, 2003                                         F-36
Statements of Stockholders' Equity for the Period from October 22, 2003 (Date of
     Inception) through December 31, 2003, for the Year Ended December 31, 2004 and
     for the Nine Months Ended September 30, 2005 (Unaudited)                                               F-37
Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004
     (Unaudited), for the Year Ended December 31, 2004 and for the Period from
     October 22, 2003 (Date of Inception) through December 31, 2003                                         F-38
Notes to Financial Statements                                                                               F-39

Unaudited Pro Forma Condensed Consolidated Financial Information                                            F-43
Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended
     September 30, 2005 (Unaudited)                                                                         F-44
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended
     December 31, 2004 (Unaudited)                                                                          F-45

HANSEN, BARNETT & MAXWELL, P.C.
  A Professional Corporation                 Registered with the Public Company
 CERTIFIED PUBLIC ACCOUNTANTS                    Accounting Oversight Board
   5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128                    An independent member of
     Phone: (801) 532-2200                               BAKER TILLY
      Fax: (801) 532-7944                               INTERNATIONAL

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
RVision, Inc.

We have audited the accompanying consolidated balance sheets of RVision, Inc.
and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RVision, Inc. and subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed Note 1 tot he consolidated financial statements, the consolidated financial statements have been restated.

                                             HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
April 24, 2007
                                      F-2

                                         RVISION, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS

                                                                            December 31,                  December 31,
                                                                               2006                            2005
                                                                        ----------------                ----------------
                                                                           (Restated)
ASSETS

Current Assets
  Cash                                                                  $        606,933                $      1,583,264
  Accounts receivable, net of allowance for doubtful accounts
    of $20,000 and $54,620, respectively                                         810,906                         266,491
  Inventory                                                                      791,836                         679,865
  Other current assets                                                            31,346                          53,132
                                                                        ----------------                ----------------
      Total Current Assets                                                     2,241,021                       2,582,752

Property and Equipment, net of accumulated depreciation                          227,473                          17,744

Intangible Assets, net of accumulated amortization                                59,289                         103,756

Goodwill                                                                       2,794,197                       2,034,657

Deposits                                                                          11,858                          11,858
                                                                        ----------------                ----------------

Total Assets                                                            $      5,333,838                $      4,750,767
                                                                        ================                ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                      $      1,011,687                $        446,032
  Accrued liabilities                                                            290,799                         325,617
  Deferred revenue                                                               103,208                       1,033,632
  Current maturities of capitalized lease obligations                             15,388                               -
                                                                        ----------------                ----------------
      Total Current Liabilities                                                1,421,082                       1,805,281

Long-Term Liabilities
  Long-term debt, less unamortized discount                                      343,686                               -
  Capitalized lease obligations, less current maturities                          66,460                               -
                                                                        ----------------                ----------------

Total Liabilities                                                              1,831,228                       1,805,281
                                                                        ----------------                ----------------

Stockholders' Equity
  Preferred stock, $0.001 par value; 5,000,000 shares
    authorized; none issued and outstanding                                            -                               -
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    16,898,695 shares and 15,550,000 shares issued and outstanding
    at December 31, 2006 and 2005, respectively                                   16,899                          15,550
  Additional paid-in capital                                                   8,883,559                       7,147,533
  Accumulated deficit                                                         (5,397,848)                     (4,217,597)
                                                                        ----------------                ----------------
      Total Stockholders' Equity                                               3,502,610                       2,945,486
                                                                        ----------------                ----------------

Total Liabilities and Stockholders' Equity                              $      5,333,838                $      4,750,767
                                                                        ================                ================

              The accompanying notes are an integral part of these consolidated financial statements.

                                                             F-3

                                         RVISION, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      For the Years Ended
                                                                                         December 31,
                                                                        ------------------------------------------------
                                                                               2006                              2005
                                                                        ----------------                ----------------

Sales                                                                   $      7,300,439                $      3,338,878
Cost of goods sold                                                             4,307,883                       1,778,205
                                                                        ----------------                ----------------

Gross profit                                                                   2,992,556                       1,560,673
                                                                        ----------------                ----------------

Operating Expenses
  Selling, general and administrative                                          2,490,649                       1,470,010
  Research and development expense                                             1,650,241                       1,700,530
                                                                        ----------------                ----------------

    Total Operating Expenses                                                   4,140,890                       3,170,540
                                                                        ----------------                ----------------

Loss from operations                                                          (1,148,334)                     (1,609,867)
                                                                        ----------------                ----------------

Other Income (Expense)
  Interest income                                                                 20,019                               -
  Interest expense                                                               (26,885)                        (55,671)
  Interest expense from amortization of
    discount on long-term debt                                                   (25,051)                              -
                                                                        ----------------                ----------------

                                                                                 (31,917)                      (55,671)
                                                                        ----------------                ----------------

Net Loss                                                                $     (1,180,251)               $     (1,665,538)
                                                                        ================                ================

Basic and Diluted Loss Per Common Share                                 $          (0.07)               $          (0.17)
                                                                        ================                ================

Basic and Diluted Weighted-Average
  Common Shares Outstanding                                                   16,848,530                       9,601,090
                                                                        ================                ================

                The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-4

                                                 RVISION, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                         FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006

                                                                                           Common Stock                   Additional                                  Total
                                                                              -------------------------------------        Paid-In             Accumulated       Stockholders'
                                                                                   Shares                Amount            Capital               Deficit            Equity
                                                                              -----------------     ---------------   -----------------     -----------------   ----------------
Balance - January 1, 2005                                                           8,050,000        $    8,050        $   1,431,950          $ (2,552,059)      $ (1,112,059)

Issuance of shares for services                                                     1,115,500             1,116              406,284                     -            407,400

Issuance of shares in connection with acquisition of intangible
  asset                                                                                23,000                23                8,377                     -              8,400

Issuance of shares for interest on notes payable                                       11,500                11                4,189                     -              4,200

Issuance of stock options for interest on notes payable                                     -                 -               11,055                     -             11,055

Capital contribution by founder by assuming debt of RVision LLC                             -                 -               42,028                     -             42,028

Issuance of shares in connection with the reverse acquisition of
   Eagle Lake, Incorporated, accounted for as the conversion of debt                1,200,000             1,200              498,800                     -            500,000

Issuance of shares for acquisition of Custom Federal, Inc.                          2,050,000             2,050            2,047,950                     -          2,050,000

Issuance of shares for services, December 2005, $1.00 per share                       300,000               300              299,700                     -            300,000

Issuance of shares for cash, December 2005, $1.00 per share, less offering costs of $250,000 and estimated registration
   costs of $150,000                                                                2,525,000             2,525            2,122,475                     -          2,125,000

Conversion of notes payable for stock                                                 275,000               275              274,725                     -            275,000

Net loss                                                                                    -                 -                    -            (1,665,538)        (1,665,538)
                                                                                  -----------       -----------        -------------          ------------      -------------
Balance - December 31, 2005                                                        15,550,000            15,550            7,147,533            (4,217,597)         2,945,486

Issuance of shares for cash, $1.00 per share                                          150,000               150              149,850                     -            150,000

Conversion of accounts payable for stock, $1.00 per share                              42,500                43               42,457                     -             42,500

Issuance of contingent shares to former shareholders of Custom
   Federal, Inc. as a result of not obtaining capital by May 1, 2006,
   $1.00 per share                                                                    615,000               615              614,385                     -            615,000

Issuance warrants, options and beneficial conversion option related
   to convertible secured promissory notes, November 2006                                   -                 -              481,365                     -            481,365

Issuance of contingent shares to former shareholders of RVision LLC from meeting gross margin requirement for the year ended
   December 31, 2006, accounted for as a stock dividend                               800,000               800                 (800)                    -                  -

Issuance of contingent shares to former shareholders of Custom
  Federal, Inc. from meeting gross margin requirements for the year ended
  December 31, 2006, valued at $1.00 per share (Restated)                             144,540               144              144,396                     -            144,540

Shares contributed back to the Company by principal shareholders
  and an employee for no consideration (Restated)                                    (403,345)             (403)                 403                     -                  -

Stock-based compensation for services                                                       -                 -              303,970                     -            303,970

Net loss                                                                                    -                 -                    -            (1,180,251)        (1,180,251)
                                                                                  -----------       -----------        -------------          ------------      -------------
Balance - December 31, 2006 (Restated)                                             16,898,695       $    16,899        $   8,883,559          $ (5,397,848)     $   3,502,610
                                                                                  ===========       ===========        =============          ============      =============

                             The accompanying notes are an integral part of these consolidated financial statements.

                                                                   F-5

                                         RVISION, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              For the Years Ended
                                                                                    December 31,
                                                                         --------------------------------------
                                                                              2006                   2005
                                                                         ---------------        ---------------
Cash Flows From Operating Activities
  Net loss                                                               $    (1,180,251)       $    (1,665,538)
  Adjustments to reconcile net loss to net cash
    used in operating activities

    Stock-based compensation for services                                        303,970                707,400
    Depreciation and amortization                                                 96,684                 38,814
    Interest expense from amortization of discount
      on long-term debt                                                           25,051                      -
    Receivable from related party settled for compensation                             -                 67,242
    Issuance of shares for interest on notes payable                                   -                 15,255
    Changes in assets and liabilities, net of effects from
      acquisition of Custom Federal, Inc.
        Accounts receivable, net                                                (544,415)               (95,841)
        Inventory                                                               (111,971)              (679,865)
        Other current assets                                                      21,786                (53,132)
        Accounts payable                                                         578,155                 (7,204)
        Accrued liabilities                                                       (4,818)               (86,179)
        Deferred revenue                                                        (930,424)               436,181
                                                                         ---------------        ---------------
  Net Cash Used In Operating Activities                                       (1,746,233)            (1,322,867)
                                                                         ---------------        ---------------

Cash Flows From Investing Activities

  Purchase of intangible asset                                                         -               (125,000)
  Purchase of property and equipment                                            (135,191)               (10,078)
  Cash acquired in acquisition of Custom Federal, Inc.                                 -                 15,608
  Change in other assets                                                               -                  1,000
                                                                         ---------------        ---------------
  Net Cash Used In Investing Activities                                         (135,191)              (118,470)
                                                                         ---------------        ---------------

Cash Flows From Financing Activities
  Proceeds from issuance of promissory notes, and related
    beneficial conversion features, warrants, and options                        800,000                      -

  Proceeds from issuance of common stock                                         150,000              2,275,000

  Payment of principal on capital leases                                         (44,907)                     -
  Proceeds from issuance of note payable to Eagle
    Lake Incorporated                                                                  -                416,065

  Proceeds from issuance of interim notes payable                                      -                460,000
  Payment of principal on note payable to Eagle
    Lake Incorporated                                                                  -               (201,000)
                                                                         ---------------        ---------------
  Net Cash Provided By Financing Activities                                      905,093              2,950,065
                                                                         ---------------        ---------------
Net Increase (Decrease) In Cash                                                 (976,331)             1,508,728

Cash At Beginning Of Year                                                      1,583,264                 74,536
                                                                         ---------------        ---------------
Cash At End Of Year                                                      $       606,933        $     1,583,264
                                                                         ===============        ===============

Supplemental Schedule of Noncash Investing and Financing Activities - Note 13.

         The accompanying notes are an integral part of these consolidated financial statements.

                                              F-6

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company restated its financial statements as of and for the year ended
December 31, 2006 to correct an error in the Company's accounting for the issuance of contingwnt shares to the former oweners fo Custom Federal, Inc.
Listed below are the effects of the restatement:

                                                                             December 31, 2006
                                                             -------------------------------------------------
Balance Sheet                                                As previously reported             As restated
                                                             ----------------------      ---------------------

Goodwill                                                           $ 3,059,657                 $ 2,794,197
Total Assets                                                         5,599,298                   5,333,838

Additional paid-in capital                                         $ 9,149,019                 $ 8,883,559
Total Stockholders' Equity                                           3,768,070                   3,502,610
Total Liabilities and Stockholders' Equity                           5,599,298                   5,333,838

                                                                             Common Stock              Additional Paid-In Capital            Total Stockholders' Equity
                                                             ------------------------------------  --------------------------------     ------------------------------------
Statement of Stockholders' Equity                               As previously                        As previously                        As previously
                                                                  reported           As restated      reported        As restated           reported           As restated
                                                             ------------------------------------  --------------------------------     ------------------------------------

   Issuance of contingent shares to former shareholders
     of Custom Federal, Inc. from meeting gross margin
     requirements for the year ended December 31, 2006,
     valued at $1.00 per share                                       $ 410               $ 144          $ 409,590        $ 144,396           $ 410,000          $ 144,540

  Shares contributed back to the Company by
    principal shareholders and an employee for no
    consideration                                                     (669)               (403)               669              403                   -                  -

  Balance - December 31, 2006                                       16,899              16,899          9,149,019        8,883,559           3,768,070          3,502,610

Nature of Business - RVision, Inc. and its wholly owned subsidiaries are referred to herein as the Company. The Company designs, develops, markets, sells, and installs rugged digital video camera systems. Before and after the integration of the operations of Custom Federal, Inc., the Company's operations are and have been predominately focused on camera design and sales with installations making up a minor part of its operations. Accordingly, segment information has not been presented herein. The Company's camera systems are deployed in multiple markets and sold primarily to U.S. prime contractors for
U.S. governmental purchasers. Sales to foreign customers have been minor. The camera systems include application in ports, bridges and tunnels, intelligent traffic systems, inspection systems, military applications and patrol vehicles in various specialties.

Reorganization - On December 14, 2005, Eagle Lake Incorporated (Eagle Lake)
acquired all of the outstanding equity interests of RVision LLC by issuing
8,000,000 shares of Eagle Lake common stock. The agreement governing the acquisition provided for the issuance of up to an additional 1,200,000 shares of common stock to the prior owners of RVision LLC if Eagle Lake did not obtain a certain amount of new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006, resulting in 9,200,000 total shares of common stock issued through May 2006 to the prior owners of RVision LLC. In addition, the agreement provided for the issuance of an additional 800,000 shares of common stock to those prior owners of RVision LLC if gross margins of
25% or higher were achieved during the year ended December 31, 2006. The requirements for issuance of the additional contingent shares of common stock were met as of December 31, 2006, and have been accounted for similar to a stock dividend.

Immediately prior to the reorganization, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision LLC retained control of the assets and operations of RVision LLC after the reorganization. Therefore, the transaction has been accounted for as a recapitalization of RVision LLC and the reverse acquisition of Eagle Lake. Accordingly, the historical financial operations reported are the historical operations of RVision LLC and not of
Eagle Lake. The recapitalization of RVision LLC was recognized in a manner similar to a stock split and the accompanying financial statements have been restated for all periods presented to reflect all equity transactions of RVision
LLC on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the
9,200,000 shares of common stock issued on December 14, 2005, and in May 2006.

Other than a $500,000 note receivable from RVision LLC, Eagle Lake had no assets or operations at December 14, 2005, and Eagle Lake was not considered a business in accordance with the Financial Accounting Standards Board's (FASB's) Emerging
Issues Task Force (EITF) Issue 98-3, Determining Whether a Nonmonetary
Transaction Involves Receipt of Productive Assets or of a Business. Accordingly,
the reverse acquisition of Eagle Lake was recognized as the conversion of the
$500,000 note payable to Eagle Lake into the 1,200,000 shares of common stock that remained outstanding. The costs of the transaction were charged to expense and no goodwill was recorded.

In conjunction with the reorganization, the stockholders of Eagle Lake amended its articles of incorporation to change its name to RVision, Inc. and to change its authorized capitalization to 5,000,000 shares of preferred stock, $0.001 par value, and 100,000,000 shares of common stock, $0.001 par value.

                                      F-7

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Principles of Consolidation - The accompanying consolidated financial statements present the operations and transactions of RVision LLC, on a reorganized basis as discussed above, for all periods prior to December 14, 2005, and present the combined operations of RVision, Inc. and RVision LLC for the periods subsequent to December 14, 2005. In addition, the consolidated financial statements include the accounts and transactions of Custom Federal, Inc. from the date of its acquisition on December 14, 2005. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1)
it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. The Company provides the following products and services to customers and clients: durable surveillance cameras and camera systems, camera installation and integration, nonrecurring engineering services, warranty service and camera system software solutions. Revenue from each of these products and services is recognized as follows:

         Cameras - The Company's primary source of revenue is the sale of durable surveillance cameras and camera systems. The conditions of all sales contracts include both the transfer of title to the customer at the time of shipment from the Company's facility at San Jose,
         California and terms for payment of the invoiced amount 30 days from the date of shipment. For new customers or customers for which management assesses that a credit risk may exist, a 50% deposit is required from the customer, which is recognized as deferred revenue until the product is shipped. The deposit is subject to refund in good faith with no interest and no penalties. Delivery occurs and revenue is recognized when there is evidence of an arrangement, products have been shipped or services have been provided, the risk of loss has transferred, and the sale price has been evidenced by an invoice, which is reasonably assured of being collected. Camera operating software is incidental to the cameras and camera systems and related revenue is not separately recognized.

         Installation/integration of camera systems - The Company earns revenue from installation and integration of camera systems. Installations are for first-time setups of security and surveillance camera systems.
         Integration services are for upgrades or expansions of existing camera systems such as adding infra-red or thermal vision options. Revenue is recognized when the installation and integration services have been completed and accepted by the client, and is based upon the amount invoiced for these services when sold on a stand-alone basis.

         Nonrecurring engineering services - The Company has isolated nonrecurring engineering service engagements to customize standard products to specific needs of clients beyond services provided during installation and integration. These services also include repairs charged to customers after the warranty or extended warranty period expires. Additionally, training is performed on specific systems.
         Revenue from engineering and training services is recognized when the services have been completed and is based upon the amount invoiced for these services when sold on a stand-alone basis.

                                      F-8

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

         Warranty fees - Warranty contracts in one-year increments are sold, deferred, and recognized on a straight-line basis over the period of the warranty. As of December 31, 2006 and 2005, the Company had unearned deferred warranty income of $102,462 and $161,159, respectively, which amounts are included in deferred revenue. Accruals are provided for warranty expenses incurred or anticipated at each balance sheet date based on management's expectations and historical experience. Management reviews the amount of the accrual on a regular basis and adjusts the warranty provision as needed based on actual experience or as other information becomes available. Changes to the unearned deferred warranty revenue during the years ended December 31,
         2006 and 2005, were as follows:

                                                 2006                       2005
                                        -----------------------    -----------------------
Aggregate warranty liability:
  Beginning balance                      $           161,159        $           179,889
  Changes for issued warranties                        6,336                     32,310
  Reductions to warranty liability                   (65,033)                   (51,040)
                                        -----------------------    -----------------------

  Ending balance                         $           102,462        $           161,159
                                        =======================    =======================

         Software - The Company has developed three different types of software.
         The software consists of Firmware, Manufacturing Tools and PC-based camera system solutions. The Company's firmware software is embedded into each camera and provides for all of the operations of the camera.
         It is considered incidental under the criteria of SOP 97-2 as it is not part of the Company's marketing focus, it contains no post-contract coverage and has had minimal costs to produce.

         Manufacturing Tools is software developed by the Company to test the rudimentary functions of the camera during the manufacturing process.
         On occasion, this software is given to the customer without charge to assist the customer with the integration of purchased cameras into the customer's existing systems. It is also considered incidental as there is no marketing, no post-contract coverage, and very little development cost.

         PC-based camera system solutions including DA TOOLS(TM) and mSEE(TM)
         and are complete packages that can be sold to customers either on a stand-alone basis or bundled with a camera system. These software solutions are used to manage multiple camera systems and to process and interpret images received by camera systems. Since 2004, the Company has marketed these tools but has not delivered or sold either of them.

         Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as hardware, installation, engineering, warranty and when applicable, software, using vendor-specific objective evidence of fair value. Such evidence consists of pricing of multiple elements when those same elements are sold as separate products or arrangements. The Company does not provide customer support.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined under the first-in, first-out method. The Company principally operates on a build-to-order basis. Following the time sales orders are received, the Company orders components and subassemblies, has products externally assembled, tests completed products, and ships completed products to customers. Cost of goods sold is recognized at the date revenue is recognized.

                                      F-9

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Concentrations of Risk - The Company's products and services are concentrated in the digital imaging industry, which is characterized by rapid technological advances. The success of the Company depends on management's ability to anticipate or respond quickly and adequately to technological developments in its industry, changes in customer requirements, or changes in regulatory requirements or industry standards. Any significant delays in the development or introduction of products or services could have a material adverse effect on the
Company's business and operating results.

The Company relies on a limited number of contract manufacturers to assemble its products. If any of the Company's third party manufacturers cannot or will not manufacture its products in required volumes, on a cost-effective basis, in a timely manner, or at all, the Company may have to secure additional manufacturing capacity. Any interruption or delay in manufacturing could have a material adverse effect on the Company's business and operating results.

The Company depends on sales to prime contractors of U.S. governmental purchasers for a significant portion of its sales. For the years ended December
31, 2006 and 2005, 81% and 89%, respectively, of the Company's sales were to prime contractors of U.S. governmental purchasers. Two customers in 2006 and three customers in 2005 accounted for approximately 37% and 55% of net sales, respectively. The impairment, disruption, or deterioration of these relationships, or changes in governmental intelligence or defense spending, could have a material adverse effect on the Company's business and operating results.

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. At December 31, 2006, cash balances in excess of FDIC insurance limits at financial institutions were
$539,991. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States; however, the Company does sell to international customers. The Company's customers include resellers and systems integrators that sell the products to end-users. At times the Company requires no collateral from its customers, at other times a deposit is required prior to order fulfillment. Accounts receivable reflect amounts that have been invoiced and are due to the Company. In 2006, two customers made up 50% of the
Company's accounts receivable. In 2005, five customers made up 75% of the
Company's accounts receivable.

Property and Equipment - Property and equipment are recorded at cost, and consists of equipment, furniture and fixtures, and leasehold improvements.
Depreciation of property and equipment is charged to operations on a straight-line basis over useful lives ranging from three to seven years.
Amortization of equipment under capitalized lease obligations is provided over estimated lives of seven years.

Goodwill - Goodwill, consisting of the excess of the cost of the acquisition of
Custom Federal, Inc. over the fair value of the net identifiable assets acquired at the date of acquisition, is not subject to amortization.

Intangible Assets - Intangible assets, consisting of purchased image enhancement technology, are amortized on a straight-line basis over an estimated useful life of three years.

Impairment of Long-Lived Assets - Property and equipment, intangible assets, and goodwill are reviewed for impairment at least annually and when indications of impairment exist. Recoverability is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are impaired, the impairment is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets.
Based on the evaluation, no impairment was required at December 31, 2006 or
2005.

                                      F-10

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Patents - The cost of patents and patents pending related to the Company's ground surveillance system technology and its camera platform connection technology was charged to operations as incurred.

Income Taxes - Through December 14, 2005, RVision LLC was taxed as a partnership and thus did not pay federal or state income taxes. Taxable losses of RVision
LLC were passed through to its members in their respective income tax returns.
RVision, Inc., RVision LLC, and Custom Federal, Inc. file consolidated income tax returns subsequent to December 14, 2005.

The Company recognizes the amount of income taxes payable or refundable for the current year subsequent to the combination with RVision, Inc. and Custom
Federal, Inc. and recognizes deferred tax assets and liabilities for operating loss carryforwards and for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets have been fully reduced by a valuation allowance due to the uncertainty that exists as to whether the deferred tax assets will ultimately be realized.

Shipping and Handling Fees and Costs - The Company includes shipping and handling fees billed to customers in net revenue. Shipping and handling costs associated with inbound freight are included in cost of goods sold.

Research and Development - The Company charges research and development costs to operations in the period incurred.

Basic and Diluted Loss per Common Share - Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Basic loss per share amounts have been adjusted retroactively for the effect of stock dividends. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. Antidilutive potential shares have been excluded from the diluted loss per share calculations. There were $800,000 of notes payable outstanding at December 31, 2006, that are convertible into
640,000 shares of common stock, there were options and warrants to purchase
4,382,000 shares of common stock outstanding at December 31, 2006, and there were options to purchase 2,669,000 shares of common stock and 1,025,000 contingently issuable common shares outstanding at December 31, 2005, that were excluded from the computations of diluted loss per common share.

Stock-Based Compensation - Effective January 1, 2006, the Company adopted
Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based
Payment (SFAS No. 123R), for its stock-based compensation. Under SFAS No. 123R, the Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award, based on their grant date fair value. The Company estimates the fair value of stock options using a Black-Scholes option-pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock, and expected dividend yield of stock. Prior to 2006, the Company accounted for stock-based compensation under the recognition and measurement principles of
Accounting Principles Board, or APB Opinion No. 25, Accounting for Stock Issued
to Employees, and related interpretations. Prior to 2006, share-based compensation expense was reflected in the Company's financial statements based upon the difference between the market value of the underlying common stock and the exercise price of the stock options, for unmodified option grants.

                                      F-11

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Recently Enacted Accounting Standards - In July 2006, the FASB issued FASB
Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, which provides guidance on the accounting for uncertainty in income taxes recognized in financial statements. FIN 48 is effective for fiscal years beginning after
December 15, 2006, with earlier adoption permitted. The Company does not expect the adoption of FIN 48 to have a material effect on its financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid
Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS
No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1,
Application of Statement 133 to Beneficial Interests in Securitized Financial
Assets. SFAS No. 155 will become effective for the Company's fiscal year that begins after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

In September 2006, the FASB issued Statement of Financial Accounting Standards
No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under generally accepted accounting principles, and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its financial reporting and disclosures.

In September 2006, the FASB issued Statement of Financial Accounting Standards
No. 158, Employers' Accounting for Defined Benefit Pension and Other
Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and
132(R) (SFAS No. 158), which requires recognition of a net liability or asset to report the funded status of defined benefit pension and other postretirement plans on the balance sheet and recognition (as a component of other comprehensive income) of changes in the funded status in the year in which the changes occur. Additionally, SFAS No. 158 requires measurement of a plan's assets and obligations as of the balance sheet date and additional annual disclosures in the notes to financial statements. The recognition and disclosure provisions of SFAS No. 158 are effective for fiscal years ending after December
15, 2006, while the requirement to measure a plan's assets and obligations as of the balance sheet date is effective for fiscal years ending after December 15,
2008. The Company does not currently have a plan that would be affected by the provisions of this standard, and as such, does not expect the adoption of SFAS
No. 158 to have a material impact on its financial reporting and disclosures.

In September 2006, the SEC staff published Staff Accounting Bulletin No. 108,
Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108
addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. This statement is effective for fiscal years ending after November
15, 2006. The Company does not expect the adoption of SAB 108 to have a material effect on its financial statements.

                                      F-12

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 2 - ACQUISITION OF CUSTOM FEDERAL, INC. AND RELATED ISSUANCES OF COMMON
         STOCK

On December 14, 2005, 100% of the outstanding common stock of Custom Federal,
Inc. (Custom Federal) was acquired through the issuance of 2,050,000 shares of common stock. The results of Custom Federal's operations have been included in the consolidated financial statements since December 14, 2005. Custom Federal is a marketing company with significant experience in land-based security systems and was acquired to assist the Company in developing marketing strategies and provide the Company with marketing personnel who have significant expertise in marketing products to defense-related customers of the U.S. Government.

The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share. The purchase price of Custom Federal was therefore
$2,050,000.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

Cash                                                 $       15,608
Other receivable                                                607
Property and equipment                                        5,961
Long-term deposit                                             3,602
Goodwill                                                  2,034,657
                                                     --------------
  Total assets                                            2,060,435
Current liabilities                                         (10,435)
                                                     --------------

  Net assets required                                $    2,050,000
                                                     ==============

The agreement governing the acquisition of Custom Federal provided for the issuance of up to an additional 615,000 shares of common stock to the prior owners of Custom Federal if RVision did not obtain a certain amount of new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006 and were recognized as an increase in goodwill of $615,000.
In addition, the agreement provided for the issuance of an additional 410,000 shares of common stock to those prior owners if certain levels of gross margin were achieved during 2006. The requirements for issuance of the additional contingent shares of common stock were met on December 31, 2006, although as further described in Note 8 to the financial statements, the number of contingently issuable shares had been reduced by 265,460 to 144,540 shares. Upon satisfying the related contingency, the fair value of the additional issuable shares has been recognized as an additional cost of Custom Federal and recorded as an increase in goodwill.

                                      F-13

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

The following unaudited condensed pro forma information gives effect to the acquisition of Custom Federal as if it had occurred on January 1, 2005. The pro forma information is provided for comparison purposes only. The pro forma financial information is not necessarily indicative of the financial results that would have occurred had the acquisition of Custom Federal been effective on the date indicated and should not be viewed as indicative of operations in the future.

                                                         Year Ended
                                                      December 31, 2005
                                                   ----------------------
                                                        (Unaudited)

Revenue                                            $      3,405,566
Net loss                                           $     (2,016,322)
Basic and diluted loss per common share            $          (0.17)

NOTE 3 - INVENTORY

Inventory consists of the following at December 31, 2006 and 2005:

                                            2006                  2005
                                       ---------------       -------------
Raw materials                          $       651,136       $     515,299
Work in process                                 82,811              62,804
Finished goods                                  57,889             101,762
                                       ---------------       -------------
Total inventory                        $       791,836       $     679,865
                                       ===============       =============

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2006 and 2005:

                                                        2006            2005
                                                   ------------      ----------
Equipment                                          $    147,828      $   42,073
Equipment under capitalized lease obligations           128,170               -
Furniture and fixtures                                   24,261          17,517
Leasehold improvements                                   26,195           4,918
                                                   ------------      ----------
                                                        326,454          64,508
Less: Accumulated depreciation                          (98,981)        (46,764)
                                                   ------------      ----------
Property and Equipment, Net                        $    227,473      $   17,744
                                                   ============      ==========

Depreciation and amortization relating to property and equipment was $52,217 and
$9,170 during the years ended December 31, 2006 and 2005, respectively.

                                      F-14

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of image enhancement technology acquired during 2005 for $125,000 in cash and the issuance of 23,000 shares of common stock valued at
$8,400. The intangible assets are amortized on a straight-line basis over an estimated useful life of three years. Amortization expense was $44,467 and
$29,644 for the years ended December 31, 2006 and 2005, respectively.
Accumulated amortization was $74,111 and $29,644 at December 31, 2006 and 2005,
respectively. Future amortization expense as of December 31, 2006, is as follows:

    Year ending December 31,
    ------------------------
              2007                                $       44,467
              2008                                        14,822
              Thereafter                                       -
                                                  --------------
              Total                               $       59,289
                                                  ==============

NOTE 6 - NOTES PAYABLE

At December 31, 2004, the Company had notes payable to Eagle Lake and to a founder of the Company in the amounts of $83,935 and $16,000, respectively. The note to Eagle Lake accrued interest at the rate of 9% per annum and was secured by the assets of the Company, as well as by the personal assets of the Company's principal stockholder. During the year ended December 31, 2005, the Company borrowed an additional $416,064 (including accrued interest) on the note to
Eagle Lake resulting in a balance of $500,000. On December 14, 2005, the note payable to Eagle Lake was converted into 1,200,000 shares of common stock at
$0.42 per share. The note payable to a founder was due on demand and did not bear interest. The note was paid in full during the year ended December 31,
2005.

During the latter part of the year ended December 31, 2005, the Company borrowed
$460,000 on an interim basis in anticipation of a private placement that was completed on December 14, 2005. Of this amount, $175,000 was borrowed from certain stockholders of Eagle Lake and $185,000 was borrowed from a principal stockholder of Custom Federal. The notes principally accrued interest at 9% per annum. In connection with two notes, the Company issued options to acquire
25,000 shares of common stock at $1.50 per share through December 14, 2010. The note payable to the principal stockholder of Custom Federal was repaid during
2005, principally from the proceeds of the private placement. The remaining notes in the amount of $275,000 were converted into 275,000 shares of common stock at $1.00 per share in conjunction with the private placement.

                                      F-15

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 7 - LONG-TERM DEBT

On October 2, 2006, the board of directors of the Company authorized the issuance of Secured Convertible Promissory Notes, with warrants and options as described below (collectively "Securities"). Pursuant to the authorization, the
Company issued 32 units of Securities at $25,000 per unit, or an aggregate of
$800,000. The Securities were sold on November 1, 2006, to accredited investors pursuant to a securities purchase agreement. Each unit consisted of (1) a convertible promissory note in the amount of $25,000; (2) a warrant to purchase
20,000 shares of common stock at $1.50 per share from the Company, exercisable until December 31, 2008; and (3) an option to purchase 20,000 shares of common stock at $0.70 per share from the Company's chief executive officer, exercisable until December 31, 2007. The convertible promissory notes are convertible into shares of the Company at $1.25 per share and bear interest at 9% per annum, payable monthly. The notes are due October 31, 2008, but are callable by the
Company with 30 days written notice. If called, the Company will pay a 10%
prepayment penalty. The notes are secured by all of the assets of the Company.

In connection with the issuance of Securities, the Company paid approximately
$23,000 in costs and legal fees, which were expensed when incurred. The Company has made no commitment to register the shares of common stock issuable upon conversion of the promissory notes or exercise of the warrants or options. The warrants and options do not have terms that could require the Company to settle them in cash or other provisions that would require classifying the warrants and options as liabilities. The warrants and options are not considered to be derivative instruments since they are indexed to the Company's common stock and classified in stockholders' equity.

The fair value of the warrants to purchase 640,000 shares of common stock was
$231,232, or $0.36 per share, computed using the Black-Scholes option-pricing model based upon the following assumptions: future estimated volatility of 80%, risk-free interest rate of 4.66%, estimated life of 2 years and 0% dividend yield. The fair value of the options to purchase 640,000 shares of common stock offered by the chief executive officer was $304,000, or $0.475 per share, computed using the Black-Scholes option-pricing model based upon the following assumptions: future estimated volatility of 80%, risk-free interest rate of
4.66%, estimated life of 14 months and 0% dividend yield.

The proceeds from the issuance of the Securities were allocated between the convertible promissory notes, the warrants to purchase stock from the Company, the options to purchase stock from the Company's chief executive officer, and the beneficial conversion feature associated with the convertible promissory notes based on the relative fair value of each instrument or feature. As a result of that allocation, the note holders received a beneficial conversion feature based on the effective conversion price. The proceeds of $800,000 were allocated to the convertible promissory notes, the warrants, the options, and the beneficial conversion feature in the amounts of $318,635, $138,542,
$182,141, and $160,682, respectively. The amounts allocated to the warrants, the options, and the beneficial conversion feature have been recorded as additional paid-in capital and a related discount on the convertible promissory notes, which discount is being amortized using the effective yield method as a non-cash charge to interest expense over the period from November 1, 2006, through
October 31, 2008, the due date of the convertible promissory notes. Interest expense from the amortization of the discount on the convertible promissory notes was $25,051 during the year ended December 31, 2006.

                                      F-16

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 8 - STOCKHOLDERS' EQUITY

The board of directors has the authority, without stockholders' action, to designate voting rights, designations, preferences, and liquidation rights of the preferred stock and the common stock. The board of directors has not designated rights to any series or class of preferred stock. Unless and until otherwise designated, the common stock has unlimited voting rights and is entitled to receive the net assets of the Company upon its liquidation.

On December 14, 2005, the Company issued 2,525,000 shares of common stock in a private placement offering for cash in the amount of $2,525,000, or $1.00 per share. The Company paid $250,000 in payment of the cost of the offering and accrued estimated registration costs of $150,000, which have been charged against the proceeds from the offering.

During the year ended December 31, 2005, the Company issued 1,415,500 shares of common stock valued at $707,400 or $0.50 weighted average per share, for consulting, accounting, legal and employee services, of which 300,000 shares were issued after December 14, 2005; issued 11,500 shares of common stock in payment of interest valued at $4,200, or $0.37 per share; issued 23,000 shares of common stock in connection with the acquisition of an intangible asset valued at $8,400, or $0.37 per share; and issued options to purchase 25,000 shares of common stock valued at $11,055 for the payment of interest on notes payable.

Also during the year ended December 31, 2005, an officer and founder of the
Company assumed the responsibility to pay a liability owed to a co-founder of the Company in the amount of $42,028. This transaction has been recorded as a capital contribution by the founder. No additional shares were issued in connection with this transaction.

During February 2006, certain vendors converted $42,500 of accounts payable into
42,500 shares of common stock, or $1.00 per share. During March and April 2006, the Company issued 150,000 shares of common stock for cash of $150,000, or $1.00 per share.

The agreement governing the acquisition of Custom Federal, Inc. provided for the issuance of up to an additional 615,000 shares of common stock to the prior owners of Custom Federal, Inc. if the Company did not obtain a certain amount of new capital investment by May 1, 2006. The 615,000 shares of common stock were issued in May 2006. The issuance of the 615,000 common shares was recognized in
May 2006 as an increase in goodwill of $615,000.

The agreements governing the acquisition of Custom Federal and governing the acquisition of all of the outstanding equity interests of RVision LLC by Eagle
Lake provided for the issuance of an additional 410,000 shares of common stock to the prior owners of Custom Federal and an additional 800,000 shares of common stock to the prior owners of RVision LLC if certain levels of gross margin were achieved during 2006. As discussed in the following paragraph, the prior owners of Custom Federal and RVision LLC agreed to waice their right to received a portion of these shares. The gross margin requirements were met during 2006 and the 144,540 contingently issuable shares were issued to the prior owners of
Custom Federal and the 800,000 contingently issuable shares were issued to the former owners of RVision LLC effectively on December 31, 2006. The issuance of the 410,000 shares of common stock was recognized as an additional cost of
Custom Federal and was recorded as an increase in goodwill of $144,540, or $1.00 per share. The issuance of the 800,000 shares of common stock was recognized as a stock dividend.

                                      F-17

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

On October 2, 2006, in conjunction with the board's authorization to issue convertible promissory notes, certain principal stockholders, who were prior owners of Custom Federal and of RVision LLC and who are also executive officers of the Company, agreed to waive their right to receive up to 779,491 shares
(depending on the amount of promissory notes issued) of common stock issuable under the terms of these agreements. As further described in Note 7, the Company issued $800,000 of convertible promissory notes on November 1, 2006, and pursuant to their agreement, the principal stockholders waived their right to receive 640,000 shares of common stock (374,540 from RVision and 265,460 from
Custom Federal). Additionally, a former employee waived his right to receive
28,805 shares of common stock. The 403,345 shares of common stock waived the prior owners and former employee of RVision LLC were recognized as a capital contribution for no consideration.

NOTE 9 - STOCK-BASED COMPENSATION

On December 14, 2005, the Company approved the 2005 Long-Term Incentive Plan
(the LTIP) and authorized the issuance of stock options. The LTIP authorizes the issuance of up to 6,000,000 shares of common stock. In connection with the approval of the LTIP, options to purchase 2,669,000 shares of common stock were granted to employees, executive officers, directors, and note holders. These options are exercisable at prices ranging from $1.50 to $4.50 per share, with a weighted average of $2.78 per share. Options to acquire 325,000 shares at $1.50 per share vested immediately and the remaining options to acquire 2,344,000 vest ratably on a monthly basis over terms of three or five years from the date of grant. Accordingly, options to acquire 325,000 shares of common stock at $1.50 per share were exercisable at December 31, 2005. The options granted on December
14, 2005, expire from five to seven years after the grant date.

The weighted-average fair value of stock options granted to employees during the year ended December 31, 2005, was $0.36 per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 2005: risk free interest rates of 4.36%; expected dividend yields of zero; expected lives of 3.49 years; and expected volatility of 80%. The following table summarizes information about employee stock options outstanding at December 31, 2005:

                                         Options Outstanding                                               Options Exercisable
                     --------------------------------------------------------------   -----------------------------------------------------
                                            Weighted-Average
Range of Exercise    Number of Options    Remaining Contractual   Weighted-Average       Number of Options            Weighted-Average
      Prices            Outstanding              Life              Exercise Price           Exercisable                Exercise Price
-----------------    ------------------ ----------------------  -------------------     ------------------------     ------------------------
      $1.50                   813,000          6.2 years                1.50                   325,000                   $1.50

  $2.25 - $3.00               976,000          7.0 years                2.63                         -                       -

  $3.75 - $4.50               880,000          7.0 years                4.13                         -                       -
                     ------------------                                                 ---------------------
  $1.50 - $4.50             2,669,000          6.7 years                2.78                   325,000                    1.50
                     ==================                                                 =====================

                                      F-18

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Prior to January 1, 2006, and as permitted under the original SFAS No. 123,
Accounting for Stock-Based Compensation, the Company accounted for its share-based payments following the recognition and measurement principles of
Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees, as interpreted. Share-based compensation expense was reflected in the
Company's financial statements through December 31, 2005, based upon the difference between the market value of the underlying common stock and the exercise price of the stock options, for unmodified option grants. The following table illustrates the effect on net loss and on basic and diluted loss per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

                                                          Year Ended
                                                       December 31, 2005
                                                     -------------------

Net loss as reported                                 $       (1,665,538)
  Add:  Total stock-based compensation expense
    included in net loss as reported                            379,680
  Less: Total stock-based compensation expense
    determined under fair value based method                   (531,215)
                                                     ------------------

  Pro forma net loss                                 $       (1,817,073)
                                                     ==================

Basic and diluted loss per share
  As reported                                        $            (0.17)
  Pro forma                                          $            (0.19)

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R,
Share-Based Payment. SFAS No. 123R is a revision of SFAS No. 123. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Primarily, SFAS No. 123R focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the awards - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Therefore, if an employee does not ultimately render the requisite service, the costs associated with the unvested options will not ultimately be recognized.

                                      F-19

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Effective January 1, 2006, the Company adopted SFAS No. 123R and its fair value recognition provisions using the modified prospective transition method. Under this transition method, stock-based compensation cost recognized after January
1, 2006, includes the straight-line basis compensation cost for (a) all share-based payments granted prior to January 1, 2006, but not yet vested, based on the grant date fair values used for the pro forma disclosures under the original SFAS No. 123 and (b) all share-based payments granted or modified on or after January 1, 2006, in accordance with the provisions of SFAS No. 123R. If assumptions change in the application of SFAS No. 123R in future periods, the stock-based compensation cost ultimately recorded under SFAS No. 123R may differ significantly from what was recorded in the current period.

The Company uses the Black-Scholes option-pricing model to determine the fair value of share-based payments granted under SFAS No. 123R and the original SFAS
No. 123. The Company uses judgment in determining the fair value of the share-based payments on the date of grant using an option-pricing model with assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected life of the awards, the expected volatility over the term of the awards, the expected dividends of the awards, the risk-free interest rate of the awards and an estimate of the amount of awards that are expected to be forfeited. In applying the Black-Scholes methodology to the options granted during the year ended December 31, 2006, the weighted-average estimated fair value of the stock options granted was $0.40 per share. The weighted-average assumptions used in determining fair value under the
Black-Scholes model were: dividend yield of 0%, expected volatility of 80%, risk-free interest rate of 4.4%, and expected lives of 3.0 years.

The non-cash compensation expense for options granted to employees prior to
January 1, 2006, recognized during the year ended December 31, 2006, was
$169,307. As of December 31, 2006, there was $606,311 of total unrecognized compensation cost related to nonvested stock-based compensation for options granted to employees prior to January 1, 2006, that is expected to be recognized between January 2007 and December 2010.

During the year ended December 31, 2006, the Company granted options to acquire
288,000 shares of common stock to two employees in connection with newly executed employment agreements. These options are exercisable at prices ranging from $1.50 to $3.00 per share, vest over three years, and expire in December
2010. Additionally, the Company granted options to two directors to acquire
225,000 shares of common stock at $1.50 per share. The options vested immediately and expire five years after the grant date. The Company recorded non-cash compensation of $134,663 during the year ended December 31, 2006, related to these newly granted options. As of December 31, 2006, there was
$68,268 of total unrecognized compensation cost related to nonvested stock-based compensation for options granted to employees during the year ended December 31,
2006, that is expected to be recognized between January 2007 and December 2008.

During the year ended December 31, 2006, the adoption of SFAS No. 123R resulted in incremental stock-based compensation cost of $303,970, which increased net loss by that same amount and increased basic and diluted loss per share by $0.02 per share. For the year ended December 31, 2006, stock-based compensation has been allocated $9,383 to cost of goods sold; $203,607 to selling, general and administrative expense; and $90,980 to research and development expense.

                                      F-20

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

The following table shows the stock option and warrant activity during the year ended December 31, 2006, including the warrants granted by the Company and the options granted by the Company's chief executive officer in connection with the issuance of convertible secured promissory notes, as described in Note 7:

                                                                               Weighted
                                                              Weighted          Average
                                         Shares                Average         Remaining        Aggregate
                                         Under                Exercise        Contractual      Intrinsic
                                         Option                Price             Life            Value
                                   --------------------   ---------------    ------------   ----------------

Outstanding at January 1, 2006          2,669,000         $     2.78
   Granted                              1,793,000               1.33
   Forfeited                              (80,000)              2.70
                                   -----------------

Outstanding at December 31, 2006        4,382,000         $     2.19          4.25 years    $      192,000
                                   =================

Exercisable at December 31, 2006        2,430,000         $     1.29          3.04 years    $            -
                                   =================

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITY

Contingent Liability - Earlier in 2006, the Company was notified by a vendor/customer claiming that the Company was violating certain noncompetition provisions of a March 2005 agreement under which the Company sells the vendor/customer a customized, daylight, pan/tilt camera system and purchases from the vendor/customer thermal camera blocks that are incorporated into the same customized, daylight, pan/tilt camera system in support of the vendor/customer's sales channels. The vendor/customer demanded full corrective action and an accounting of the alleged noncompliance. Management believed that the Company was in compliance, in all material respects, with the agreement with the vendor/customer, and that the Company's products are based on its own proprietary technologies that do not rely on protected proprietary information of the vendor/customer.

On August 24, 2006, the Company settled this dispute by entering into an amendment to the March 2005 agreement under which the vendor/customer agreed that it only had rights to the customized pan/tilt apparatus sold to them and released its previously asserted claim that its intellectual properties were improperly included in any of the Company's other products. As part of the amendment, the Company returned to the vendor/customer $283,500 in advance deposits for product orders, but the pending orders remained in place and are billable to the vendor/customer at normal sales prices and subject to customary payment terms 30 days after delivery. At the time of the refund, the advance deposits were recorded as deferred revenue, a current liability, in the
Company's balance sheet. The Company agreed to place into escrow the documentation respecting daylight pan/tilt cameras that are sold to the vendor/customer so that it would continue to have access to the intellectual property incorporated into these cameras in the event that the Company were to declare bankruptcy, sell substantially all of its assets, be a party to a corporate reorganization, or breach the agreement. In addition, the vendor/customer agreed to sell to the Company specialized lenses at reduced, competitive fixed prices, depending on the volume purchased. These specialized lenses are used in products sold by the Company to third parties. The vendor/customer also agreed to pay the Company $175 per hour for requested product customization.

                                      F-21

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

Leasing Arrangements - The Company leases office space in California under the terms of operating leases. The terms of the leases provide for aggregate lease payments of $18,733 per month at December 31, 2006, and which escalate annually through the ends of the leases. A portion of the office space is subleased to an entity owned by one of the Company's executive officers and another portion is subleased to an attorney who is a stockholder and note holder of the Company.
Future minimum lease payments under the terms of the operating leases are as follows:

         Year ending December 31,
         ------------------------
               2007                             $      225,946
               2008                                    198,363
               2009                                     86,240
               Thereafter                                    -
                                                --------------
               Total                            $      510,549
                                                ==============

Lease expense charged to operations for the years ended December 31, 2006 and
2005, was $179,528 (net of sublease rental income) and $55,748, respectively.

In March 2006, the Company entered into two capital leases for computer-numerically-controlled equipment. The capitalized cost of the leases is
$126,755. Aggregate payments required under the terms of the lease obligations included an initial payment of $34,603, with 60 monthly installments of $2,094.

Total future minimum lease payments under capitalized lease obligations together with the present value of the net minimum lease payments as of December 31,
2006, are as follows:

       Year ending December 31,                         Minimum Payments
       --------------------------------------------   ---------------------
         2007                                          $        25,128
         2008                                                   25,128
         2009                                                   25,128
         2010                                                   25,128
         2011                                                    6,485
                                                      ---------------------
       Total                                                   106,997
       Less amounts representing interest                       25,149
                                                      ---------------------
       Present value of net minimum lease payments              81,848
       Current maturities                                       15,388
                                                      ---------------------
       Long-term obligations                           $       66,460
                                                      =====================

Employment Agreements - The Company has employment agreements with six key employees. These employment agreements have initial terms of three to five years and renew automatically for one-year periods thereafter. Minimum aggregate annual compensation under the six agreements is $1,106,000 for the year ending
December 31, 2007. The board of directors has the sole discretion of increasing compensation to the employees, as well as awarding discretionary bonuses. In connection with the employment agreements, the employees were awarded options to acquire an aggregate of 2,488,000 shares of common stock, at exercise prices ranging from $1.50 to $4.50 per share. The options vest over three to five years and expire in January 2011 or December 2012. The employment agreements can be terminated at any time for cause. In the event of death or disability, the
Company is principally obligated to continue payment of the employee's compensation for one year. Under certain circumstances the employee may terminate the agreement for "good cause," in which case, the Company is principally obligated to continue payment of the employee's compensation for two years and all unvested options become fully vested.

                                      F-22

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 11 - RELATED PARTY TRANSACTIONS

Prior to 2004, a founder of the Company borrowed and repaid money from the
Company. At December 31, 2003, the balance receivable from the related party was
$97,242. During 2004, the founder repaid $30,000, leaving a balance of $67,242 owed at December 31, 2004. The receivable did not bear interest and had no specified due date. During 2005, the receivable was settled by charging the amount of the receivable to the compensation of the founder and writing the receivable off.

From time to time the Company purchases components from Industrial Security
Alliance Partners, Inc., an entity owned and controlled by certain executive officers. The purchases are made with extended payment terms that enable the
Company to incorporate such components into its products and pay for the components when customer payments are received. During 2006, the Company purchased $113,400 in components from Industrial Security Alliance Partners
(none for 2005).

NOTE 12 - INCOME TAXES

Until December 14, 2005, the Company was a limited liability company and did not realize the benefit from operating loss carryforward. Rather, losses for income tax purposes were passed through to the Company's members and the Company did not recognize the benefit of operating loss carryforwards or temporary differences. On December 14, 2005, the Company became a taxable entity and recognized the deferred tax asset from temporary differences that existed at that date and fully offset it by a valuation allowance. On December 14, 2005, the Company recognized an approximate deferred tax asset of $181,500 from the reverse acquisition of Eagle Lake and fully offset it by a valuation allowance.
The acquisition of Custom Federal on December 14, 2005, resulted in the recognition of a $2,027 deferred tax liability that reduced the deferred tax assets and the valuation allowance by that amount. Through December 31, 2006 and
2005, the Company continued to value against the net deferred tax asset. As a result of the Company not being a taxable entity prior to December 14, 2005, and the recognition of the valuation allowance against the net deferred tax assets, there was no benefit or provision for income taxes during the years ended
December 31, 2006 or 2005.

As of December 31, 2006, the Company had U.S. Federal operating loss carryforwards of approximately $1,327,000, of which approximately $450,000 represents the net operating losses of Eagle Lake at the date of acquisition.
The operating losses expire, if not used, from 2023 through 2026. The utilization of the pre-acquisition loss carryforwards of Eagle Lake is dependent on the future profitable operations and limitations on the carryforward of operating losses after a change in ownership.

                                      F-23

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carryforwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the net deferred tax assets are dependent upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be presently determined, and a valuation allowance has been established against the net deferred tax asset. The temporary differences and carryforwards that gave rise to the deferred tax liabilities and assets at December 31, 2006 and 2005, were as follows:

                                                     2006           2005
                                               ------------   ---------------

Deferred Tax Liability:
  Depreciation of property and equipment         $       -         $  (2,380)
Deferred Tax Assets:
  Allowance for doubtful accounts                    7,967            21,805
  Stock-based compensation                         121,085                 -
  Operating loss carryforwards                     528,949           181,500
Valuation allowance                               (658,001)         (200,925)
                                               ------------   ---------------

Net Deferred Tax Asset                           $       -         $       -
                                               ============   ===============

A reconciliation of the income tax benefit computed at the federal statutory rate to the Company's income tax benefit is as follows:

                                                   For the Years Ended
                                                      December 31,
                                            --------------------------------
                                                  2006           2005
                                            --------------   ---------------

Benefit at federal statutory rate (34%)        $ (401,285)       $ (566,283)
Non-deductible expenses and losses
  due to limited liability company status               -           555,127
State benefit, net of federal tax                 (66,939)           (1,914)
Other non-deductible expenses                      11,148                 -
Change in valuation allowance                     457,076            13,070
                                            --------------   ---------------
Benefit from Income Taxes                      $        -        $        -
                                            ==============   ===============

NOTE 13 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest expense was $26,885 and $15,166 during the years ended
December 31, 2006 and 2005, respectively.

The Company had the following noncash investing and financing activities during the year ended December 31, 2006:

     The Company issued 759,540 shares of common stock valued at $759,540 and recorded goodwill as contingent consideration pursuant to the agreement to acquire Custom Federal.

     The Company issued 800,000 shares of common stock as contingent consideration pursuant to the agreement to acquire RVision LLC, accounted for similar to a stock dividend.

                                      F-24

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

     The Company issued 42,500 shares of common stock in satisfaction of $42,500 of accounts payable.

     The Company acquired equipment under capitalized lease obligations in the amount of $126,755.

The Company had the following noncash investing and financing activities during the year ended December 31, 2005:

     The Company issued 2,050,000 shares of common stock valued at $2,050,000 to acquire Custom Federal. Liabilities in the amount of $10,435 were assumed in connection with the acquisition.

     A note payable to Eagle Lake in the amount of $500,000 was converted into
     1,200,000 shares of common stock.

     Notes payable in the amount of $275,000 were converted into 275,000 shares of common stock.

     In connection with the purchase of image enhancement technology, the
     Company issued 23,000 shares of common stock valued at $8,400.

     An officer and founder of the Company made a capital contribution to the
     Company by assuming a liability from the Company to a co-founder of the
     Company in the amount of $42,028.

NOTE 14 -SUBSEQUENT EVENTS

Stock Options - On March 20, 2007, the Company granted options to acquire
621,000 shares of common stock to employees and outside directors of the
Company. Of the options granted, 341,000 options vested immediately and 280,000 options vested on a monthly basis over the following two years. The options are exercisable at $1.50 per share and expire on March 20, 2012. The weighted-average fair value of the stock options granted was $0.796 per share, or aggregate stock-based compensation of $494,316, of which $271,436 will be recognized during the quarter ending March 31, 2007, and the remaining $222,880 will be recognized ratably over the following two years. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk free interest rates of 4.47%; expected dividend yields of zero; expected lives of five years; and expected volatility of 80%.

Securities (Unaudited) Placement - In May 2007, the board of directors of the
Company authorized the issuance of a maximum of 40 units, each unit composed of
(1) a second position secured promissory note in the amount of $25,000 and (2)
2,500 shares of common stock (collectively "Securities"). Pursuant to the authorization, the Company issued 25 units of Securities at $25,000 per unit, or an aggregate of $625,000. The Securities were sold to accredited investors pursuant to a securities purchase agreement. The promissory notes may be applied on a dollar for dollar basis towards the next round of capital financing were the Company raises an amount greater than $1 million. The promissory notes bear interest at 9% per annum, payable monthly and are due in November 2007. The notes are secured by a second position in all of the assets of the Company, subordinated to the existing interest of the $800,000 Senior Secured Promissory
Notes issued by the Company on November 1, 2006. In connection with the issuance of the Securities, the Company paid commissions in the form of 30,000 shares of common stock plus $2,000 in cash.

                                      F-25

                         RVISION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

The proceeds from the issuance of the Securities will be allocated between the promissory notes and the common stock based on the relative fair value of each instrument. The net cash proceeds of $623,000 will be allocated to the promissory notes and to the common stock in the amounts of $525,738 and $97,262, respectively. The amount allocated to the common stock will be recorded as additional paid-in capital and a related discount on the promissory notes, which discount will be amortized using the effective yield method as a non-cash charge to interest expense over the period from May 7, 2007 through November 7, 2007, the due date of the promissory notes.

The Company  evaluated  whether the notes  payable at the date of issuance  were convertible  and  determined  that the terms  under  which the notes may  become convertible have not yet been  established,  and will not be determinable  until the terms of the next round of capital  financing are established.  Accordingly, the Company does not consider these notes to be convertible debt instruments and cannot determine whether a contingent  beneficial conversion option will be made available to the note holders.

                                      F-26

                                          RVISION, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEET
                                                    (Unaudited)

                                                                                                     June 30,
                                                                                                       2007
                                                                                                ---------------
                                                      ASSETS

Current Assets
  Cash                                                                                          $       759,150
  Accounts receivable, net of allowance for doubtul accounts
    of $20,000                                                                                        1,134,994
  Inventory                                                                                             783,581
  Other current assets                                                                                  100,202
                                                                                                ---------------
      Total Current Assets                                                                            2,777,927

Property and Equipment, net of accumulated depreciation of $127,330                                     212,223

Intangible Assets, net of accumulated amortization of $96,344                                            37,056

Goodwill                                                                                              2,794,197

Deposits                                                                                                 21,383
                                                                                                ---------------

Total Assets                                                                                    $     5,842,786
                                                                                                ===============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                                              $     1,431,122
  Accrued liabilities                                                                                   220,951
  Deferred revenue                                                                                       76,456
  Notes payable, less unamortized discount                                                              575,936
  Current maturities of capitalized lease obligations                                                    16,416
                                                                                                ---------------
      Total Current Liabilities                                                                       2,320,881

Long-Term Liabilities
  Long-term debt, less unamortized discount                                                             431,821
  Capitalized lease obligations, less current maturities                                                 57,986
                                                                                                ---------------

Total Liabilities                                                                                     2,810,688
                                                                                                ---------------

Stockholders' Equity
  Preferred stock, $0.001 par value; 5,000,000 shares
    authorized; none issued and outstanding                                                                   -
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    16,991,195 shares issued and outstanding                                                             16,991
  Additional paid-in capital                                                                          9,379,534
  Accumulated deficit                                                                                (6,364,427)
                                                                                                ---------------
      Total Stockholders' Equity                                                                      3,032,098
                                                                                                ---------------

Total Liabilities and Stockholders' Equity                                                      $     5,842,786
                                                                                                ===============

       The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-27

                                          RVISION, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                                                For the Six Months Ended
                                                                                        June 30,
                                                                      -----------------------------------------
                                                                            2007                       2006
                                                                      -------------              --------------

Sales                                                                 $   4,868,966              $    3,644,826

Cost of goods sold                                                        3,168,443                   2,308,964
                                                                      -------------              --------------

Gross profit                                                              1,700,523                   1,335,862
                                                                      -------------              --------------

Operating Expenses
  Selling, general and administrative                                     1,638,429                   1,299,745
  Research and development expense                                          859,549                     896,853
                                                                      -------------              --------------

    Total Operating Expenses                                              2,497,978                   2,196,598
                                                                      -------------              --------------

Loss from operations                                                       (797,455)                   (860,736)
                                                                      -------------              --------------

Other Income (Expense)
  Interest income                                                               642                      10,079
  Interest expense                                                          (50,946)                     (4,015)
  Interest expense from amortization of
    discount on long-term debt                                             (118,820)                          -
                                                                      -------------              --------------

                                                                           (169,124)                      6,064
                                                                      -------------              --------------

Net Loss                                                              $    (966,579)             $     (854,672)
                                                                      =============              ==============

Basic and Diluted Loss Per Common Share                               $       (0.06)             $        (0.05)
                                                                      =============              ==============

Basic and Diluted Weighted-Average
  Common Shares Outstanding                                              16,926,292                  16,663,370
                                                                      =============              ==============

       The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-28

                                                 RVISION, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE SIX MONTHS ENDED JUNE 30, 2007
                                                           (Unaudited)

                                                      Common Stock               Additional                            Total
                                              ------------------------------       Paid-In        Accumulated      Stockholders'
                                                 Shares           Amount           Capital          Deficit            Equity
                                              -------------    -------------    --------------   ---------------   ---------------

Balance - December 31, 2006                    16,898,695         $16,899         $8,883,559      $ (5,397,848)     $ 3,502,610

  Common stock issued in connection
    with issuance of notes payable                 92,500              92            102,464                 -          102,556

  Stock-based compensation for services                 -               -            393,511                 -          393,511

  Net loss                                              -               -                  -          (966,579)        (966,579)
                                              -----------      ----------       ------------     -------------     ------------

Balance - June 30, 2007                        16,991,195         $16,991        $ 9,379,534      $ (6,364,427)     $ 3,032,098
                                              ===========      ==========       ============     =============     ============

       The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-29

                                          RVISION, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (Unaudited)

                                                                                 For the Six Months Ended
                                                                                         June 30,
                                                                        ---------------------------------------
                                                                              2007                     2006
                                                                        ---------------          --------------
Cash Flows From Operating Activities
  Net loss                                                              $      (966,579)         $     (854,672)
  Adjustments to reconcile net loss to net cash
    used in operating activities
    Stock-based compensation for services                                       393,511                 201,436
    Depreciation and amortization                                                50,582                  37,482
    Interest expense from amortization of discount
      on long-term debt                                                         118,820                       -
    Changes in assets and liabilities
        Accounts receivable, net                                               (324,088)               (496,295)
        Inventory                                                                 8,255                 155,119
        Other current assets                                                    (44,049)                 (6,330)
        Other assets                                                             (9,525)                 (2,500)
        Accounts payable                                                        419,435                 371,529
        Accrued liabilities                                                     (69,848)                 31,624
        Deferred revenue                                                        (26,752)               (377,504)
                                                                        ---------------          --------------

  Net Cash Used In Operating Activities                                        (450,238)               (940,111)
                                                                        ---------------          --------------

Cash Flows From Investing Activities

  Purchase of property and equipment                                            (13,099)               (124,232)
                                                                        ---------------          --------------

  Net Cash Used In Investing Activities                                         (13,099)               (124,232)
                                                                        ---------------          --------------

Cash Flows From Financing Activities
  Proceeds from issuance of promissory notes and
    common stock, net of offering costs paid                                    623,000                       -
  Proceeds from issuance of common stock                                              -                 150,000
  Payment of principal on capital leases                                         (7,446)                (39,060)
                                                                        ---------------          --------------
  Net Cash Provided By Financing Activities
                                                                                615,554                 110,940
                                                                        ---------------          --------------
Net Increase (Decrease) In Cash
                                                                                152,217                (953,403)

Cash At Beginning Of Period                                                     606,933               1,583,264
                                                                        ---------------          --------------
Cash At End Of Period                                                   $       759,150          $      629,861
                                                                        ===============          ==============

       The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      F-30

                         RVISION, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2007 (UNAUDITED)

NOTE 1 - THE COMPANY AND BASIS OF PRESENTATION

Nature of Business - RVision, Inc. and its wholly owned subsidiaries design, develop, market, sell and install rugged digital video camera systems. The camera systems include applications in ports, bridges and tunnels, intelligent traffic systems, inspection systems, military applications and patrol vehicles in various specialties.

The accompanying unaudited condensed consolidated financial statements of
RVision, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the
Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company's annual financial statements and the notes thereto for the year ended December 31, 2006.
In the opinion of the Company's management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company's consolidated financial position as of June 30, 2007, and its consolidated results of operations and consolidated cash flows for the six months ended June
30, 2007 and 2006. The results of operations for the six months ended June 30,
2007, may not be indicative of the results that may be expected for the year ending December 31, 2007 or for any other period.

NOTE 2 - ISSUANCE OF NOTES PAYABLE AND COMMON STOCK

In May, 2007, the board of directors of the Company authorized the issuance of a maximum of 40 units, each unit composed of (1) a second position secured promissory note in the amount of $25,000 and (2) 2,500 shares of common stock
(collectively "Securities"). Pursuant to the authorization, the Company issued
25 units of Securities at $25,000 per unit, or an aggregate of $625,000. The
Securities were sold to accredited investors pursuant to a securities purchase agreement. The promissory notes may be applied at the same terms as those offered to new investors in the next round of capital financing where the
Company raises an amount greater than $1 million. The promissory notes bear interest at 9% per annum, payable monthly and are due in November 2007. The notes are secured by a second position in all of the assets of the Company, subordinated to the existing interest of the $800,000 Senior Secured Promissory
Notes issued by the Company on November 1, 2006. In connection with the issuance of the Securities, the Company paid commissions in the form of 30,000 shares of common stock plus $2,000 in cash.

The proceeds from the issuance of the securities and the related offering costs were allocated between the promissory notes and the common stock based on the relative fair value of each instrument. Management determined the estimated fair value of the common stock to be $1.25 per share based on the price common stock was previously issued for cash, plus the estimated increase in its fair value since that issuance. The resulting allocation was $555,556 to the promissory notes, before $35,112 of deferred loan costs, and $65,056 to the common stock, net of $4,388 of offering costs. The allocation resulted in a $69,444 discount to the promissory notes. The deferred loan costs and discount are being amortized using the effective yield method as a non-cash charge to interest expense over the period from May 7, 2007 through November 7, 2007, the due date of the promissory notes.

                                      F-31

                         RVISION, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2007 (UNAUDITED)

The Company evaluated whether the notes payable at the date of issuance were convertible and determined that the terms under which the notes may become convertible have not yet been established, and will not be determinable until the terms of the next round of capital financing are established. Accordingly, the Company does not consider these notes to be convertible debt instruments and cannot determine whether a contingent beneficial conversion option will be made available to the note holders.

NOTE 3 - STOCK OPTIONS AND WARRANTS

Stock-based compensation included in the statement of operations for the six months ended June 30, 2007 was $393,511, of which $28,497 is included in cost of goods sold; $287,716 is included in selling, general and administrative expense;
and $77,298 is included in research and development expense. Stock-based compensation for the six months ended June 30, 2006 was $201,436, of which
$4,653 is included in cost of goods sold; $151,667 is included in selling, general and administrative expense; and $45,116 is included in research and development expense.

On March 20, 2007, the Company granted options to acquire 621,000 shares of common stock to employees and outside directors of the Company. Of the options granted, 341,000 options vested immediately and 280,000 options vest on a monthly basis over the following two years. The options are exercisable at $1.50 per share and expire on March 20, 2012.

A summary of the status of the stock options and warrants as of June 30, 2007 and changes during the six months ended June 30, 2007 is as follows:

                                                                                           Weighted
                                                                       Weighted            Average
                                                    Shares             Average            Remaining           Aggregate
                                                    Under              Exercise          Contractual          Intrinsic
                                                    Option              Price                Life               Value
                                               -----------------   -----------------   -----------------   -----------------

Outstanding at January 1, 2007                        4,382,000              $ 2.19
Granted                                                 621,000                1.50
                                               -----------------

Outstanding at June 30, 2007                          5,003,000              $ 2.10          3.88 years           $ 352,000
                                               =================

Exercisable at June 30, 2007                          3,109,000              $ 1.40          3.05 years           $ 352,000
                                               =================

The Company uses the Black-Scholes option-pricing model to determine the fair value of share-based payments granted. The Company uses judgment in determining the fair value of the share-based payments on the date of grant using an option-pricing model with assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected life of the awards, the expected volatility over the term of the awards, the expected dividends of the awards, the risk-free interest rate of the awards and an estimate of the amount of awards that are expected to be forfeited. In applying the Black-Scholes methodology to the options granted during the six months ended June 30, 2007, the weighted-average estimated fair value of the stock options granted was $0.796 per share. The weighted-average assumptions used in determining fair value under the Black-Scholes model were:

                                      F-32

                         RVISION, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2007 (UNAUDITED)

expected dividend yield of zero, expected volatility of 80%, risk-free interest rate of 4.47%, and expected lives of five years. As of June 30, 2007, there was
$775,385 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of 1.4 years.

NOTE 4 - BASIC AND DILUTED LOSS PER SHARE

Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 5,003,000 shares of common stock issuable upon exercise of options and warrants were included in the computation of diluted loss per share at June 30, 2007. None of the 3,182,000 shares of common stock issuable upon exercise of options and warrants, or otherwise contingently issuable were included in the computation of diluted loss per share at June 30,
2006.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company purchases components from Industrial Security Alliance Partners
(ISAP), an entity with which our Chief Operating Officer is affiliated. The
Company resells such products or incorporates them into its products. During the six months ended June 30, 2007, the Company made purchases of $846,000 from ISAP
(none for the six months ended June 30, 2006).

NOTE 6 - SUBSEQUENT EVENTS

Employment Agreement - Effective September 30, 2007, the Company entered into an employment agreement with a new officer of the Company. If the agreement is terminated without cause or due to the death or disability of the officer, the
Company is obligated to pay the officer up to one year of compensation.

Stock Options - In August 2007, the Company granted options to two new directors of the Company to each purchase 150,000 shares of common stock at an exercise price of $1.50 per share. The options vested immediately and expire in August
2012 if not exercised. Also in August 2007, the Company granted an option to a new employee to purchase 150,000 shares of common stock at $1.50 per share. This option vests on a monthly basis over one year and expires in August 2012 if not exercised. In September 2007, the Company granted options to its new chief financial officer to purchase 640,000 shares of the Company's common stock, of which 100,000 vested immediately and the remainder vest monthly over 36 months.
The options have an exercise price of $1.50 and expire five years after grant if not exercised.

The weighted-average fair value of the stock option grants described above was
$0.79 per share, or aggregate stock-based compensation of $866,242, of which
$239,220 will be recognized in August for the options granted to the new directors, $79,330 will be recognized in September for the option granted to the new chief financial officer that vested immediately, and $547,692 will be recognized over the vesting periods for options that did not vest immediately.
The fair value of each option grant was estimated on the date of grant using the
Black-Scholes option-pricing model with the following weighted-average assumptions: risk free interest rates of 4.36%; expected dividend yields of zero; expected lives of five years; and expected volatility of 80%.

                                      F-33

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128	An independent member of
Phone: (801) 532-2200	BAKER TILLY
Fax: (801) 532-7944	INTERNATIONAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

RVision, Inc.

We have audited the accompanying balance sheet of Custom Federal, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2004 and for the period from October 22, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Federal, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from October 22, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

September 28, 2005

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

CUSTOM FEDERAL, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 is Unaudited.)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization– Custom Federal, Inc. (the “Company” or “CFED”) was incorporated under the laws of the State of California on October 22, 2003. The Company provides services as a subcontractor to U.S. Federal Government prime contractors for the purchase and installation of perimeter surveillance security systems. The contracts are primarily for U.S. Federal military bases.

Use of Estimates –The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on information that is currently available. Changes in facts and circumstances may result in revised estimates. Revisions to estimates of contract revenues earned in the near term are reasonably possible.

Interim Financial Statements – The accompanying unaudited financial statements at September 30, 2005 and for the nine months ended September 30, 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to be fairly presented.

Contracting Revenue and Cost Recognition – The Company has entered into fixed fee contracts. Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to management’s estimate of total costs for each contract. All known or anticipated losses on any contracts are provided for in the period determined to have occurred. Claims for additional compensation, if any, are recognized during the period such claims are resolved.

Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to revenues and costs and are recognized in the period in which the revisions are determined. Contract costs include all direct material, labor and those indirect costs related to contract performance, such as indirect labor, supplies, and tools.

Costs and estimated earnings in excess of amounts billed are classified as a current asset under the caption Costs and estimated earnings in excess of billings on uncompleted contracts. Billings in excess of costs and estimated earnings, if any, are classified as a current liability under the caption Billings in excess of costs and estimated earnings on uncompleted contracts.

Income Taxes – Upon formation, the Company and its shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has not been liable for income taxes on its earnings nor has the Company received the benefit of

CUSTOM FEDERAL, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 is Unaudited.)

operating losses. Instead, the individual shareholders are liable for individual federal and state income taxes on their respective share of the Company’s taxable income and have received any tax benefit from losses.

Basic and Diluted Income (Loss) Per Share – The computation of basic income (loss) per common share is based on the weighted average-number of shares outstanding during the periods covered by the financial statements. Diluted income (loss) per share is equal to the basic income (loss) per share as there are no potentially dilutive shares outstanding.

Property and Equipment – Property and equipment are recorded at cost and are depreciated using the straight-line method based on the expected useful lives of the assets which range from 3 to 5 years.

Concentration Risk – Through September 30, 2005, the Company has had two contracts for purchase and installation of perimeter security systems on two U.S. military facilities. The Company is dependent upon military funding from the U.S. Federal Government because of the specialized nature of the contracts, which funding is a function of congressional policy and can change from year to year. Two prime general contractors of the U.S. Federal Government made up all of the Company’s accounts receivable.

NOTE 2 – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Calculation of billings in excess of costs and estimated earnings on uncompleted contracts is as follows:

CUSTOM FEDERAL, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 is Unaudited.)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

NOTE 4 – RELATED PARTY TRANSACTIONS

At December 31, 2004, the Company owed $4,229, for contract costs, to GSA Vision, LLC, an entity owned by a shareholder of the Company. Total contract costs incurred during the year ended December 31, 2004 from GSA Vision were $69,792. Total contract costs incurred during the nine months ended September 30, 2005 and 2004 from GSA Vision were $0 and $69,174, respectively. The Company also purchases parts and materials from ISAP, Inc., an entity owned 33% by a shareholder of the Company. During the year ended December 31, 2004, the Company incurred $324,000 in contract costs from ISAP, Inc. During the nine months ended September 30, 2005 and 2004, the Company incurred $0 and $324,000 in contract costs from ISAP, Inc.

NOTE 5 – REVOLVING NOTE PAYABLE – RELATED PARTY

The Company has a $500,000 revolving note payable from Brian Kelly, the Company’s principal shareholder. At December 31, 2004, the balance on the note was $334,132. The credit line matured and was payable in full on August 4, 2005, including interest and any other charges due. The credit line accrued interest at the Wall Street Journal prime rate plus one percent, which was 5.5% at December 31, 2004.

NOTE 6 – EMPLOYEE STOCK INCENTIVE PLAN

On January 1, 2004, the Board of Directors and shareholders adopted the 2004 Employee Stock Incentive Plan (the “Plan”), under which 500,000 shares of Company’s common stock were reserved for issuance by the Company to attract and retain employees and directors of the Company and to provide such persons with incentives for performance and for providing services to the Company. The Plan is administered by a committee comprised of the Board of Directors of the Company or appointed by the Board of Directors, which has broad flexibility in designing stock-based incentives. The Board of Directors determines the number of shares granted and the option exercise price, pursuant to the terms of the Plan. Through September 30, 2005, and subsequently, no options were granted or shares issued under the Plan.

CUSTOM FEDERAL, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with Respect to September 30, 2005 and for the Nine Months Ended

September 30, 2005 and 2004 is Unaudited.)

NOTE 7 – SUBSEQUENT EVENT

On August 30, 2005, the Company entered into a Consolidation Agreement with RVision LLC, an unrelated developer and producer of the surveillance security systems the Company purchases and installs, and with Eagle Lake Incorporated, an unrelated investment company. Under the terms of the agreement, the parties agreed to combine the assets and operations of all three companies. The acquisition was closed on December 14, 2005 and Eagle Lake Incorporated issued 2,050,000 shares of its common stock to the owners of the Company in exchange for all of their outstanding equity ownership interests. The former owners of the Company have the right to earn 1,025,000 additional Eagle Lake shares upon the occurrence of certain events or achievement of certain financial performance goals during 2006.

RVISION, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 14, 2005, Eagle Lake Incorporated (Eagle Lake) acquired all of the outstanding equity interests of RVision LLC by issuing a total of 8,000,000 shares of Eagle Lake common stock. The agreement governing the acquisition provided for the issuance of up to an additional 1,200,000 shares of common stock to the prior owners of RVision LLC if Eagle Lake did not obtain a certain amount of new capital investment by May 1, 2006. The 1,200,000 shares of common stock were issued in May 2006, resulting in 9,200,000 total shares of common stock issued to date to the prior owners of RVision LLC.

Immediately prior to the reorganization, Eagle Lake had 1,200,000 shares of common stock outstanding. The prior owners of RVision LLC retained control of the assets and operations of RVision after the reorganization. Therefore, the transaction has been accounted for as a recapitalization of RVision LLC and the reverse acquisition of Eagle Lake. Accordingly, the historical financial operations reported are the historical operations of RVision, LLC and not of Eagle Lake. The recapitalization of RVision LLC was recognized in a manner similar to a stock split and the financial statements have been restated for all periods presented to reflect all equity transactions of RVision LLC on a retroactive basis to reflect the equivalent number of Eagle Lake shares of common stock issued in each transaction for the pro rata amount of the 9,200,000 shares of common stock issued on December 14, 2005 and in May 2006.

Other than a $500,000 note receivable from RVision LLC, Eagle Lake had no assets or operations at December 14, 2005, and Eagle Lake was not considered a business in accordance with the Financial Accounting Standards Board’s, or FASB’s Emerging Issues Task Force (EITF) Issue 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Accordingly, the reverse acquisition of Eagle Lake was recognized as the conversion of the $500,000 note payable to Eagle Lake into the 1,200,000 shares of common stock that remained outstanding.

In conjunction with the reorganization, the stockholders of Eagle Lake amended its articles of incorporation to change its name to RVision, Inc. and to change its authorized capitalization to 5,000,000 shares of preferred stock, $0.001 par value, and 100,000,000 shares of common stock, $0.001 par value.

On December 14, 2005, 100% of the outstanding common stock of Custom Federal, Inc. (Custom Federal) was acquired through the issuance of 2,050,000 shares of common stock. The results of Custom Federal’s operations have been included in the consolidated financial statements since December 14, 2005. Custom Federal is a marketing company with significant experience in land-based security systems and was acquired to assist the Company in developing marketing strategies and provide access to an established distribution channel for its products.

The acquisition of Custom Federal was a business combination and was recognized by the purchase method of accounting. The fair value of the common stock issued was determined based upon the price common stock was issued for cash on the same date, or $1.00 per share. The purchase price of Custom Federal was therefore $2,050,000.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 have been prepared to present the effects of the transactions described above as though they had occurred at the beginning of each of those periods.

If the transactions and conversions had actually occurred at the beginning of the periods presented, it is not necessarily indicative of the financial results that would have occurred had the acquisition of Custom Federal been effective on the dates indicated and should not be viewed as indicative of operations in the future.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this registration statement, the small business issuer has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Transactions involving the issuances of stock to persons that, at the time of such transactions, were either executive officers, directors, principal stockholders, or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

A.	Equity Securities

Description of Event or Transaction	Number

Issued and outstanding as of December 31, 2003	2,720,000
Issued and Outstanding as of December 31, 2004	2,720,000

Conversion of Options to Common Stock. In order to eliminate issued and outstanding long-term options to purchase an aggregate of 700,000 shares of the Registrant’s common stock at $3.00 per share, prior to and as required as condition precedent to the Consolidation, the Registrant entered into agreements with nine optionees to exchange all of such outstanding options for an aggregate of 280,000 shares. Howard S. Landa and an affiliate of Terrell W. Smith, then executive officers and directors of the Registrant, received 67,500 and 27,000 of such shares in exchange for options to purchase 225,000 and 90,000 shares, respectively. All of such optionees were accredited investors, were existing stockholders, had long-standing business relationships with the Registrant and its executive officers, and were provided with business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. The transaction was the result of personal negotiations with an executive officer of the Registrant.

280,000

Reverse Stock Split: One-for-0.4 Shares Previously Issued and Outstanding. Immediately preceding the effectiveness of the Consolidation on December 14, 2005, the Registrant effected a one-to-0.4 share of the 3,000,000 shares of common stock then issued and outstanding, resulting in the cancellation of 1,800,000 shares. No fractional shares were issued. Each stockholder confirmed in writing that it was either an accredited investor, as defined in Rule 501 of Regulation D, or had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding such reverse split that such person came within the foregoing description. In connection with seeking stockholder

II-1

Description of Event or Transaction	Number
approval of the reverse stock split, the Registrant provided each stockholder with a written consent solicitation containing business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal.	(1,800,000)

The Consolidation: The Acquisition of the Outstanding Ownership Interests in RVision and Custom Federal in Exchange for Common Stock. On December 14, 2005, the Registrant, which then had 1,200,000 shares of common stock issued and outstanding, issued 8,000,000 shares to the owners of RVision and 2,050,000 to the owners of Custom Federal in exchange for all of the issued and outstanding ownership interests in RVision and Custom Federal. The owners of RVision and Custom Federal have the right to earn 2,000,000 and 1,025,000 additional shares, respectively, if the consolidated company meets certain financial performance goals by December 2006.

In the Consolidation, Gregory E. Johnston and Arie Levinkron, executive officers and directors of RVision, received 5,279,192 and 1,426,450 shares, respectively, or 83.8% of the 8,000,000 shares issued to acquire RVision. Further, Brian M. Kelly and Ernest T. Cammer III received 1,100,000 and 900,000 shares, respectively, or 97.6% of the 2,050,000 shares issued to acquire Custom Federal. Such persons will have the right to receive their pro rata percentage of any portion of the additional 2,000,000 and 1,025,000 shares issuable to the former owners of RVision and Custom Federal, respectively, if the financial benchmarks are met by the specified date.

Prior to joining in the consolidation agreement, each of the owners of RVision and Custom Federal was provided with a copy of the consolidation agreement with related disclosure schedules and exhibits, business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. The owners of RVision and Custom Federal consisted of accredited and 24 nonaccredited investors. All owners of RVision and Custom Federal confirmed in writing that they were either accredited investors, as defined in Rule 501 of Regulation D or had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding the Consolidation that such persons came within the foregoing description. A notice on Form D was timely filed with the Securities and Exchange Commission.

10,050,000

Issuance of Shares for Cash and Conversion of Notes Payable. In connection with closing the Consolidation on December 14, 2005, the Registrant also issued 2,800,000 shares at $1.00 per share to 30 investors for $2,525,000 in cash and $275,000 in cancellation of $275,000 in principal amount of secured indebtedness of RVision. Of these 2,800,000 shares, Howard S. Landa, Terrell W. Smith, and their respective affiliates purchased 100,000 and 100,000 shares, respectively, on the same terms at which they were sold to unaffiliated purchasers. Prior to investing, the Registrant provided each investor with business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. All investors confirmed in writing that they were accredited investors, as defined in

II-2

Description of Event or Transaction	Number
Rule 501 of Regulation D. A notice on Form D was timely filed with the Securities and Exchange Commission. The transaction was the result of personal negotiations with an executive officer of the Registrant.	2,800,000

Issuance of Shares For Services in Connection with Reverse Acquisition. At the closing of the Consolidation, the Registrant issued 300,000 shares valued at $1.00 per share to accredited investors that had provided operating and related business advisory services to the Consolidation constituents prior to the Consolidation, including 10,000 shares issued to Terrell W. Smith, who was an executive officer and director of the Registrant. Prior to issuing these shares, the Registrant provided each recipient of such shares with business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. All of such persons were accredited investors, were existing stockholders, and had long-standing business relationships with the Registrant and its executive officers. The transaction was the result of personal negotiations with an executive officer of the Registrant. A notice on Form D was timely filed with the Commission.

300,000
Balance as of December 31, 2005	14,350,000
Sale of Shares for Cash. In April 2006, the Registrant sold 100,000 shares of restricted common stock for $1.00 per share, or an aggregate of $100,000, for cash in a private transaction to an unrelated accredited investor. Prior to issuing these shares, the Registrant provided the investor with business and financial information about the Registrant. The investor is accredited and had long-standing business relationships with the Registrant and its executive officers. The transaction was the result of personal negotiations with an executive officer of the Registrant.	100,000

Issuance of Shares to Strategic Suppliers. In March 2006, in separate, private, negotiated transactions, the Registrant issued an aggregate of 92,500 shares of common stock valued at $1.00 per share to three suppliers of the Registrant’s raw materials, components, and subassemblies in consideration of a $50,000 cash payment and $42,500 credit at $1.00 per share against the Registrant’s obligations to them and in recognition of their strategic significance to it in the Registrant’s ongoing business and their previous forbearance from collecting overdue accounts payable. Each of these purchasers is familiar with the Registrant and the industry in which it operates. Prior to issuing these shares, the Registrant provided each purchaser with business and financial information about the Registrant. All of such persons were accredited investors, and had long-standing business relationships with the Registrant and its executive officers. The transactions were the result of personal negotiations with an executive

officer of the Registrant.	92,500

II-3

Description of Event or Transaction	Number
Shares Issued Pursuant to Earnout Provisions of Consolidation Agreement. Pursuant to the terms of the agreement under which the Consolidation was effected, on May 1, 2006, the Registrant issued 1,815,000 additional shares of common stock to the former owners of RVision and Custom Federal, pro rata in proportion to the number of shares held by each, on the effectiveness of the Consolidation on December 14, 2005, or their transferees. See basis for exemption in discussion of the Consolidation above.	1,815,000

Shares Issued Pursuant to Earnout Provisions of Consolidation Agreement. Pursuant to the terms of the agreement under which the Consolidation was effected, the Registrant was obligated to issue an additional 800,000 shares of common stock to the prior RVision and Custom Federal owners if the Registrant had a consolidated gross margin (the amount by which gross sales exceeds cost of goods sold) of at least 25% during 2006. The conditions for the issuance of the additional 800,000 shares as of December 31, 2006, were met. However, In order to induce additional investment in $800,000 in convertible notes in the fourth quarter of 2006, on October 2, 2006, the following executive officers agreed to waive their right to receive the following numbers of shares if the Registrant reported a 25% gross margin for the year ended December 31, 2006, as follows: Gregory E. Johnston, 374,540 shares; Ernest R. Cammer III, 119,457 shares; and the BRAC Kelly Family Trust of Brian Kelly, 146,003 shares. See basis for exemption in discussion of the Consolidation above.

541,195
Balance as of December 31, 2006	16,898,695

Shares Issued in Connection with Issuance of Subordinated Secured Notes. In May 2007, the Registrant issued 92,500 shares of restricted common stock in connection with the issuance of Subordinated Secured Notes in the amount of $625,000 to six investors. Investors received units with each unit consisting of 2,500 shares of restricted common stock and a subordinated secured note in the amount of $25,000 at a rate of $25,000 for each unit. The subordinated secured notes are due November 2007, bear interest at 9% per annum, and may be converted into the securities the Company issues in its next round of capital financing where it raises an amount greater than $1,000,000 by election of Holder at any time prior to the maturity date of the notes, provided that financing has been consummated. The securities to be issued upon such conversion shall be issued on a $1 to $1 basis. Such conversion would be at a rate equal to the price paid per share by investors in the capital financing triggering the conversion. In addition to the shares issued as a component of each unit, the Registrant also issued an aggregate of 30,000 shares of restricted common stock to two of the investors, both registered broker-dealers, for services related to the transaction. Prior to issuing these shares, the Registrant provided each recipient of such shares with business and financial information about the Registrant. All of such persons were accredited investors and had a pre-existing business relationship with the Registrant and its executive officers. The transaction was the result of personal

negotiations with an executive officer of the Registrant. A notice on Form D was timely filed with the Commission.	92,500

Balance as of the date of this amendment	16,991,195

II-4

B.	Debt Securities

Description of Event or Transaction	Number

Issued and outstanding at December 31, 2003	$ --

Secured Convertible Promissory Notes. On November 1, 2006, the Registrant issued $800,000 in principal amount of secured convertible promissory notes due October 31, 2008, bearing interest at 9% and convertible into common stock at $1.25 per share prior to maturity, or an aggregate of 640,000 shares of common stock, and warrants expiring December 31, 2008, to purchase an aggregate of 640,000 shares of common stock at $1.50 per share. The obligations evidenced by these notes are secured by a security interest granted by the Registrant in all of its tangible and intangible assets, including its intellectual property. As part of this transaction, the investors in these securities also received options expiring December 31, 2007, to purchase at $0.70 per share an aggregate of 640,000 shares of common stock from Gregory E. Johnston. The Registrant agreed to file up to three registration statements at its cost covering all of the shares of common stock issuable on conversion of the note or exercise of the warrants or options, commencing within 180 days after the effective date of this registration statement. An affiliate of Howard S. Landa, a director, purchased $25,000 in principal amount of these notes on the same terms at which they were sold to unaffiliated purchasers. Prior to investing, the Registrant provided each investor with business and financial information about the Registrant. All investors confirmed in writing that they were accredited investors, as defined in Rule 501 of Regulation D. A notice on Form D was timely filed with the Securities and Exchange Commission. The transaction was the result of personal negotiations with executive officers of the Registrant. No underwriter participated in the offer and sale of these securities and no compensation was paid in connection with the transaction.

800,000

Balance as of December 31, 2006	$800,000

II-5

Description of Event or Transaction	Number

Subordinated Secured Notes. As described above, in May 2007, the Registrant issued Subordinated Secured Notes in the amount of $625,000 along with 92,500 shares of restricted common stock to six investors. Investors received units with each unit consisting of 2,500 shares of restricted common stock and a subordinated secured convertible note in the amount of $25,000 at a rate of $25,000 for each unit. The subordinated secured convertible notes are due November 2007, bear interest at 9% per annum, and are convertible into common stock of the Registrant in the event the Registrant raises an amount greater than $1,000,000 in any capital financing prior to the due date of the notes. Such conversion would be at a rate equal to the price paid per share by investors in the capital financing triggering the conversion. In addition to the shares issued as a component of each unit, the Registrant also issued an aggregate of 30,000 shares of restricted common stock to two of the investors, both registered broker-dealers, for services related to the transaction. Prior to issuing these shares, the Registrant provided each recipient of such shares with business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. All of such persons were accredited investors and had a pre-existing business relationship with the Registrant and its executive officers. The transaction was the result of personal negotiations with an executive officer of the Registrant. A notice on Form D was timely filed with the Commission.

625,000
Balance as of the date of this amendment	$1,425,000

C.	Derivative Securities

Description of Event or Transaction	Number

Issued and outstanding as of December 31, 2003	640,000
Issued and outstanding as of December 31, 2004	640,000
Options to Affiliate. In March 2005, the Registrant issued options to purchase 60,000 shares of common stock at $3.00 per share any time on or before December 31, 2012, to an executive officer and director of the Registrant. This issuance was made in consideration of management and legal services provided to the Registrant. Such optionee was an accredited investor, an existing stockholder, an attorney for the Registrant, had a long-standing business relationship with the Registrant and its executive officers, and had access to business and financial information about the Registrant.	60,000
Note: These options were subsequently cancelled in exchange for common stock as noted above.	(700,000)

II-6

Description of Event or Transaction	Number
Balance immediately preceding closing the consolidation on December 14, 2005	--

Issuances to Executive Management in Connection with Consolidation. Pursuant to their employment agreements, the Registrant granted seven-year options to purchase, at from $1.50 to $4.50 per share, 425,000 shares to each of Gregory E. Johnston, Arie Levinkron, and Ernest T. Cammer III and 925,000 shares to Brian M. Kelly. Each of these individuals was intimately acquainted with the Registrant’s business plan and proposed activities at the time of issuance of the options. Each optionee participated in the negotiation of the consolidation agreement with related disclosure schedules and exhibits and was provided with business and financial information about the Registrant, the terms of the proposed Consolidation, and business and financial information about RVision and Custom Federal. Each optionee had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding the Consolidation that such persons came within the foregoing description. The transaction was the result of personal negotiations with an executive officer of the Registrant.

2,200,000

Issuances to Key Employees. Pursuant to their employment agreements, the Registrant granted options to purchase, at from $1.50 to $3.00 per share, 144,000 shares to each of Linden Livoni, Jim Bowlby, and Larry Hubble. Each optionee participated in the negotiation of the consolidation agreement with related disclosure schedules and exhibits and was provided with business and financial information about the Registrant, the terms of the proposed consolidation, and business and financial information about RVision and Custom Federal. Each optionee had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding the consolidation that such persons came within the foregoing description. The transaction was the result of personal negotiations with an executive officer of the Registrant.

432,000

Warrants in Consideration of Pre-Consolidation Interim Loans. In consideration of interim loans to RVision prior to the Consolidation, the Registrant agreed to issue to the wife of Howard S. Landa, an executive officer and director of the Registrant, and a limited liability company controlled by Terrell W. Smith, also an executive officer and director of the Registrant, a five-year warrant to purchase at $1.50 per share, 20,000 shares and 5,000 shares of the Registrant’s common stock, respectively, which were converted in the Consolidation into warrants to purchase the Registrant’s shares on the same terms. Both of such warrant recipients were officer-director affiliates of the Registrant and, therefore, accredited investors with full access to business and financial information about the Registrant.

25,000

II-7

Description of Event or Transaction	Number
Director Options. In consideration of service as directors, on December 14, 2005, the Registrant granted to each of Howard S. Landa and William P. Crowell five-year options to purchase at $1.50 per share 150,000 shares of common stock. Both of such optionees were officer-director affiliates of the Registrant and, therefore, accredited investors with full access to business and financial information about the Registrant.	300,000

Director Options. In consideration of service as directors, the Registrant granted five-year options to purchase at $1.50 per share 150,000 and 75,000 shares of common stock to John A. Gordon and Howard S. Landa, respectively, on February 2, 2006. Both of such optionees were officer-director affiliates of the Registrant and, therefore, accredited investors with full access to business and

financial information about the Registrant	225,000
Options Cancelled. Options to purchase 80,000 shares were cancelled as a result of the departure of an employee option holder	(80,000)

Derivative Securities Issued in Connection with Secured Convertible Notes. In connection with the issuance of $800,000 in principal amount of secured convertible notes discussed above, the Registrant (a) granted note holders the right to convert the outstanding principal balance of the notes into common stock of the Registrant at $1.25 per share, for an aggregate of 640,000 shares of common stock if all notes are converted, and (b) issued warrants expiring December 31, 2008, to purchase an aggregate of 640,000 shares of common stock at $1.50 per share. The Registrant agreed to file up to three registration statements at its cost covering all of the shares of common stock issuable on conversion of the note or exercise of the warrants or options, commencing within 180 days after the effective date of this registration statement. An affiliate of Howard S. Landa, a director, purchased $25,000 in principal amount of these notes on the same terms at which they were sold to unaffiliated purchasers. Prior to investing, the Registrant provided each investor with business and financial information about the Registrant. All investors confirmed in writing that they were accredited investors, as defined in Rule 501 of Regulation D. A notice on Form D was timely filed with the Securities and Exchange Commission. The transaction was the result of personal negotiations with executive officer of the Registrant.

1,280,000
Balance as of December 31, 2006	4,382,000
Employee Options. On March 20, 2007, the Registrant granted five-year options to purchase at $1.50 per share an aggregate of 471,000 shares of common stock to 16 nonexecutive employees under the 2005 Long-Term Incentive Plan.	471,000
Director Options. In consideration of service as directors, the Registrant granted five-year options to purchase at $1.50 per share 50,000 shares of common stock for each of John A. Gordon, William P. Crowell, and Howard S. Landa on March 20, 2007. All of such optionees were officer-director affiliates of the Registrant and, therefore, accredited investors with full access to business and financial information about the Registrant.	150,000

II-8

Description of Event or Transaction	Number
Director Options. In consideration of service as directors, on August 10, 2007, the Registrant granted five-year options to purchase at $1.50 per share 150,000 shares of common stock for each of Ramer B. Holtan, Jr., and Swen A. Mortenson. Both of such optionees were director affiliates of the Registrant, and, therefore, accredited investors with full access to business and financial information about the Registrant.	300,000

Employee Options. Pursuant to his employment agreement on August 27, 2007, the Registrant granted options to purchase at $1.50 per share, 150,000 shares of common stock to John Kevin Carpenter under the 2005 Long-Term Incentive Plan. The optionee was provided with business and financial information about the Registrant. The optionee had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding the issuance that such person came within the foregoing description. The transaction was the result of personal negotiations with an executive officer of the Registrant

150,000

Executive Officer Options. Pursuant to his employment agreement on September 30, 2007, the Registrant granted five-year options to purchase, at $1.50 per share, 640,000 shares of common stock to Miles Mochizuki under the 2005 Long-Term Incentive Plan. The optionee was provided with business and financial information about the Registrant. The optionee had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment or the Registrant believed immediately preceding the issuance that such person came within the foregoing description. The transaction was the result of personal negotiations with an executive officer of the Registrant.

640,000
Balance as of the date of this amendment	6,093,000

II-9

D.	Exemptions from Registration

In effecting the one-to-0.4 reverse stock split, the Registrant relied on the exemption from registration provided in Section 3(a)(9) of the Securities Act. No commission was given or paid in connection with such transaction. Prior to this reverse split, all ownership positions were evenly divisible by 0.4, so no fractional interests resulted from the reverse split.

Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Registrant and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Registrant to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates bear a conspicuous restrictive legend noting that a sale cannot be effected in the absence of registration or the availability of an exemption from registration under the Securities Act, and stop-transfer instructions have been lodged with the transfer agent. Where noted, a notice on Form D was filed with the Securities and Exchange Commission to claim the safe harbor provided in Rule 506 of Regulation D.

II-10

ITEM  27. EXHIBITS

Exhibit Number*	Title of Document	Location

Item 2.	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.01

Consolidation Agreement between and among Eagle Lake Incorporated, all of the equity owners of RVision LLC and Custom Federal, Inc., and Howard S. Landa, executed August 30, 2005 (schedules and exhibits will be provided to the Securities and Exchange Commission upon request)

Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

2.02	Assignment and Assumption effective December 13, 2005, between Eagle Lake Incorporated and Pamplona Incorporated	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

2.03	Assignment and Assumption effective December 13, 2005, between Eagle Lake Incorporated and Niagara Water Company	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

Item 3.	Articles of Incorporation and Bylaws
3.01	Amended and Restated Articles of Incorporation of RVision, Inc.	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

3.02	Bylaws of RVision, Inc.	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

Item 4.	Instruments Defining the Rights of Holders, Including Indentures
4.01	Specimen stock certificate	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

II-11

Item 5.	Opinion re: Legality
5.01	Revised Opinion of Kruse Landa Maycock & Ricks, LLC	This Amendment No. 4.

Item 9.	Voting Trust Agreement and Amendments
9.01	Voting Agreement among RVision, Inc., Gregory E. Johnston, and Brian Kelly dated December 14, 2005	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

Item 10.	Material Contracts
10.01	Executive Employment and Noncompetition Agreement dated August 30, 2005, between Eagle Lake Incorporated and Gregory E. Johnston	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.02	Executive Employment and Noncompetition Agreement (Revised) dated December 14, 2005, between Eagle Lake Incorporated and Brian M. Kelly	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.03	Executive Employment and Noncompetition Agreement dated August 30, 2005, between Eagle Lake Incorporated and Arie Levinkron	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.04	Executive Employment and Noncompetition Agreement dated August 30, 2005, between Eagle Lake Incorporated and Ernest T. Cammer III	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.05	Form of Registration Rights Agreement dated August 30, 2005, with related schedule	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.06	Confidential Information and Invention Assignment Agreement dated December 13, 2005, between Eagle Lake Incorporated and Gregory E. Johnston	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

II-12

10.07	Confidential Information and Invention Assignment Agreement dated December 14, 2005, between Eagle Lake Incorporated and Brian M. Kelly	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.08	Confidential Information and Invention Assignment Agreement dated December 14, 2005, between Eagle Lake Incorporated and Arie Levinkron	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.09	Confidential Information and Invention Assignment Agreement dated December 14, 2005, between Eagle Lake Incorporated and Ernest T. Cammer III	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.10	Eagle Lake Incorporated 2005 Long-Term Incentive Plan	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.11	Form of Notice of Option Grant and Stock Option Agreement with related schedule	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.12

Loan and Security Agreement dated September 2, 2005, between RVision LLC and Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly

Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.13

Agreement for Intercreditor Arrangements dated September 2, 2005, between RVision LLC and Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, Brian M. Kelly

Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.14

Subordination Agreement dated September 2, 2005, among Eagle Lake Incorporated, Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly, and RVision LLC

Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

II-13

10.15	RVision LLC Senior Secured Promissory Note dated September 2, 2005, for $300,000	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.16	RVision LLC Secured Promissory Note dated as of November 3, 2005, for $70,000 payable to Brian M. Kelly and Howard S. Landa	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.17	Memorandum Agreement dated November 17, 2005, among Terry E. Landa, TATS, a Limited Liability Company, Gregory Johnston, RVision LLC, Eagle Lake Incorporated, and Howard S. Landa	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.18	Promissory Note dated November 17, 2005, for $63,250 payable to Terry E. Landa	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.19	Guaranty dated November 17, 2005, of Gregory Johnston for the benefit of Terry E. Landa	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.20	Promissory Note dated November 17, 2005, for $25,000 payable to TATS, a Limited Liability Company	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.21	Guaranty dated November 17, 2005, of Gregory Johnston for the benefit of TATS, a Limited Liability Company	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.22	Subordination Agreement dated November 3, 2005, among Eagle Lake Incorporated, RVision LLC, and Terrell W. Smith as representative for Howard S. Landa and Brian M. Kelly	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

II-14

10.23

Loan Extension Agreement dated November 30, 2005, between RVision LLC and Terrell W. Smith as representative for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA, and Brian M. Kelly

Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.24	Form of Indemnification Agreement for officers and directors with related schedule	This Amendment No. 4.

10.25	Lease dated April 8, 2002, between Arden Eagle Associates, Ltd. and RVision, LLC, plus addenda	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.26	Fifth at Laurel Corporate Centre Office Lease Agreement between Fifth & Laurel Associates, Landlord, and Custom Federal, Inc., Tenant, made October 4, 2004	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.27	Fifth at Laurel Corporate Centre Office Lease Agreement between Fifth & Laurel Associates, Landlord, and ISAP, Inc., Tenant, dated October 4, 2004	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.28	Assignment and Assumption of Lease and Consent of Landlord among ISAP, Inc., Tenant; Custom Federal, Inc., Assignee; and Fifth & Laurel Associates, Landlord, entered March 14, 2006	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

10.29	Indemnification Agreement between RVision, Inc. and Brian M. Kelly made March 10, 2006	Incorporated by reference from Amendment No. 1 to the registration statement on Form SB-2/A filed February 13, 2007, SEC File No. 333-135182.

10.30	Secured Convertible Promissory Note dated November 1, 2006, with related schedule	Incorporated by reference from Amendment No. 1 to the registration statement on Form SB-2/A filed February 13, 2007, SEC File No. 333-135182.

II-15

10.31	Security Agreement dated November 1, 2006	Incorporated by reference from Amendment No. 1 to the registration statement on Form SB-2/A filed February 13, 2007, SEC File No. 333-135182.

10.32	Warrant dated November 1, 2006, with related schedule	Incorporated by reference from Amendment No. 1 to the registration statement on Form SB-2/A filed February 13, 2007, SEC File No. 333-135182.

10.33	Registration Rights Agreement dated November 1, 2006, with related schedule	Incorporated by reference from Amendment No. 1 to the registration statement on Form SB-2/A filed February 13, 2007, SEC File No. 333-135182.

10.34	Secured Convertible Promissory Note, dated May 7, 2007 (with related schedule)	Incorporated by reference from Amendment No. 3 to the registration statement on Form SB-2/A filed June 15, 2007, SEC File No. 333-135182.

10.35	Securities Purchase Agreement, dated May 7, 2007 (with related schedule)	Incorporated by reference from Amendment No. 3 to the registration statement on Form SB-2/A filed June 15, 2007, SEC File No. 333-135182.

10.36	Security Agreement, dated May 7, 2007, with related exhibit	Incorporated by reference from Amendment No. 3 to the registration statement on Form SB-2/A filed June 15, 2007, SEC File No. 333-135182.

10.37

ISAP Sublease, dated April 1, 2006 (Master Lease, attached as Exhibit A to this sublease, and dated October 4, 2004, is incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182, listed as Exhibit 10.26)

Incorporated by reference from Amendment No. 3 to the registration statement on Form SB-2/A filed June 15, 2007, SEC File No. 333-135182.

II-16

10.38	Form of director options granted August 10, 2007	This Amendment No. 4.

10.39	Executive Employment Agreement dated September 30, 2007, between RVision, Inc., and Miles Mochizuki	This Amendment No. 4.

Item 21.	Subsidiaries of the Registrant
21.01	Schedule of Subsidiaries	Incorporated by reference from the registration statement on Form SB-2 filed June 21, 2006, SEC File No. 333-135182.

Item 23.	Consents of Experts and Counsel
23.01	Consent of Hansen, Barnett & Maxwell	This Amendment No. 4.

23.02	Consent of Kruse Landa Maycock & Ricks, LLC	Included in 5.01 above.

Item 24.	Power of Attorney
24.01	Power of Attorney for signatures to registration statement	Signature page to registration statement.

_______________

*

The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit, but no longer required.

II-17

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on October 17, 2007.

RVision, Inc.

(small business issuer)

By: /s/ Gregory E. Johnston

Gregory E. Johnston

Chief Executive Officer

By: /s/ Miles Mochizuki

Miles Mochizuki

Principal Accounting and Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Gregory E. Johnston

Gregory E. Johnston, Director

Dated October 17, 2007

/s/ Brian M. Kelly

Brian M. Kelly, Director

Dated October 17, 2007

[did not sign]

Ramer B. Holtan, Jr., Director

Dated October 17, 2007

[did not sign]

Swen A. Mortenson, Director

Dated October 17, 2007

/s/ Howard S. Landa

Howard S. Landa, Director

Dated October 17, 2007

II-18